    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2001

                                                      REGISTRATION NO. 333-61744
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                               AMENDMENT NO. 2 TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                         ALLIED WASTE INDUSTRIES, INC.
                        ALLIED WASTE NORTH AMERICA, INC.
                        SUBSIDIARY GUARANTORS LISTED ON
                         SCHEDULES A THROUGH HH HERETO
          (Exact names of registrants as specified in their charters)
                            ------------------------

           ALLIED WASTE INDUSTRIES, INC.                     ALLIED WASTE NORTH AMERICA, INC.
                     DELAWARE                                            DELAWARE
 (state or other jurisdiction of incorporation or    (state or other jurisdiction of incorporation or
                   organization)                                       organization)
                    88-0228636                                          86-0843596
       (I.R.S. Employer Identification No.)                (I.R.S. Employer Identification No.)

                                      4593
              (Primary Standard Industrial Classification Number.)
                            ------------------------
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (480) 627-2700
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                            ------------------------
                                 STEVEN M. HELM
                             VICE PRESIDENT, LEGAL
                         ALLIED WASTE INDUSTRIES, INC.
                  15880 NORTH GREENWAY-HAYDEN LOOP, SUITE 100
                           SCOTTSDALE, ARIZONA 85260
                                 (480) 627-2700
 (name, address, including zip code, and telephone number, including area code, of agent for service)
                            ------------------------
                                   COPIES TO:
                          THOMAS W. CHRISTOPHER, ESQ.
                    FRIED, FRANK HARRIS, SHRIVER & JACOBSON
                               ONE NEW YORK PLAZA
                            NEW YORK, NEW YORK 10004
                                 (212) 859-8000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED EXCHANGE OFFER: As soon as practicable after the effective date of this Registration Statement.

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
----------

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
----------

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED            PROPOSED
                                                                           MAXIMUM             MAXIMUM
             TITLE OF EACH CLASS OF                   AMOUNT TO        OFFERING PRICE         AGGREGATE           AMOUNT OF
          SECURITIES TO BE REGISTERED               BE REGISTERED        PER NOTE(1)       OFFERING PRICE     REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
8 7/8% Senior Notes due 2008....................    $600,000,000             100%           $600,000,000          $150,000
Guarantees of 8 7/8% Senior Notes due 2008......    $600,000,000             (2)                     (2)               (2)
--------------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended (the "Securities Act").

(2) No fee required pursuant to Rule 457(n) under the Securities Act.
                            ------------------------
    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                   SCHEDULE A
                             SUBSIDIARY GUARANTORS

                             Adrian Landfill, Inc.
                             ADS of Illinois, Inc.
                           Agri-tech, Inc. of Oregon
                        Alabama Recycling Services, Inc.
                         Alaska Street Associates, Inc.
                        Albany-Lebanon Sanitation, Inc.
                    Allied Waste Industries (Arizona), Inc.
                   Allied Waste Industries of Illinois, Inc.
                   Allied Waste Industries (Southwest), Inc.
                        Allied Waste of California, Inc.
                        Allied Waste of New Jersey, Inc.
                      Allied Waste Rural Sanitation, Inc.
                       Allied Waste Systems (Texas) Inc.
                  American Disposal Services of Illinois, Inc.
                   American Disposal Services of Kansas, Inc.
                 American Disposal Services of New Jersey, Inc.
               American Disposal Services of West Virginia, Inc.
                      American Disposal Transfer Services
                               of Illinois, Inc.
                       American Materials Recycling Corp.
                           American Sanitation, Inc.
                        American Transfer Company, Inc.
                      Apache Junction Landfill Corporation
                        Automated Modular Systems, Inc.
                           Belleville Landfill, Inc.
                    BFI Transfer Systems of New Jersey, Inc.
                     BFI Waste Systems of New Jersey, Inc.
                            Bio-Med of Oregon, Inc.
                             Borrego Landfill, Inc.
                      Brickyard Disposal & Recycling, Inc.
                  Browning-Ferris Industries, Inc. (MA corp.)
                 Browning-Ferris Industries of California, Inc.
                  Browning-Ferris Industries of Florida, Inc.
                 Browning-Ferris Industries of New Jersey, Inc.
                  Browning-Ferris Industries of New York, Inc.
                    Browning-Ferris Industries of Ohio, Inc.
                 Browning-Ferris Industries of Tennessee, Inc.
                          Bunting Trash Service, Inc.
                      Capitol Recycling and Disposal, Inc.
                               CC Landfill, Inc.
                                   CCAI, Inc.
                            C.C. Boyce & Sons, Inc.
                          CDF Consolidated Corporation
                             Celina Landfill, Inc.
                        Central Sanitary Landfill, Inc.
                  Chambers Development of North Carolina, Inc.
                            Champion Recycling, Inc.
                 Charter Evaporation Resource Recovery Systems
                          Cherokee Run Landfill, Inc.
                        Chestnut Equipment Leasing Corp.

                            Citizens Disposal, Inc.
                            City-Star Services, Inc.
                            Clarkston Disposal, Inc.
                             Cocopah Landfill, Inc.
                         Copper Mountain Landfill, Inc.
                             Corvallis Disposal Co.
                          County Disposal (Ohio), Inc.
                             County Landfill, Inc.
                          D & D Garage Services, Inc.
                              Dallas Disposal Co.
                          Delta Container Corporation

                             Delta Paper Stock Co.


                         Dempsey Waste Systems II, Inc.

                                 Dinverno, Inc.
                            Dowling Industries, Inc.
                         Eagle Industries Leasing, Inc.
                   ECDC Environmental of Humbolt County, Inc.
                              ECDC Holdings, Inc.
                     Elder Creek Transfer & Recovery, Inc.
                      Environmental Development Corp. (DE)
                       Environmental Reclamation Company
                               Environtech, Inc.
                       Evergreen Scavenger Service, Inc.
                                 Forward, Inc.
                      F.P. McNamara Rubbish Removal, Inc.
                        Fred Barbara Trucking Co., Inc.
                           G. Van Dyken Disposal Inc.
                            Garofalo Brothers, Inc.
               Garofalo Recycling and Transfer Station Co., Inc.
                                   GEK, Inc.
                          General Refuse Rolloff Corp.
                            Giordano Recycling Corp.
                          Golden Waste Disposal, Inc.
                          Grants Pass Sanitation, Inc.
                      Great Lakes Disposal Services, Inc.
                         Gulfcoast Waste Service, Inc.
                       Harland's Sanitary Landfill, Inc.
                            Illinois Landfill, Inc.
                       Illinois Recycling Services, Inc.
                            Imperial Landfill, Inc.
                          Independent Trucking Company
                          Ingrum Waste Disposal, Inc.
                   International Disposal Corp. of California
                             Jetter Disposal, Inc.
                            Joe Di Rese & Sons, Inc.
                         Keller Canyon Landfill Company

                             Keller Drop Box, Inc.
                        La Canada Disposal Company, Inc.
                           Lake Norman Landfill, Inc.
                     Lathrop Sunrise Sanitation Corporation
                           Lee County Landfill, Inc.
                              Loop Recycling, Inc.
                          Loop Transfer, Incorporated
                Louis Pinto & Son, Inc., Sanitation Contractors
                         Mamaroneck Truck Repair, Inc.
                            Manumit of Florida, Inc.
                          McInnis Waste Systems, Inc.
                        Medical Disposal Services, Inc.
                              Mesa Disposal, Inc.
                        Mississippi Waste Paper Company
                              MJS Associates, Inc.
                          Mountain Home Disposal, Inc.
                  NationsWaste Catawba Regional Landfill, Inc.
                               NationsWaste, Inc.
                                  Ncorp, Inc.
                    Newco Waste Systems of New Jersey, Inc.
                       New Morgan Landfill Company, Inc.
                           Noble Road Landfill, Inc.
                       Northeast Sanitary Landfill, Inc.
                        Northwest Waste Industries, Inc.
                       Oakland Heights Development, Inc.
                              Otay Landfill, Inc.
                          Ottawa County Landfill, Inc.
                                 Packman, Inc.
                         Palomar Transfer Station, Inc.
                               Paper Fibers, Inc.
                         Paper Recycling Systems, Inc.
                          Peltier Real Estate Company
                        Pittsburg County Landfill, Inc.
                             Portable Storage, Inc.
                         Price & Sons Recycling Company
                              Prime Carting, Inc.
                                  R. 18, Inc.
                         R.C. Miller Enterprises, Inc.
                        R.C. Miller Refuse Service, Inc.
                                   RCS, Inc.
                    Rabanco Connections International, Inc.
                         Rabanco Intermodal/B.C., Inc.
                                 Rabanco, Ltd.
                            Rabanco Recycling, Inc.
                       Rabanco Regional Landfill Company
                             Ramona Landfill, Inc.
                           Recycling Associates Inc.
                           Recycling Industries Corp.
                            Resource Recovery, Inc.
                        Ross Bros. Waste & Recycling Co.
                         Rossman Sanitary Service, Inc.
                             Roxana Landfill, Inc.
                              Royal Holdings, Inc.

                                  S & L, Inc.
                          Saline County Landfill, Inc.
                         Sangamon Valley Landfill, Inc.
                        Sanitary Disposal Service, Inc.
                             San Marcos NCRRF, Inc.
                          Sauk Trail Development, Inc.
                         Seattle Disposal Company, Inc.
                             Selas Enterprises Ltd.
                       Shred-All Recycling Systems, Inc.
                             Source Recycling, Inc.
                       Southwest Regional Landfill, Inc.
                                   SSWI, Inc.
                        Standard Disposal Services, Inc.
                     Standard Environmental Services, Inc.
                              Standard Waste, Inc.

                          Streator Area Landfill, Inc.

                             Suburban Carting Corp.
                            Suburban Transfer, Inc.
                            Suburban Warehouse, Inc.
                           Summit Waste Systems, Inc.
                             Sunset Disposal, Inc.
                         Sunset Disposal Service, Inc.
                            Sycamore Landfill, Inc.
                         Tate's Transfer Systems, Inc.
                      Tom Luciano's Disposal Service, Inc.
                       Total Solid Waste Recyclers, Inc.
                       Tri-State Recycling Services, Inc.
                          Tri-State Refuse Corporation
                            Trottown Transfer, Inc.
                         United Disposal Service, Inc.
                           United Waste Control Corp.
                    Upper Rock Island County Landfill, Inc.
                          USA Waste of Illinois, Inc.
                             Valley Landfills, Inc.
                         Vining Disposal Service, Inc.
                             Waste Associates, Inc.
                          Waste Control Systems, Inc.
                         Wayne County Landfill IL, Inc.
                                   WDTR, Inc.
                          Williamette Resources, Inc.
                         Williams County Landfill, Inc.
                            WJR Environmental, Inc.

                                   SCHEDULE B
                             SUBSIDIARY GUARANTORS

                                   AAWI, Inc.
                                   ADS, Inc.
                     Allied Acquisition Pennsylvania, Inc.
                          Allied Acquisition Two, Inc.
                   Allied Enviro Engineering, Inc. (TX corp.)
                         Allied Enviroengineering, Inc.
                           Allied Waste Alabama, Inc.
                           Allied Waste Company, Inc.
                     Allied Waste Hauling of Georgia, Inc.
                   Allied Waste Industries (New Mexico), Inc.
                    Allied Waste Industries of Georgia, Inc.
                      Allied Waste Industries of Northwest
                                 Indiana, Inc.
                   Allied Waste Industries of Tennessee, Inc.
                      Allied Waste Landfill Holdings, Inc.
                       Allied Waste of Long Island, Inc.
                     Allied Waste Services, Inc. (TX corp.)
                     Allied Waste Systems, Inc. (DE corp.)
                       Allied Waste Transportation, Inc.
                        American Disposal Services, Inc.
                  American Disposal Services of Missouri, Inc.
                               Area Disposal Inc.
                        Attwoods of North America, Inc.
                                Autoshred, Inc.
                             AWIN Management, Inc.
                               BFI Atlantic, Inc.

                            BFI International, Inc.

                               BFI Ref-Fuel, Inc.
                           BFI TransRiver (GP), Inc.
                    BFI Waste Systems of North America, Inc.
                    Browning-Ferris Financial Services, Inc.
                             Browning-Ferris, Inc.
                  Browning-Ferris Industries, Inc. (DE corp.)
                      Browning-Ferris Industries Chemical
                                 Services, Inc.
                  Browning-Ferris Industries of Illinois, Inc.
                         Browning-Ferris Services, Inc.
                           CECOS International, Inc.
                               City Garbage, Inc.
                          Containerized, Inc. of Texas
                             County Disposal, Inc.
                             Denver RL North, Inc.

                            EOS Environmental, Inc.
                          Kankeekee RDF Landfill, Inc.
                          Liberty Waste Holdings, Inc.
                             Macomb Landfill, Inc.
                      New Jersey Republic Contracts, Inc.
                          Omaha Hauling Company, Inc.
               Organized Sanitary Collectors and Recyclers, Inc.
                  Oscar's Collection Systems of Fremont, Inc.
                          Pinal County Landfill Corp.
                            PSI Waste Systems, Inc.
                              Risk Services, Inc.
                             S & S Recycling, Inc.
                             Southwest Waste, Inc.
                     Super Services Waste Management, Inc.
                          Taylor Ridge Landfill, Inc.
                     Tennessee Union County Landfill, Inc.
                              Tricil (N.Y.), Inc.
                                Wastehaul, Inc.
                        Waste Services of New York, Inc.
                        Woodlake Sanitary Service, Inc.

                                   SCHEDULE C
                             SUBSIDIARY GUARANTORS

                      Allied Waste Systems Holdings, Inc.

                                   SCHEDULE D
                             SUBSIDIARY GUARANTORS

                          Sand Valley Holdings, L.L.C.

                                   SCHEDULE E
                             SUBSIDIARY GUARANTORS

                            Allied Nova Scotia, Inc.

                                   SCHEDULE F
                             SUBSIDIARY GUARANTORS

                           AWIN Leasing Company, Inc.

                                   SCHEDULE G
                             SUBSIDIARY GUARANTORS

                   Allied Transfer Systems of New Jersey, LLC
                  Allied Waste of New Jersey -- New York, LLC
                      Allied Waste Sycamore Landfill, LLC
                    Allied Waste Systems of New Jersey, LLC
                        Anderson Regional Landfill, LLC
                         Anson County Landfill NC, LLC
                    BFI Waste Services of Massachusetts, LLC
                      BFI Waste Services of Tennessee, LLC
                      BFI Transfer Systems of Alabama, LLC
                        BFI Transfer Systems of DC, LLC
                      BFI Transfer Systems of Georgia, LLC
                   BFI Transfer Systems of Massachusetts, LLC
                     BFI Transfer Systems of Maryland, LLC
                     BFI Transfer Systems of Virginia, LLC

                            Bridgeton Landfill, LLC
                            Brundidge Landfill, LLC
                    Brunswick Waste Management Facility, LLC
                          Butler County Landfill, LLC
                             Chilton Landfill, LLC
                          Courtney Ridge Landfill, LLC
                              ECDC Logistics, LLC
                          Ellis Scott Landfill MO, LLC
                              Flint Hill Road, LLC
                           Forest View Landfill, LLC
                         Great Plains Landfill OK, LLC
                         Greenridge Waste Services, LLC
                          Greenridge Reclamation, LLC
                          Jefferson City Landfill, LLC
                          Lee County Landfill SC, LLC
                              Lemons Landfill, LLC
                           Metro Enviro Transfer, LLC
                          New York Waste Services, LLC
                            Northeast Landfill, LLC
                           Pinecrest Landfill OK, LLC

                             Show-Me Landfill, LLC

                            Southeast Landfill, LLC
                           Willow Ridge Landfill, LLC

                                   SCHEDULE H
                             SUBSIDIARY GUARANTORS

                         Consolidated Processing, Inc.

                                   SCHEDULE I
                             SUBSIDIARY GUARANTORS

                       BFI Waste Services of Indiana, LP
                        BFI Waste Services of Texas, LP
                        BFI Waste Systems of Indiana, LP
                         BFI Waste Systems of Texas, LP
                       BFI Transfer Systems of Texas, LP
                            Camelot Landfill TX, LP
                             Crow Landfill TX, L.P.
                         Ellis County Landfill TX, L.P.
                           Fort Worth Landfill TX, LP
                         Frontier Waste Services, L.P.
                           Greenwood Landfill TX, LP
                             Houston Towers TX, LP
                         Panama Road Landfill, TX, L.P.
                                Mars Road TX, LP
                            Mesquite Landfill TX, LP
                         Pleasant Oaks Landfill TX, LP
                           Royal Oaks Landfill TX, LP
                          Turkey Creek Landfill TX, LP

                                   SCHEDULE J
                             SUBSIDIARY GUARANTORS

                    Local Sanitation of Rowan County, L.L.C.

                                   SCHEDULE K
                             SUBSIDIARY GUARANTORS

                       BFI Energy Systems of Boston, Inc.
                      BFI Energy Systems of Plymouth, Inc.
                           BFI Trans River (LP), Inc.
                 Browning-Ferris Industries Asia Pacific, Inc.

                                   SCHEDULE L
                             SUBSIDIARY GUARANTORS

                        County Line Landfill Partnership
                          Illiana Disposal Partnership
                         Key Waste Indiana Partnership
                    Lake County C&D Development Partnership
                       Newton County Landfill Partnership
                 Springfield Environmental General Partnership

                                   SCHEDULE M
                             SUBSIDIARY GUARANTORS

                      Allied Gas Recovery Systems, L.L.C.
                              Allied Services, LLC
                              AWIN Leasing II, LLC
                            BFI Waste Services, LLC
                    BFI Waste Services of Pennsylvania, LLC

                                   SCHEDULE N
                             SUBSIDIARY GUARANTORS

                             D & L Disposal, L.L.C.
                           Envotech-Illinois, L.L.C.
                    Liberty Waste Services of McCook, L.L.C.

                                   SCHEDULE O
                             SUBSIDIARY GUARANTORS

                             E Leasing Company, LLC
                             H Leasing Company, LLC
                             N Leasing Company, LLC
                             S Leasing Company, LLC

                                   SCHEDULE P
                             SUBSIDIARY GUARANTORS

                      Evergreen Scavenger Service, L.L.C.
                   Liberty Waste Services of Illinois, L.L.C.
                         Packerton Land Company, L.L.C.

                                   SCHEDULE Q
                             SUBSIDIARY GUARANTORS

                     Liberty Waste Services Limited, L.L.C.

                                   SCHEDULE R
                             SUBSIDIARY GUARANTORS

                              Paper Fibres Company

                                   SCHEDULE S
                             SUBSIDIARY GUARANTORS

                            BFI Services Group, Inc.

                                   SCHEDULE T
                             SUBSIDIARY GUARANTORS

                            ECDC Environmental, L.C.

                                   SCHEDULE U
                             SUBSIDIARY GUARANTORS

                          Oklahoma City Landfill, LLC

                                   SCHEDULE V
                             SUBSIDIARY GUARANTORS

                               Rabanco Companies

                                   SCHEDULE W
                             SUBSIDIARY GUARANTORS

                                U.S. Disposal II

                                   SCHEDULE X
                             SUBSIDIARY GUARANTORS

                               Recycle Seattle II

                                   SCHEDULE Y
                             SUBSIDIARY GUARANTORS

                           Regional Disposal Company

                                   SCHEDULE Z
                             SUBSIDIARY GUARANTORS

                    Browning-Ferris Industries Europe, Inc.

                                  SCHEDULE AA
                             SUBSIDIARY GUARANTORS

                                   VHG, Inc.

                                  SCHEDULE BB
                             SUBSIDIARY GUARANTORS

                        Warner Hill Development Company

                                  SCHEDULE CC
                             SUBSIDIARY GUARANTORS

                      Allied Waste Holdings (Canada) Ltd.

                                  SCHEDULE DD
                             SUBSIDIARY GUARANTORS

                    Blue Ridge Landfill General Partnership
                   Green Valley Landfill General Partnership
                     Moorhead Landfill General Partnership

                                  SCHEDULE EE
                             SUBSIDIARY GUARANTORS

                    Jones Road Landfill and Recycling, Ltd.

                                  SCHEDULE FF
                             SUBSIDIARY GUARANTORS

                       BFI Waste Systems of Alabama, LLC
                       BFI Waste Systems of Arkansas, LLC
                       BFI Waste Systems of Georgia, LLC
                       BFI Waste Systems of Kentucky, LLC
                      BFI Waste Systems of Louisiana, LLC
                       BFI Waste Systems of Missouri, LLC
                     BFI Waste Systems of Mississippi, LLC
                    BFI Waste Systems of North Carolina, LLC
                       BFI Waste Systems of Oklahoma, LLC
                    BFI Waste Systems of Massachusetts, LLC
                     BFI Waste Systems of Pennsylvania, LLC
                    BFI Waste Systems of South Carolina, LLC
                      BFI Waste Systems of Tennessee, LLC
                       BFI Waste Systems of Virginia, LLC
                    BFI Transfer Systems of Mississippi, LLC
                   BFI Transfer Systems of Pennsylvania, LLC
                      General Refuse Service of Ohio, LLC
                        Webster Parish Landfill, L.L.C.

                                  SCHEDULE GG
                             SUBSIDIARY GUARANTORS

                            Pinehill Landfill TX, LP

                                  SCHEDULE HH
                             SUBSIDIARY GUARANTORS

                      Frontier Waste Services (Utah), LLC
                    Frontier Waste Services (Colorado), LLC
                  Frontier Waste Services of Louisiana, L.L.C.

PROSPECTUS

[ALLIED WASTE LOGO]

                        ALLIED WASTE NORTH AMERICA, INC.
                               EXCHANGE OFFER FOR

                                  $600,000,000
                          8 7/8% SENIOR NOTES DUE 2008

     We are offering to exchange 8 7/8% series B senior notes due 2008 for our currently outstanding 8 7/8% series A senior secured notes due 2008. The exchange notes are the same as the outstanding notes, except that the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer. The exchange notes will represent the same debt as the outstanding notes, and we will issue the exchange notes under the same indenture.

     The exchange notes will be fully guaranteed by our parent, Allied Waste Industries, Inc. In addition, the exchange notes will be guaranteed by substantially all of our subsidiaries so long as they continue to guarantee our credit facility. The notes and the guarantees will rank equal in right of payment to our current and future senior debt and will rank senior in right of payment to our current and future subordinated debt. So long as any of our indebtedness other than our credit facility is secured, the notes will be equally and ratably secured with such other indebtedness and our credit facility by the stock and assets of some of our subsidiaries.

     The principal features of the exchange offer are as follows:

     - Expires 5:00 p.m., New York City time, on             , 2001, unless
       extended.

     - We will exchange all outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer.

     - You may withdraw tendered outstanding notes at any time prior to the expiration of the exchange offer.

     - The exchange of outstanding notes for exchange notes pursuant to the exchange offer will be a tax-free event for United States federal tax purposes.

     - We will not receive any proceeds from the exchange offer.

     - We do not intend to apply for listing of the exchange notes on any securities exchange or automated quotation system.

     Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account though market-making or other trading activities must deliver a prospectus in any resale of the exchange notes.
                            ------------------------

     INVESTING IN THE EXCHANGE NOTES INVOLVES RISKS THAT ARE DESCRIBED IN THE "RISK FACTORS" SECTION BEGINNING ON PAGE 12 OF THIS PROSPECTUS.
                            ------------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                THE DATE OF THIS PROSPECTUS IS AUGUST   , 2001.

                               TABLE OF CONTENTS

Where You Can Find More Information.........................    2
Incorporation of Certain Documents By Reference.............    3
Forward-Looking Statements..................................    4
Summary.....................................................    5
Risk Factors................................................   12
Use of Proceeds.............................................   19
Capitalization..............................................   20
Description of the Exchange Notes...........................   23
The Exchange Offer..........................................   54
Certain United States Federal Tax Consequences..............   64
Plan of Distribution........................................   69
Validity of The Exchange Notes..............................   69
Experts.....................................................   69

In this prospectus:

     - "Allied NA" refers to Allied Waste North America, Inc., the issuer of the notes, and its direct and indirect subsidiaries;

     - "Allied" or "we," "us," or "our," refers to Allied Waste Industries, Inc., the parent of Allied NA, and its direct and indirect subsidiaries on a consolidated basis, including Allied NA; and

     - "Outstanding notes" refers to the 8 7/8% series A senior secured notes due 2008 that were issued on January 30, 2001 and "exchange notes" refers to the 8 7/8% series B senior notes due 2008 offered pursuant to this prospectus. We sometimes refer to the outstanding notes and the exchange notes collectively as the "notes."

     NO DEALER, SALESPERSON, OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH AN OFFER TO SELL OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THIS PROSPECTUS.

                      WHERE YOU CAN FIND MORE INFORMATION

     We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4, the "exchange offer registration statement," which term shall encompass all amendments, exhibits, annexes and schedules thereto, pursuant to the Securities Act of 1933 and the rules and regulations thereunder, which we refer to collectively as the Securities Act, covering the exchange notes being offered. This prospectus does not contain all the information in the exchange offer registration statement. For further information with respect to Allied, Allied NA, the guarantor subsidiaries and the exchange offer, reference is made to the exchange offer registration statement. Statements made in this prospectus as to the contents of any contract, agreement or other documents referred to are not necessarily complete. For a more complete understanding and description of each contract, agreement or other document filed as an exhibit to the exchange offer registration statement, we encourage you to read the documents contained in the exhibits.

     The indenture governing the outstanding notes provides that we or Allied NA will furnish to the holders of the notes copies of the periodic reports required to be filed by us or Allied NA with the SEC under the

Securities Exchange Act of 1934 and the rules and regulations thereunder, which we refer to collectively as the Exchange Act. Even if neither we nor Allied NA is subject to the periodic reporting and informational requirements of the Exchange Act, we or Allied NA will make such filings to the extent that such filings are accepted by the SEC. Furthermore, we will provide the trustee for the notes within 15 days after such filings with annual reports containing the information required to be contained in Form 10-K, and quarterly reports containing the information required to be contained in Form 10-Q promulgated by the Exchange Act. From time to time we will also provide such other information as is required to be contained in Form 8-K promulgated by the Exchange Act. If the filing of such information is not accepted by the SEC or is prohibited by the Exchange Act, we will then provide promptly upon written request copies of such reports to prospective purchasers of the notes.

     You may read and copy any document we file with the SEC at the SEC's public reference rooms in Washington, DC, New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at the SEC's web site at http://www.sec.gov and at the public reference room of the New York Stock Exchange, 20 Broad Street, New York, New York.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until all the securities offered under this prospectus are sold.


          (a) Allied's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed on March 27, 2001 and as amended on August 23, 2001;



          (b) Allied's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001, as filed on May 15, 2001 and as amended on August 23, 2001;



          (c) Allied's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001, filed August 14, 2001;



          (d) Allied's Current Report on Form 8-K, filed January 19, 2001;



          (e) Allied's Current Report on Form 8-K, filed January 25, 2001;



          (f) Allied's Current Report on Form 8-K, filed February 27, 2001;



          (g) Allied's Current Report on Form 8-K, filed May 14, 2001;



          (h) Allied's Current Report on Form 8-K, as filed on August 6, 2001 and as amended on August 7, 2001;



          (i) Allied's Current Report on Form 8-K, filed August 23, 2001;



          (j) Allied's Proxy Statement related to the annual meeting held on May 23, 2001, filed April 18, 2001; and



          (k) The audited consolidated financial statements of Browning-Ferris Industries Inc. for the years ended September 30, 1996, 1997 and 1998 filed as part of Allied's Current Report on Form 8-K filed July 19, 1999.


     Any statement contained herein, or in any documents incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purpose of this prospectus to the extent that a subsequent statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a copy of these filings, at no cost, by writing or telephoning us at Allied Waste Industries, Inc., 15880 North Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, telephone: (480) 627-2700,
Attention: Investor Relations. You may also obtain copies of these filings, at no cost, by accessing our website at http://www.alliedwaste.com; however, the information found on our website is not considered part of this prospectus. TO OBTAIN TIMELY DELIVERY OF ANY COPIES OF FILINGS REQUESTED, PLEASE WRITE OR
TELEPHONE NO LATER THAN             , 2001, TEN DAYS PRIOR TO THE EXPIRATION OF
THE EXCHANGE OFFER.

     This exchange offer is not being made to, nor will we accept surrenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

                           FORWARD-LOOKING STATEMENTS

     This prospectus contains both historical and forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements are not historical facts, but only predictions and generally can be identified by use of statements that include phrases such as "believe," "expect," "anticipate," "intend," "plan," "foresee" or other words or phrases of similar import. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. These forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Factors that could materially affect these forward-looking statements can be found in our periodic reports filed with the SEC. Potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements, including the factors described above under "Risk Factors" and are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements included in this document are made only as of the date of this prospectus and we undertake no obligation to publicly update these forward-looking statements to reflect new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events might or might not occur. We cannot assure you that projected results or events will be achieved.

                                    SUMMARY

     This summary highlights selected information from this prospectus, but does not contain all information that may be important to you. This prospectus includes or incorporates by reference specific terms of the exchange offer, as well as information regarding our business and detailed financial data. We encourage you to read the detailed information and financial statements appearing elsewhere or incorporated by reference in this prospectus.

                                  THE COMPANY

OVERVIEW


     We are the second largest, non-hazardous solid waste management company in the United States, and operate as a vertically integrated company that provides collection, transfer, disposal and recycling services for residential, commercial and industrial customers. We serve approximately 10 million customers through a network of 326 collection companies, 148 transfer stations, 167 active landfills and 70 recycling facilities within 39 states. We have organized our operations into eight geographic operating regions: Atlantic, Central, Great Lakes, Midwest, Northeast, Southeast, Southwest and West. Consistent with our vertical integration model, each region is organized into several operating districts and each district is comprised of specific site operations. The districts consist of a collection of stand-alone companies usually operating as a vertically integrated operation within a common marketplace. We reported revenues of approximately $5.7 billion, approximately $2.8 billion and approximately $1.4 billion for the year ended December 31, 2000 and for the six and three months ended June 30, 2001, respectively.


BUSINESS STRATEGY

     The major components of our business strategy consist of:

     - operating vertically integrated non-hazardous solid waste service businesses with a high rate of waste internalization, by which we mean transferring and disposing of waste we collect at our own landfills;

     - managing these businesses locally with a strong operations focus on customer service;

     - maintaining our market position through internal development and incremental acquisitions; and

     - maintaining the financial capacity, management capabilities and administrative systems and controls to support on-going operations and future growth.

INDUSTRY TRENDS

     Based on industry data, we estimate that the total 1999 revenues of the non-hazardous solid waste industry in the United States were approximately $40 billion. Although the non-hazardous solid waste industry has traditionally been very fragmented, particularly in the collection segment of the business, the industry has undergone cycles of consolidation. We believe that several factors will lead to continuing acquisitions and consolidation in the industry albeit at a slower pace than the last few years. Rising costs, regulatory complexities and increased capital requirements will create opportunities for large integrated public companies that have the requisite management expertise and ready access to capital.

     Generally, revenue growth within the industry has been a function of overall economic and population growth and changing demographics. Industry growth has also been impacted by changes in state and federal regulations, supply of and demand for disposal capacity and consumer awareness of environmental matters. While the companies within the industry provide essential services, their revenue growth has been, and will continue to be impacted by changes in general economic and industry specific trends.

RECENT DEVELOPMENTS

     On April 30, 2001, American Ref-Fuel Company LLC, a joint venture of Duke Energy North America and United American Energy Corporation, acquired our 100% ownership interest in the American Ref-Fuel Chester, Pennsylvania facility, our 50% interest in the Rochester, Massachusetts facility, and our 51% interest in American Ref-Fuel's marketing company. The ownership structure of the four remaining American Ref-Fuel facilities located in New York, New Jersey and Connecticut has been modified to give American Ref-Fuel Company operational control of those entities.


     In February 2001, we decided to accept an offer and sold certain of our non-integrated operations in the Northeast region for approximately $53 million. In consideration of our strategic business model and ongoing review of the operations, we determined that the sale of such assets would allow us to deploy proceeds from the sale to purchase more productive assets in other markets that improve our market density and internalization. Initially, the proceeds were used to repay debt, but later this year we anticipate redeploying the proceeds to purchase other assets. The carrying value of the assets sold was approximately $160 million at the time of the sale. In connection with this sale, we reflected a non-cash loss of approximately $107 million ($65 million, net of income tax benefit) as Non-cash Loss on Asset Sale in the reported results for the first quarter of 2001. Revenues and net operating income of the sold operations represent less than 1% of the Company's consolidated revenue and net operating income for the six months ended June 30, 2001. The assets were held for use and were not impaired at December 31, 2000 based on the criteria and analysis under Statement of Financial Accounting Standard No. 121 "Accounting for the Impairment of Long-lived Assets and Long-lived Assets to be Disposed of."


AMENDMENTS TO CREDIT FACILITY

     In connection with the closing of the issuance of the outstanding notes, we amended our credit facility to:

     - permit Allied NA and the guarantors to incur the debt under the notes and guarantees and to secure the notes and guarantees with the stock and assets of some of our subsidiaries;

     - change certain financial covenants to provide us with greater operating flexibility; and


     - provide for the reduction of the amount of available credit under our $1.5 billion revolving credit facility by $200 million to $1.3 billion upon the satisfactory release of the letters of credit associated with the American Ref-Fuel operations. This reduction in the revolving credit facility was effective as of June 29, 2001.


                                  THE OFFERING

     On January 30, 2001, we completed the offering of $600 million aggregate principal amount of 8 7/8% series A senior secured notes due 2008 exempt from registration under the Securities Act of 1933, as amended. We used the net proceeds of the offering to ratably repay portions of tranches A, B and C of the term loans under our credit facility and to pay related transaction fees.

Outstanding notes.............   We sold the outstanding notes to Credit Suisse
                                 First Boston Corporation, Chase Securities
                                 Inc., Salomon Smith Barney Inc., Deutsche Banc
                                 Alex. Brown Inc., Lehman Brothers Inc., UBS
                                 Warburg LLC, ABN AMRO Incorporated, Banc One
                                 Capital Markets Inc., CIBC World Markets Corp.,
                                 Credit Lyonnais Securities (USA) Inc., First
                                 Union Securities, Inc., Fleet Securities, Inc., and Scotia Capital (USA) Inc., the initial purchasers, on January 30, 2001. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United
                                 States in reliance on Regulation S under the Securities Act.

Registration rights
agreement.....................   In connection with the sale of the outstanding
                                 notes, we and the guarantor subsidiaries entered into a registration rights agreement with the initial purchasers. Under the terms of that agreement, we agreed to:

                                 - file a registration statement for the
                                   exchange offer and the exchange notes within 120 days after the issue date of the outstanding notes;

                                 - use our reasonable best efforts to cause the
                                   registration statement to become effective under the Securities Act within 210 days after the issue date of the outstanding notes;

                                 - use our reasonable best efforts to consummate
                                   the exchange offer within 45 days after the effective date of our registration statement, and

                                 - file a shelf registration statement for the
                                   resale of the outstanding notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances and use our reasonable best efforts to cause such registration statement to become effective under the Securities Act.

                                 If we do not meet one of these requirements, we must pay additional interest on the outstanding notes until we meet the requirement. The exchange offer is being made pursuant to the registration rights agreement and is intended to satisfy the rights granted under the registration rights agreement, which rights terminate upon completion of the exchange offer.

                               THE EXCHANGE OFFER

     The following is a brief summary of terms of the exchange offer. For a more complete description of the exchange offer, see "The Exchange Offer" in this prospectus.

Securities offered............   $600,000,000 aggregate principal amount of
                                 8 7/8% series B senior notes due 2008.

Exchange offer................   We are offering to exchange $1,000 principal
                                 amount of our 8 7/8% series B senior notes due
                                 2008, which have been registered under the
                                 Securities Act, for each $1,000 principal
                                 amount of our currently outstanding 8 7/8%
                                 series A senior secured notes due 2008. We will
                                 accept any and all outstanding notes validly
                                 tendered and not withdrawn prior to 5:00 p.m.,
                                 New York City time, on                , 2001.
                                 Holders may tender some or all of their
                                 outstanding notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000. The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

                                 - the exchange notes have been registered under
                                   the federal securities laws and will not bear any legend restricting their transfer;

                                 - the exchange notes bear a Series B
                                   designation and a different CUSIP number than the outstanding notes; and

                                 - the holders of the exchange notes will not be
                                   entitled to certain rights under the
                                   registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

                                 See "The Exchange Offer."

Transferability of exchange
notes.........................   We believe that you will be able to freely
                                 transfer the exchange notes without
                                 registration or any prospectus delivery
                                 requirement so long as you may accurately make the representations listed under "The Exchange
                                 Offer -- Transferability of the Exchange
                                 Notes." If you are a broker-dealer that
                                 acquired outstanding notes as a result of market-making or other trading activities, you must deliver a prospectus in connection with any resale of the exchange notes. See "Plan of Distribution."

Expiration date...............   The exchange offer will expire at 5:00 p.m.,
                                 New York City time, on             , 2001,
                                 unless we decide to extend the exchange offer.

Conditions to the exchange
offer.........................   Notwithstanding any other term of the exchange
                                 offer, we shall not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if

                                 - any action or proceeding is instituted or
                                   threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

                                 - any law, statute, rule, regulation or
                                   interpretation by the staff of the SEC is proposed, adopted or enacted, that, in our sole judgment, might impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

                                 - any governmental approval has not been
                                   obtained, that we believe, in our sole
                                   discretion, is necessary for the completion of the exchange offer as outlined in this prospectus.

                                 See "The Exchange Offer -- Conditions to the
                                 Exchange Offer."

Procedures for tendering
outstanding notes.............   If you wish to accept the exchange offer, you
                                 must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, in accordance with the instructions contained in this prospectus and in the letter of transmittal. You should then mail or otherwise deliver the letter of transmittal, or facsimile, together with the outstanding notes to be exchanged and any other required documentation, to the exchange agent at the address set forth in this prospectus and in the letter of transmittal.

                                 By executing the letter of transmittal, you will represent to us that, among other things:

                                 - you, or the person or entity receiving the
                                   related exchange note, are acquiring the exchange notes in the ordinary course of business;

                                 - neither you nor any person or entity
                                   receiving the related exchange notes is
                                   engaging in or intends to engage in a
                                   distribu-
                                   tion of the exchange notes within the meaning of the federal securities laws;

                                 - neither you nor any person or entity
                                   receiving the related exchange notes has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

                                 - neither you nor any person or entity
                                   receiving the related exchange notes is an "affiliate" of Allied NA or the guarantors, as that term is defined under Rule 405 of the Securities Act; and

                                 - you are not acting on behalf of any person or
                                   entity who could not truthfully make these statements.

                                 See "The Exchange Offer -- Procedures for
                                 Tendering Outstanding Notes" and "Plan of
                                 Distribution."

Effect of not tendering.......   Any outstanding notes that are not tendered or
                                 that are tendered but not accepted will remain subject to the restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. Upon the completion of the exchange offer, we will have no further obligations, except under limited circumstances, to provide for registration of the outstanding notes under the federal securities laws. See "The Exchange
                                 Offer -- Effect of Not Tendering."

Interest on the exchange notes
and the outstanding notes.....   The exchange notes will bear interest from the
                                 most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from January 30, 2001.
                                 Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the notes.

Withdrawal rights.............   Tenders of outstanding notes may be withdrawn
                                 at any time prior to 5:00 p.m., New York City time, on the expiration date.

Federal tax consequences......   There will be no federal income tax
                                 consequences to you if you exchange your outstanding notes for exchange notes in the exchange offer.

Use of proceeds...............   We will not receive any proceeds from the
                                 issuance of exchange notes pursuant to the exchange offer.

Exchange agent................   The U.S. Bank Trust National Association, the
                                 trustee under the indenture, is serving as exchange agent in connection with the exchange offer.

                          TERMS OF THE EXCHANGE NOTES

     The following is a brief summary of the terms of the exchange notes. The financial terms and covenants of the exchange notes are the same as the terms of the outstanding notes. For a more complete description of the terms of the exchange notes, see "Description of the Exchange Notes" in this prospectus.

Issuer........................   Allied Waste North America, Inc.

Securities offered............   $600,000,000 aggregate principal amount of
                                 8 7/8% Series B Senior Notes due 2008.

Maturity date.................   April 1, 2008.

Interest payment dates........   April 1 and October 1 of each year, commencing
                                 October 1, 2001.

Guarantees....................   The exchange notes will be fully guaranteed by
                                 Allied. In addition, the exchange notes will be guaranteed by substantially all of our subsidiaries so long as they continue to guarantee our credit facility. Certain of our subsidiaries will not guarantee the exchange notes. The non-guarantor subsidiaries represent in the aggregate less than 1% of our consolidated revenues and assets. If Allied NA cannot make payments on the exchange notes when they are due, Allied or the guarantor subsidiaries must make them instead. For a discussion of the risks relating to the guarantees, see "Risk Factors -- The notes may lose their subsidiary guarantees."


Collateral....................   So long as any of our senior indebtedness other
                                 than our credit facility is secured, the exchange notes will be equally and ratably secured with such other indebtedness and our credit facility by a pledge of the stock of substantially all of the subsidiaries of our subsidiary, Browning-Ferris Industries, Inc. or
                                 BFI, and a security interest in the assets of BFI and substantially all of its domestic subsidiaries. As of June 30, 2001, the collateral securing the notes would have also secured approximately $3.9 billion of other indebtedness outstanding under our approximately $5.1 billion credit facility and approximately $2.6 billion of other senior notes issued by Allied NA and BFI. The collateral securing the exchange notes will be held and controlled by a collateral trustee for the equal and ratable benefit of all the holders of our senior secured debt and the trustee for the indenture under which the exchange notes will be issued will not control the collateral. In addition, the collateral can be released and the notes can become unsecured under certain circumstances. For a discussion of the risks relating to the collateral securing the exchange notes, see "Risk
                                 Factors -- The indenture trustee will not control the collateral and the exchange notes may become unsecured or the collateral securing the exchange notes may be released or diluted under certain circumstances."


Ranking.......................   The exchange notes and the guarantees will be
                                 senior secured obligations and will be:

                                 - equal in right of payment to our current and
                                   future senior debt.

                                 - senior in right of payment to our current and
                                   future senior subordinated debt.

                                 - effectively subordinated to the debt under
                                   our credit facility to the extent such debt is secured by collateral that does not secure the exchange notes.

                                 In addition, the exchange notes and the
                                 guarantees will be effectively junior to any liabilities, including trade payables, of our non-guarantor subsidiaries.


                                 As of June 30, 2001, we had outstanding senior secured debt under our credit facility of approximately $3.9 billion, other outstanding senior secured debt, including the outstanding notes, of approximately $3.1 billion, outstanding industrial revenue bond obligations of approximately $300 million and outstanding senior subordinated debt of approximately $2.0 billion.

Optional redemption...........   We may redeem the exchange notes at any time,
                                 at the redemption price equal to the greater of:

                                 - 100% of their principal amount, or

                                 - the sum of the present values of the
                                   remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest.

Equity offering optional
redemption....................   Prior to April 1, 2004, we may redeem up to
                                 33 1/3% of the exchange notes with the proceeds of certain public offerings of equity at the price listed in the section "Description of the Exchange Notes -- Optional Redemption."

Offer to repurchase...........   If we sell certain assets or experience
                                 specific kinds of changes of control, each holder will have the right to require us to repurchase all or any part of such holder's exchange notes at the prices listed in the section "Description of the Exchange
                                 Notes -- Repurchase at the Option of Holders."

Change of control.............   Upon the occurrence of specified events, we
                                 will be required to make an offer to repurchase all outstanding exchange notes at a price equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to the date of repurchase. See "Description of Exchange Notes -- Change of Control."

Covenants.....................   The indenture related to the exchange notes
                                 will, among other things, restrict our ability and the ability of our subsidiaries to:

                                 - borrow money;

                                 - pay dividends on stock or purchase stock;

                                 - use assets as security in other transactions;
                                   and

                                 - sell certain assets or merge with or into
                                   other companies.

                                 Following the first date upon which the
                                 exchange notes achieve certain specified ratings, some covenants will no longer be applicable to the exchange notes.

                                 These covenants are subject to a number of important exceptions and qualifications. See "Description of Exchange Notes -- Certain Covenants."

Absence of a public market for
the exchange notes............   The exchange notes are new securities, for
                                 which there is currently no established trading market, and none may develop. Accordingly, there can be no assurance as to the development or liquidity of any market for the exchange notes. The initial purchasers of the outstanding notes have advised us that they intend to make a market in the exchange notes.
                                 However, they are not obligated to do so and may discontinue any market making with respect to the exchange notes at any time without notice. We do not intend to apply for listing of the exchange notes on any securities exchange or to arrange for any quotation system to quote them.

Risk factors..................   See "Risk Factors" for a discussion of factors
                                 you should carefully consider before deciding to invest in the exchange notes.

                                  RISK FACTORS

     You should carefully consider the following risks and all of the information set forth in this prospectus before participating in the exchange offer.

OUR SUBSTANTIAL INDEBTEDNESS COULD RESTRICT OUR OPERATIONS, MAKE US MORE VULNERABLE TO ADVERSE ECONOMIC CONDITIONS AND MAKE IT MORE DIFFICULT FOR US TO MAKE PAYMENTS ON OUR DEBT INCLUDING THE EXCHANGE NOTES.


     We have had and will continue to have a substantial amount of outstanding indebtedness with significant debt service requirements. As of June 30, 2001, we had approximately $9.3 billion of consolidated indebtedness. Of the total amount of indebtedness incurred by us, approximately $2.0 billion was subordinated debt. Earnings were sufficient to cover fixed charges for the year ended December 31, 2000 by $335.8 million, and earnings were sufficient to cover fixed charges for the six months ended June 30, 2001 by $81.3 million.


     Our substantial indebtedness could have important consequences to you. For example, it could:

     - make it more difficult for us to satisfy our obligations with respect to our debt;

     - require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, which would reduce the availability of our cash flow to fund working capital, capital expenditures and for other general corporate purposes;

     - increase our vulnerability to economic downturns and competitive pressures in the industry in which we operate;

     - increase our vulnerability to interest rate increases for the portion of unhedged debt under our credit facility;

     - place us at a competitive disadvantage compared to our competitors that have less debt in relation to cash flow;

     - limit our flexibility in planning for, or reacting to changes in our business and the industry in which we operate;

     - limit, among other things, our ability to borrow additional funds; and

     - subject us to financial and other restrictive covenants in our indebtedness. The failure to comply with these covenants could result in an event of default which, if not cured or waived, could have a material negative effect on us.


     We and our subsidiaries may be able to incur substantial additional indebtedness in the future. Under the indenture, we can incur approximately $2.1 billion of additional indebtedness as of June 30, 2001. Our revolving credit facility currently permits aggregate borrowings of up to $1.3 billion, and all of those borrowings would rank equal to the notes and the guarantees. Upon the satisfactory release of the letters of credit associated with the American Ref-Fuel operations, the amount of available credit under our revolving credit facility was reduced to $1.3 billion. The exchange notes will be effectively subordinated to the debt under our credit facility to the extent such debt is secured by collateral that does not secure the exchange notes.


TO SERVICE OUR INDEBTEDNESS, WE WILL REQUIRE A SIGNIFICANT AMOUNT OF CASH. OUR ABILITY TO GENERATE CASH DEPENDS ON MANY FACTORS BEYOND OUR CONTROL.

     Our ability to make payments on our indebtedness, including the exchange notes, will depend on our ability to generate cash flow in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control. Based on our current level of operations, we believe our cash flow from operations, available cash and available borrowings under our credit facility will be adequate to meet our liquidity needs for the foreseeable future.

     We cannot assure you, however, that our business will generate sufficient cash flow from operations, or that future borrowings will be available to us under our credit facility in an amount sufficient to enable us to pay our indebtedness, including these exchange notes, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including these exchange notes on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including our credit facility and these exchange notes, on commercially reasonable terms or at all.

WE MAY NOT BE ABLE TO FINANCE FUTURE NEEDS OR ADAPT OUR BUSINESS PLAN TO CHANGES BECAUSE OF RESTRICTIONS PLACED ON US BY OUR CREDIT FACILITY, THE INDENTURE AND THE INSTRUMENTS GOVERNING OUR OTHER INDEBTEDNESS.

     Our credit facility, the indenture and certain of the agreements governing our other indebtedness contain covenants that restrict our ability to make distributions or other payments to our investors and creditors unless certain financial tests or other criteria are satisfied. We must also comply with certain specified financial ratios and tests. In some cases, our subsidiaries are subject to similar restrictions which may restrict their ability to make distributions to us. In addition, our credit facility, the indenture and these other agreements contain additional affirmative and negative covenants, including limitations on our ability to incur additional indebtedness and to make acquisitions and capital expenditures which could affect our ability to operate our business. For example, the indenture for the exchange notes will restrict, among other things, our ability to incur additional debt, sell assets, create liens, or other encumbrances, make certain payments and dividends or merge or consolidate. All of these restrictions could affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise.

     If we do not comply with these or other covenants and restrictions contained in our credit facility, the indenture or the agreements governing our other indebtedness, we could be in default under those agreements, and the debt, together with accrued interest, could then be declared immediately due and payable. If we default under our credit facility, the lenders could cause all of our outstanding debt obligations under our credit facility to become due and payable, require us to apply all of our cash to repay the indebtedness or prevent us from making debt service payments on any other indebtedness we owe. If we are unable to repay any borrowings when due, the lenders under our credit facility could proceed against their collateral, which includes collateral securing the exchange notes and the guarantees. In addition, any default under our credit facility or agreements governing our other indebtedness could lead to an acceleration of debt under other debt instruments that contain cross acceleration or cross-default provisions. If the indebtedness under our credit facility, the $2.0 billion of senior subordinated notes issued in July 1999 in connection with our acquisition of BFI, the $850 million of BFI debt which we assumed in connection with the acquisition of BFI, or the $1.7 billion of senior notes issued in December 1998 is accelerated, we may not have sufficient assets to repay amounts due under our credit facility, the 1999 senior subordinated notes, the assumed BFI debt, the 1998 senior notes, the outstanding notes, the exchange notes or under other debt securities then outstanding. Our ability to comply with these provisions of our credit facility, the indenture and other agreements governing our other indebtedness may be affected by changes in the economic or business conditions or other events beyond our control.

YOUR RIGHT TO RECEIVE PAYMENTS ON THESE EXCHANGE NOTES COULD BE ADVERSELY AFFECTED IF ANY OF OUR NON-GUARANTOR SUBSIDIARIES DECLARE BANKRUPTCY, LIQUIDATE OR REORGANIZE.

     Most, but not all, of our subsidiaries will guarantee the exchange notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. The non-guarantor subsidiaries represent in the aggregate less than 1% of our consolidated revenues and assets.

THE INDENTURE TRUSTEE WILL NOT CONTROL THE COLLATERAL AND THE EXCHANGE NOTES MAY BECOME UNSECURED OR THE COLLATERAL SECURING THE EXCHANGE NOTES MAY BE DILUTED UNDER CERTAIN CIRCUMSTANCES.


     The exchange notes will be secured by a pledge of the stock of substantially all of the subsidiaries of our subsidiary, BFI, and a security interest in the assets of BFI and substantially all of its domestic subsidiaries. If our secured indebtedness other than our credit facility is repaid or becomes unsecured, however, the exchange notes will also become unsecured. In addition, the collateral securing the exchange notes also secures other senior debt. As of June 30, 2001, the collateral securing the exchange notes would have also secured $1.7 billion of notes issued by Allied NA which mature between 2004 and 2009, approximately $850 million of notes issued by BFI which mature between 2003 and 2035 and approximately $3.9 billion of debt under our credit facility. As of that date, the book value of the collateral was approximately $9.4 billion, which represents approximately 66% of our consolidated total assets. In the event that we are unable to make payments under our exchange notes and the trustee forecloses on the collateral, there may not be sufficient proceeds from the sale of the collateral to satisfy all outstanding payments under the exchange notes. Your rights to the collateral securing the exchange notes may be further diluted if we issue additional indebtedness secured by the same collateral.


     Furthermore, the collateral securing the exchange notes will be held and controlled by a collateral trustee for the equal and ratable benefit of all the holders of our senior secured debt. Decisions regarding the maintenance and release of the collateral will be made by the lenders under our credit facility and the trustee for the indenture under which the exchange notes will be issued will not control the collateral.

THE EXCHANGE NOTES MAY LOSE THEIR SUBSIDIARY GUARANTEES.

     The exchange notes will be fully guaranteed by Allied. In addition, the exchange notes will be guaranteed by substantially all of our subsidiaries so long as they continue to guarantee our credit facility. Therefore, in the event a subsidiary no longer guarantees our credit facility, that subsidiary will no longer guarantee our exchange notes.

WE HAVE A LIMITED OPERATING HISTORY WITH REGARD TO RECENTLY ACQUIRED BUSINESSES, AND WE MAY ENCOUNTER UNFORESEEN DIFFICULTIES.

     During 1998, 1999 and 2000, we acquired companies, including BFI, with combined annualized revenues of approximately $5.9 billion and sold operations with combined annualized revenues of approximately $1.2 billion. Thus, we have only a limited history of operating a significant portion of our business. It is also possible that we will acquire landfills, collection operations and transfer stations in the future. Although we believe we have substantially completed the integration of BFI, future acquisitions may pose integration problems and expected financial benefits and operational efficiencies may not be realized. Our failure to effectively integrate acquired operations could have a material negative effect on our future results of operations and financial position.

OUR BUSINESS STRATEGY MAY NOT BE SUCCESSFUL AND WE MAY HAVE POTENTIAL DIFFICULTIES IN OBTAINING SUITABLE LANDFILLS, COLLECTION OPERATIONS, TRANSFER STATIONS AND PERMITS AND/OR EXPANDING THE PERMITTED CAPACITY OF OUR EXISTING LANDFILLS.

     Over the long term, our ability to continue to sustain our current vertical integration strategy will depend on our ability to replace through acquisition or development of appropriate landfill capacity, collection operations and transfer stations. We cannot assure you that we will be able to replace such assets either timely or cost effectively or integrate acquisition candidates effectively or profitably. Further, we cannot assure you that we will be successful in expanding the permitted capacity of our current landfills once our landfill capacity is full. In such event, we may have to dispose collected waste at landfills operated by our competitors or haul the waste long distances at a higher cost to another of our landfills, which could significantly increase our waste disposal expenses.

     Acquisitions may increase our capital requirements because acquisitions require sizable amounts of capital, and competition with other solid waste companies that have a similar acquisition strategy may increase prices. If acquisition candidates are unavailable or too costly, we may need to change our business strategy. In addition, we cannot assure you that we will successfully obtain the permits we require to operate our business because permits to operate non-hazardous solid waste landfills and to expand the permitted capacity of existing landfills have become increasingly difficult and expensive to obtain. Permits often take years to obtain as a result of numerous hearings and compliance with zoning, environmental and other regulatory measures. These permits are also often subject to resistance from citizen or other groups. Our failure to obtain the required permits to operate non-hazardous solid waste landfills could have a material negative effect on our future results of operations.

THE SOLID WASTE INDUSTRY IS A CAPITAL INTENSIVE INDUSTRY THAT MAY CONSUME OUR CASH FROM OUR OPERATIONS AND BORROWINGS.

     Our ability to remain competitive, sustain our growth and operations and expand operations largely depends on our cash flow from operations and access to capital. We intend to fund our cash needs through cash flow from operations and borrowings under the credit facility, if necessary. However, we may require additional equity and/or debt financing for debt repayment obligations and to fund our growth. We spent approximately $488.4 million for capital expenditures and closure and post-closure and remediation expenditures related to our landfill operations for 2000, and we expect to spend approximately $745 million for these purposes in 2001. If we undertake more acquisitions or further expand our operations, the amount we expend on capital, closure and post-closure and remediation expenditures will increase. The increase in expenditures may result in low levels of working capital or require us to finance working capital deficits.

     Our cash needs will increase if the expenditures for closure and post-closure monitoring increase above the current reserves taken for these costs. Expenditures for these costs may increase as a result of any federal, state or local government regulatory action. These factors, together with those discussed above, could substantially increase our operating costs and therefore impair our ability to invest in our existing facilities or in new facilities.

     Our ability to pay our debt obligations or to refinance our indebtedness depends on our future performance. Our future performance may be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. We believe that our current available cash flow and borrowings available under our credit facility and other sources of liquidity will be sufficient to meet our anticipated future requirements for working capital, letters of credit, closure, post-closure and remediation expenditures, acquisition related expenditures and capital expenditures.

     We may need to refinance our credit facility, the 1999 senior subordinated notes, the assumed BFI debt, the 1998 senior notes, the outstanding notes, the exchange notes and/or other indebtedness to pay the principal amounts due at maturity. In addition, we may need additional capital to fund future acquisitions and the integration of solid waste businesses. We cannot assure you that our business will generate sufficient cash flow or that we will be able to obtain sufficient funds to enable us to pay our debt obligations and capital expenditures. In addition, we may be unable to refinance our debt obligations on commercially reasonable terms or at all.

WE COMPETE WITH LARGE COMPANIES AND MUNICIPALITIES WHICH MAY HAVE GREATER FINANCIAL AND OPERATIONAL RESOURCES. WE ALSO COMPETE WITH THE USE OF ALTERNATIVES TO LANDFILL DISPOSAL BECAUSE OF STATE REQUIREMENTS TO REDUCE LANDFILL DISPOSAL AND WE CANNOT ASSURE YOU THAT WE WILL CONTINUE TO OPERATE OUR LANDFILLS AT FULL CAPACITY.

     The non-hazardous waste collection and disposal industry is highly competitive. Our competitors include national, regional and local waste management companies and municipalities. The non-hazardous waste collection and disposal industry is led by three large national waste management companies:
Waste Management, Inc., our company, and Republic Services, Inc. It also includes numerous regional and local companies. Some of our competitors have greater financial and operational resources. In addition, many counties and municipalities that operate their own waste collection and disposal facilities have the benefits of tax-exempt financing and may control the disposal of waste collected within their jurisdictions.

     We encounter competition due to the use of alternatives to landfill disposal, such as recycling and incineration. Further, most of the states in which we operate landfills have adopted plans or requirements that will require counties to adopt comprehensive plans within the next few years to reduce the volume of solid waste deposited in landfills through waste planning, composting and recycling or other programs. State and local governments are increasingly mandating waste reduction at the source and prohibiting the disposal of certain types of wastes, such as yard wastes, at landfills. These trends may reduce the volume of waste going to landfills in certain areas. If this occurs, we cannot assure you that we will be able to operate our landfills at their full capacity or charge current prices for landfill disposal services due to the decrease in demand for services.

     We also encounter competition in our acquisition of landfills and collection operations. This competition is due to our competitors' interest in acquiring solid waste assets. As a result, we cannot assure you that we will be able to locate or acquire suitable acquisition candidates at economical prices and terms in the current markets we serve or new markets.

FEDERAL AND STATE STATUTES MAY ALLOW COURTS TO FURTHER SUBORDINATE OR VOID THE GUARANTEES. FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID OR SUBORDINATE GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee (1) issued the guarantee with the intent of hindering, delaying or defrauding any current or future creditor or contemplated insolvency with a design to favor one or more creditors to the total or partial exclusion of other creditors, or (2) received less than reasonably equivalent value or fair consideration for issuing its guarantee and:

     - was insolvent or rendered insolvent by reason of such incurrence; or

     - was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

     - intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.

     The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     On the basis of historical financial information, recent operating history and other factors, we believe that neither we nor the guarantors are insolvent, have unreasonably small capital for the business in which we are engaged or have incurred debts beyond the ability of each of us to pay such debts as they mature. However, we cannot assure you as to what standard a court would apply in making such determination or that a court would agree with our conclusions in this regard.

WE MAY NOT BE ABLE TO REPURCHASE NOTES UPON A CHANGE OF CONTROL WHICH WOULD BE AN EVENT OF DEFAULT UNDER THE INDENTURE.

     Upon the occurrence of certain specific kinds of change of control events, we will be required to offer to repurchase all outstanding notes, including the exchange notes. Our credit facility restricts us from repurchasing the notes without the approval of the lenders. In addition, it is possible that we will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in our credit facility will not allow such repurchases. Certain corporate events would also constitute a change of control under our credit facility which might not constitute a change of control under our other debt instruments, including these exchange notes. This would constitute an event of default under our credit facility, entitling the lenders to, among other things, cause all our outstanding debt obligations thereunder to become due and payable, and to proceed against their collateral, which includes the collateral securing the exchange notes and the guarantees. For example, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would constitute a change of control under our credit facility but would not constitute a change of control under the indenture.

LOSS OF KEY EXECUTIVES AND FAILURE TO ATTRACT QUALIFIED MANAGEMENT COULD LIMIT OUR GROWTH AND NEGATIVELY IMPACT OUR OPERATIONS.

     We depend highly upon our senior management team. We will continue to require operations management personnel with waste industry experience. We do not know the availability of such experienced management personnel or how much it may cost to attract and retain such personnel. The loss of the services of any member of senior management or the inability to hire experienced operations management personnel could materially adversely affect our operations and financial condition.

WE ARE SUBJECT TO COSTLY ENVIRONMENTAL REGULATIONS AND MAY HAVE FUTURE
LITIGATION.

     Our equipment, facilities, and operations are subject to extensive and changing federal, state, and local environmental laws and regulations relating to environmental protection and occupational health and safety. These include, among other things, laws and regulations governing the use, treatment, storage, and disposal of solid and hazardous wastes and materials, air quality, water quality and the remediation of contamination associated with the release of hazardous substances.

     Our compliance with regulatory requirements is costly. We are often required to enhance or replace our equipment and to modify landfill operations or, in some cases, to close landfills. We cannot assure you that we will be able to implement price increases sufficient to offset the cost of complying with these standards. In addition, environmental regulatory changes could accelerate or increase expenditures for closure and post-closure monitoring at solid waste facilities and obligate us to spend sums in addition to those presently accrued for such purposes.

     In addition to the costs of complying with environmental regulations, we are involved in administrative and judicial proceedings related to environmental matters. As a result, we may be required to pay fines or may lose certain permits and licenses. We also may have to defend ourselves against governmental agencies and surrounding landowners who assert claims alleging environmental damage, personal injury, property damage and/or violations of permits and licenses by us. A significant judgment against us, the loss of a significant permit or license or the imposition of a significant fine could have a material negative effect on our financial condition.

     Certain of our waste disposal operations traverse state and county boundaries. In the future, our collection transfer and landfill operations may also be affected by proposed federal legislation that authorizes the states to enact legislation governing interstate shipments of waste. Such proposed federal legislation may allow individual states to prohibit or limit importing out-of-state waste to be disposed of and may require states, under certain circumstances, to reduce the amount of waste exported to other states. If this or similar legislation is enacted in states in which we operate landfills that receive a significant portion of waste originating from out-of-state, our operations could be negatively affected. We believe that several states have proposed or have considered adopting legislation that would regulate the interstate transportation and disposal of waste in the states' landfills. Our collection, transfer and landfill operations may also be affected by "flow control" legislation which may be proposed in the United States Congress. This proposed federal legislation may allow states and local governments to direct waste generated within their jurisdiction to a specific facility for disposal or processing. If this or similar legislation is enacted, state or local governments with jurisdiction over our landfills could act to limit or prohibit disposal or processing of waste in our landfills.

WE MAY HAVE HAZARDOUS SUBSTANCES LIABILITY.

     We have been identified as a potentially responsible party at numerous sites under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or CERCLA. CERCLA has been interpreted to impose strict, joint and several liability on current and former owners or operators of a facility at which there has been a release or a threatened release of a "hazardous substance," on persons who arrange for the disposal of such substances at the facility and on persons who transport such substances to facilities selected by such persons. Hundreds of substances are defined as "hazardous" under CERCLA and their presence, even in minute amounts, can result in substantial liability. The statute provides for the remediation of contaminated facilities and imposes costs on the responsible parties. The expense of conducting such a cleanup can be significant. Notwithstanding our efforts to comply with applicable regulations and to avoid transporting and receiving hazardous substances, such substances may be present in waste collected by us or disposed of in our landfills, or in waste collected, transported or disposed of in the past by acquired companies. Cleanup liability may also arise under various state laws similar to CERCLA. As used in this prospectus, "non-hazardous waste" means substances that are not defined as hazardous waste under federal regulations.

THERE MAY BE POTENTIAL UNDISCLOSED LIABILITIES ASSOCIATED WITH OUR ACQUISITIONS.

     We may be exposed to liabilities that we fail or are unable to discover in connection with acquisitions. In connection with any acquisition made by us, there may be liabilities that we fail to discover or are unable to discover, including liabilities arising from non-compliance with environmental laws by prior owners and for which we, as the successor owner, may be responsible.

WE MAY BE UNINSURED AND/OR WE MAY BE UNDERINSURED FOR ENVIRONMENTAL LIABILITIES.

     We carry environmental impairment liability insurance for substantially all of our operations. As is typically the case in the solid waste industry, we are able to obtain only limited environmental impairment insurance regarding our operations. An uninsured or underinsured claim of sufficient magnitude would require us to fund such claim from cash flow generated by operations or borrowings under our credit facility or other sources of liquidity. We cannot assure you that we would be able to fund any such claim from cash provided by operations, our credit facility or elsewhere.

WE MAY BE AFFECTED BY ADVERSE WEATHER CONDITIONS.

     Our collection and landfill operations could be adversely affected by long periods of inclement weather which interfere with collection and landfill operations, delay the development of landfill capacity and/or reduce the volume of waste generated by our customers. In addition, certain of our operations may be temporarily suspended as a result of particularly harsh weather conditions. We cannot assure you that long periods of inclement weather will not have a material adverse effect on our future results of operations.

YOU MAY BE UNABLE TO SELL YOUR EXCHANGE NOTES IF A TRADING MARKET FOR THE EXCHANGE NOTES DOES NOT DEVELOP.

     The exchange notes will be new securities for which there is currently no established trading market, and none may develop. We do not intend to apply for listing of the exchange notes on any securities exchange or for quotation on any automated dealer quotation system. The liquidity of any market for the exchange notes will depend on the number of holders of the exchange notes, the interest of securities dealers in making a market in the exchange notes and other factors. The initial purchasers of the outstanding notes have indicated to us that they intend to make a market in the exchange notes, as permitted by applicable laws and regulations. However, the initial purchasers are under no obligation to do so. At their discretion, the initial purchasers could discontinue their market-making efforts at any time without notice. Accordingly, we cannot assure you as to the development or liquidity of any market for the exchange notes. If an active trading market does not develop, the market price and liquidity of the exchange notes may be adversely affected. If the exchange notes are traded, they may trade at a discount from their initial offering price depending upon prevailing interest rates, the market for similar securities, general economic conditions, our performance and business prospects and certain other factors.

CONSEQUENCES OF THE EXCHANGE OFFER ON NON-TENDERING HOLDERS OF THE OUTSTANDING NOTES

     In the event the exchange offer is completed, we will not be required to register any outstanding notes not tendered and accepted in the exchange offer. In that event, holders of outstanding notes seeking liquidity in their investment would have to rely on exemptions to the registration requirements under the securities laws, including the Securities Act, because the outstanding notes will continue to be subject to restrictions on transfer. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes. Following the exchange offer, none of the exchange notes will be entitled to the contingent increase in interest rate provided for (in the event of a failure to complete the exchange offer in accordance with the terms of the registration rights agreement) pursuant to the registration rights agreement.

                                USE OF PROCEEDS

     We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.

                                 CAPITALIZATION


     The consolidated cash and cash equivalents, current portion of long-term debt and capitalization data of Allied as of June 30, 2001 are derived from Allied's consolidated financial statements. This data should be read in conjunction with the consolidated financial statements of Allied and the related notes incorporated by reference in this prospectus.



                                                              AS OF JUNE 30, 2001
                                                              -------------------
                                                                  (UNAUDITED)
                                                                 (IN MILLIONS)
Cash and cash equivalents...................................       $   136.5
                                                                   =========
Long-term debt:
  Credit Facility:
     Revolving Credit Facility(1)...........................            93.0
     Tranche A Term Loan....................................         1,451.8
     Tranche B Term Loan....................................         1,083.5
     Tranche C Term Loan....................................         1,300.2
                                                                   ---------
     Total bank debt........................................         3,928.5
  Notes and Debentures:
     1998 senior notes, weighted average effective rate of
      8.05%.................................................         1,698.6
     The Notes..............................................           600.0
     BFI senior notes, weighted average effective rate of
      9.64%.................................................           735.9
     Solid waste revenue bond obligations...................           314.0
     Notes payable and obligations under capital leases.....            57.1
     1999 senior subordinated notes, effective rate of
      10.18%................................................         2,006.8
Current portion of long-term debt...........................            (9.5)
                                                                   ---------
     Total long-term debt, net of current portion...........       $ 9,331.4
                                                                   ---------
Stockholders' equity and preferred stock:
  Preferred stock...........................................       $ 1,131.7
  Other stockholders' equity................................           612.5
                                                                   ---------
          Total stockholders' equity and preferred stock....       $ 1,744.2
                                                                   ---------
          Total capitalization..............................       $11,075.6
                                                                   =========


---------------

(1) In connection with the issuance of the outstanding notes on January 30, 2001, we amended our credit facility to, among other things, provide for the reduction of the amount of available credit under our $1.5 billion revolving credit facility by $200 million to $1.3 billion upon the satisfactory release of the letters of credit associated with the American Ref-Fuel operations. On June 29, 2001, the reduction in the revolving credit facility was effective.

                            SELECTED FINANCIAL DATA


     The selected financial data presented below as of and for the five years ended December 31, 2000 are derived from our consolidated financial statements, which have been audited by Arthur Andersen LLP, independent public accountants. The selected financial data as of and for the six months ended June 30, 2000 and 2001 has been derived from unaudited condensed consolidated financial statements which are incorporated by reference into this prospectus. The selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and the notes thereto incorporated by reference in this prospectus. (All amounts are in thousands, except ratios, percentages and per share amounts.)



                                                                                                 FOR THE SIX MONTHS
                                                                                                        ENDED
                                                                                                      JUNE 30,
                                                                                               -----------------------
                                1996(1)     1997(1)        1998         1999         2000         2000         2001
                                --------   ----------   ----------   ----------   ----------   ----------   ----------
                                                                                                     (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Revenues......................  $619,548   $1,340,661   $1,575,612   $3,341,071   $5,707,485   $2,840,147   $2,766,703
Cost of operations............   386,001      777,289      892,273    1,948,964    3,280,027    1,660,077    1,579,565
Selling, general and
  administrative expenses.....   102,416      177,396      155,835      231,366      417,558      210,859      202,691
Depreciation and
  amortization................    63,638      131,658      149,260      273,368      450,794      226,581      228,635
Goodwill amortization.........     4,185       26,580       30,705      110,726      223,244      108,658      113,027
Acquisition related and
  unusual costs(2)............    96,508        3,934      317,616      588,855      100,841       56,926       12,747
Non-cash loss on asset sale...        --           --           --           --       26,486           --      107,011
                                --------   ----------   ----------   ----------   ----------   ----------   ----------
  Operating income (loss).....   (33,200)     223,804       29,923      187,792    1,208,535      577,046      523,027
Equity in earnings of
  unconsolidated affiliates...        --           --           --      (20,785)     (50,788)     (27,787)     (14,072)
Interest income...............    (2,479)      (1,765)      (4,030)      (7,212)      (4,127)      (1,342)      (3,797)
Interest expense..............    21,347      108,045       88,431      443,044      882,282      435,101      434,437
                                --------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) before income
    taxes.....................   (52,068)     117,524      (54,478)    (227,255)     381,168      171,074      106,459
Income tax expense
  (benefit)...................       354       40,277       43,773       (8,756)     237,540       95,642       59,580
Minority interest.............        --           --           --        2,751        5,975        2,779        2,719
                                --------   ----------   ----------   ----------   ----------   ----------   ----------
  Income (loss) before
    extraordinary losses and
    cumulative effect of
    change in accounting
    principle.................   (52,422)      77,247      (98,251)    (221,250)     137,653       72,653       44,160
Extraordinary losses, net of
  income tax benefit(3).......    13,887       53,205      124,801        3,223       13,266        6,484        9,453
Cumulative effect of change in
  accounting principle, net of
  income tax benefit(4).......        --           --           --       64,255           --           --           --
                                --------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income (loss)...........   (66,309)      24,042     (223,052)    (288,728)     124,387       66,169       34,707
Dividends on preferred
  stock.......................     1,073          381           --       27,789       68,452       33,489       35,620
                                --------   ----------   ----------   ----------   ----------   ----------   ----------
  Net income (loss) available
    to common shareholders....  $(67,382)  $   23,661   $ (223,052)  $ (316,517)  $   55,935   $   32,680   $     (913)
                                ========   ==========   ==========   ==========   ==========   ==========   ==========
OTHER DATA:
Adjusted EBITDA(5)............  $131,131   $  385,976   $  527,504   $1,160,741   $2,009,900   $  969,211   $  984,447
Adjusted EBITDA margin........        21%          29%          33%          35%          35%          34%          36%
Ratio of earnings to fixed
  charges(6)..................         *          1.5x           *            *          1.4x         1.3x         1.2x
Ratio of earnings to fixed
  charges and preferred stock
  dividends(6)................        --           --           --           **          1.3x         1.3x         1.1x
Diluted EPS before
  extraordinary losses and
  cumulative effect of change
  in accounting principles....  $   (.40)  $      .44   $     (.54)  $    (1.33)  $      .36   $      .20   $      .04

                                                                                                   AS OF JUNE 30,
                                                                                              -------------------------
                              1996         1997         1998         1999          2000          2000          2001
                           ----------   ----------   ----------   -----------   -----------   -----------   -----------
                                                                                                     (UNAUDITED)
BALANCE SHEET DATA:
Cash and cash
  equivalents............  $   70,015   $   33,320   $   39,742   $   121,405   $   122,094   $   139,206   $   136,507
Working capital
  (deficit)..............      26,410      (75,054)      45,031      (381,077)     (328,049)     (341,502)     (204,605)
Property and equipment,
  net....................     932,110    1,583,133    1,776,025     3,738,388     3,860,538     3,860,981     3,928,660
Goodwill, net............     888,648    1,082,750    1,327,470     8,238,929     8,717,438     8,660,479     8,562,206
Total assets.............   2,662,200    3,073,820    3,752,592    14,963,101    14,513,634    14,588,818    14,270,845
Long-term debt, less
  current portion........   1,283,327    1,492,360    2,118,927     9,240,291     9,635,124     9,854,586     9,331,354
Stockholders' equity,
  including preferred
  stock..................     385,218      962,465      930,074     1,639,555     1,767,659     1,706,745     1,744,161
Long-term debt, less
  current portion to
  total capitalization...          77%          61%          69%           85%           85%           85%           84%


---------------
(1) The selected financial data for the years ended December 31, 1996 and 1997 have been restated to reflect the acquisition of companies accounted for using the pooling-of-interests method for business combinations in 1998.

(2) Acquisition related and unusual costs relate to management's changes in strategic plans and restructuring resulting from acquisitions. The charges primarily consist of transaction or deal costs, employee severance and transition costs, changes in estimates relating to environmental, legal and regulatory compliance, restructuring costs related to the consolidation or relocation of operations, costs for the abandonment of non-revenue producing assets, provisions for losses on contractual obligations, and asset impairments.

(3) The extraordinary losses were incurred as a result of amounts paid for the early extinguishment of debt and the write-off of deferred debt issuance costs and other related costs.

(4) During the third quarter of 1999, we changed our method of accounting for capitalized interest. According to generally accepted accounting principles, this change is applied from the beginning of 1999. A charge for the cumulative effect of the change in accounting principle of $106.2 million ($64.3 million net of income taxes) was recorded effective January 1, 1999.

(5) Adjusted EBITDA reflects EBITDA before acquisition related and unusual costs and non-cash loss on asset sales. EBITDA is defined as earnings before interest, taxes, depreciation and amortization and is not a measure of operating income, operating performance or liquidity under GAAP.

(6) For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends, earnings consist of income before taxes and fixed charges (exclusive of preferred stock dividends). For purposes of calculating both ratios, fixed charges include interest expense and capitalized interest.


  * Earnings were insufficient to cover fixed charges by $65.5 million in 1996, $122.0 million in 1998 and $252.7 million in 1999.



 ** Earnings were insufficient to cover fixed charges and preferred stock dividends by $280.5 million in 1999.

                       DESCRIPTION OF THE EXCHANGE NOTES

     The exchange notes will be issued pursuant to a supplemental indenture dated as of January 30, 2001 to our Indenture dated December 23, 1998 (the "Indenture"), among Allied NA, Allied, as a Guarantor, the Subsidiary Guarantors and U.S. Bank Trust National Association, as Trustee (the "Trustee").

     The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended. The statements in this section of this prospectus relating to the notes and the Indenture are summaries and do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture (including the supplemental indenture thereto relating to the notes), including the definitions therein of certain terms. References to the "Indenture" in this description of the exchange notes include the supplemental indenture relating to the notes. Whenever defined terms or particular sections of the Indenture are referred to, such defined terms and sections are incorporated herein by reference. Copies of the Indenture and the Registration Rights Agreement referred to below (see "-- Registration Covenant; Exchange Offer") are available at the corporate trust office of the Trustee. The Security Agreements referred to under the caption "Security" define the terms of the pledges and other security interests that will secure the exchange notes.

     All references in this section to "Allied NA" refer solely to Allied Waste North America, Inc., the issuer of the notes, and to "Allied" refer solely to Allied Waste Industries, Inc., and not to their respective Subsidiaries. In addition, the terms "notes," "exchange notes" and "outstanding notes" do not include any other debt securities that Allied may issue from time to time pursuant to a separate supplement to the same indenture governing the notes.

GENERAL

     The Company issued the outstanding notes to the Initial Purchasers on January 30, 2001. The Initial Purchasers sold the outstanding notes to "qualified institutional buyers," as defined in Rule 144A under the Securities Act. The terms of the exchange notes are substantially identical to the terms of the outstanding notes. However, the exchange notes are not subject to transfer restrictions or registration rights unless held by certain broker-dealers, affiliates of the Company or certain other persons. See "The Exchange Offer -- Transferability of the Exchange Notes." In addition, the Company does not plan to list the exchange notes on any securities exchange or seek quotation on any automated quotation system. The outstanding notes are listed on Nasdaq's Portal system.

     The notes will be general obligations of Allied NA, secured by an equal and ratable security interest in the stock of substantially all of BFI's Subsidiaries and assets of BFI and its Restricted Subsidiaries to the extent granted as collateral for the BFI Notes, the Allied NA Senior Notes and any other indebtedness of Allied NA or any of its Restricted Subsidiaries other than the Credit Facility. The notes will be pari passu in right of payment to all other unsubordinated Debt of Allied NA, including Allied NA's obligations under the Credit Facility, but are effectively subordinated to borrowings under the Credit Facility to the extent that the collateral securing the Credit Facility, including all assets of Allied other than assets of BFI and its Restricted Subsidiaries, does not also secure the notes.

     Liens on the collateral securing the notes will be released to the extent such collateral no longer secures any indebtedness of Allied or its Restricted Subsidiaries (other than under the Credit Facility). In addition, the collateral securing the notes will be held and controlled by a collateral trustee for the equal and ratable benefit of all the holders of the Company's senior secured debt and the trustee for the Indenture will not control the collateral. Exchange notes in an aggregate principal amount of $600 million will be issued in this exchange offer. Additional notes may be issued from time to time under the Indenture, subject to the provisions of the Indenture, including those described below under the caption "-- Certain Covenants -- Limitation on Consolidated Debt." Any such additional notes may be part of the same class and series (including with respect to voting) as the exchange notes issued in this offering.

     The notes will be fully and unconditionally guaranteed on a senior basis by Allied (such guarantee, the "Parent Guarantee"). The notes will also be fully and unconditionally guaranteed by the existing Restricted

Subsidiaries of Allied NA, and Allied NA will covenant to cause any Restricted Subsidiaries acquired or created in the future that guarantee the Credit Facility to fully and unconditionally guarantee the notes, in each case jointly and severally on a senior basis (such guarantees, the "Subsidiary Guarantees" and, together with the Parent Guarantees, the "Senior Guarantees" of such guarantors, the "Subsidiary Guarantors"). The Senior Guarantees will be released under certain circumstances described below under "-- Guarantees."

     As of the date of the Indenture, all of Allied NA's Subsidiaries (other than the Insurance Subsidiaries and the entities formed in connection with the American Ref-Fuel transaction) will be Restricted Subsidiaries. Under certain circumstances, Allied NA will be able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants set forth in the Indenture. See
"-- Certain Covenants -- Limitation on Restricted Payments."

     The notes will be effectively subordinated to all existing and future indebtedness and other liabilities (including trade payables and capital lease obligations) of Allied NA's Subsidiaries (if any) that are Unrestricted Subsidiaries, including the Insurance Subsidiaries (and thus not Subsidiary Guarantors) and would be so subordinated to all existing and future indebtedness of the Subsidiary Guarantors if the Subsidiary Guarantees were avoided or subordinated in favor of the Subsidiary Guarantors' other creditors or if the Subsidiary Guarantors are released from their Subsidiary Guarantees as described under "-- Guarantees."

MATURITY, INTEREST AND PAYMENTS

     The notes will mature on April 1, 2008. The notes will bear interest at the rate per annum shown on the front cover of this prospectus from the date of original issuance (the "Issue Date") or from the most recent interest Payment Date to which interest has been paid or provided for, payable semi-annually on April 1 and October 1 of each year, commencing October 1, 2001, until the principal thereof is paid or made available for payment, to the Person in whose name the note (or any predecessor note) is registered at the close of business on the preceding March 15 or September 15, as the case may be. The notes will bear interest on overdue principal and premium (if any) and, to the extent permitted by law, overdue interest at the rate per annum shown on the front cover of this prospectus plus 2%. Interest on the notes will be computed on the basis of a 360-day year of twelve 30-day months.

     The principal of (and premium, if any) and interest on the exchange notes will be payable, and the transfer of notes will be registrable, at the office or agency of Allied NA in The Borough of Manhattan, The City of New York. In addition, payment of interest may, at the option of Allied NA, be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register, provided, however, that all payments of the principal (and premium, if any) and interest on notes the Holders of which have given wire transfer instructions to Allied NA or its agent at least 10 Business Days prior to the applicable payment date will be required to be made by wire transfer of immediately available funds to the accounts specified by such Holders in such instructions.

     No service charge will be made for any registration of transfer or exchange of notes, but Allied NA may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

OPTIONAL REDEMPTION

     The notes will not be subject to any redemption at the option of Allied NA except as set forth in the following paragraphs.

     The notes will be subject to redemption, at the option of Allied NA, in whole or in part, at any time, upon not less than 30 nor more than 60 days' notice mailed to each Holder of notes to be redeemed at such Holder's address appearing in the applicable Note Register, in amounts of $1,000 or an integral multiple of $1,000, at a Redemption Price equal to the greater of:

          (i) 100% of their principal amount or

          (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to maturity on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Yield plus 50 basis points, plus in each case accrued but unpaid interest to but excluding the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

     At any time, or from time to time, prior to April 1, 2004, up to 33 1/3% in aggregate principal amount of the notes originally issued under the Indenture will be redeemable, at the option of Allied NA, from the net proceeds of one or more Public Offerings of Capital Stock (other than Redeemable Interests) of Allied, at a Redemption Price equal to 108.875% of the principal amount thereof, together with accrued but unpaid interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption
Date); provided that the notice of redemption with respect to any such redemption is mailed within 30 days following the closing of the corresponding Public Offering.

SELECTION AND NOTICE

     If less than all the notes are to be redeemed, the particular notes to be redeemed will be selected not more than 60 days prior to the Redemption Date by the Trustee, from the outstanding notes not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiples thereof) of the principal amount of the applicable notes of a denomination larger than $1,000.

MANDATORY REDEMPTION

     Except as described below under "-- Repurchase at the Option of Holders -- Asset Dispositions" and "Change of Control," the notes will not have the benefit of any mandatory redemption or sinking fund obligations of Allied NA.

REPURCHASE AT THE OPTION OF HOLDERS

  ASSET DISPOSITIONS

     Allied NA may not make, and may not permit any Restricted Subsidiary to make, any Asset Disposition unless:

          (i) Allied NA (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the shares or the assets disposed of, as determined in good faith by the Board of Directors for any transaction (or series of transactions) involving in excess of $10 million and not involving the sale of equipment or other assets specifically contemplated by Allied NA's capital expenditure budget previously approved by the Board of Directors;

          (ii) at least 75% of the consideration received by Allied NA (or such Restricted Subsidiary) consists of:

             (u) cash or readily marketable cash equivalents,

             (v) the assumption of Debt or other liabilities reflected on the consolidated balance sheet of Allied NA and its Restricted Subsidiaries in accordance with generally accepted accounting principles (excluding Debt or any other liabilities subordinate in right of payment to the exchange notes) and release from all liability on such Debt or other liabilities assumed,

             (w) assets used in, or stock or other ownership interests in a Person that upon the consummation of such Asset Disposition becomes a Restricted Subsidiary and will be principally engaged in, the business of Allied NA or any of its Restricted Subsidiaries as such business is conducted immediately prior to such Asset Disposition,

             (x) any securities, notes or other obligations received by Allied NA or any such Restricted Subsidiary from such transferee that are contemporaneously (subject to ordinary settlement periods) converted by Allied NA or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of cash and Cash Equivalents received),

             (y) any Designated Noncash Consideration received pursuant to this clause (y) that is at the time outstanding, not to exceed 15% of Consolidated Total Assets at the time of the receipt of such Designated Noncash Consideration (with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value), or

             (z) any combination thereof; and

          (iii) 100% of the Net Available Proceeds from such Asset Disposition (including from the sale of any marketable cash equivalents received therein) are applied by Allied NA or a Restricted Subsidiary as follows:

             (A) first, within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Proceeds, to repayment of Debt of Allied NA or its Restricted Subsidiaries then outstanding under the Credit Facility which would require such application or which would prohibit payments pursuant to Clause (B) following;

             (B) second, to the extent Net Available Proceeds are not required to be applied as specified in Clause (A), to purchases of outstanding notes and other Debt of Allied NA that ranks pari passu in right of payment to the notes (on a pro rata basis based upon the outstanding aggregate principal amount thereof) pursuant to an offer to purchase (to the extent such an offer is not prohibited by the terms of the Credit Facility then in effect) at a purchase price equal to 100% of the principal amount thereof plus accrued interest to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the purchase date); and

             (C) third, to the extent of any remaining Net Available Proceeds following completion of such offer to purchase, to any other use as determined by Allied NA which is not otherwise prohibited by the
        Indenture: and

provided further that the 75% limitation referred to in clause (ii) above will not apply to any Asset Disposition if the consideration received therefrom, as determined in good faith by Allied NA's Board of Directors, is equal to or greater than what the after-tax proceeds would have been had the Asset Disposition complied with the aforementioned 75% limitation.

     Notwithstanding the foregoing, Allied NA will not be required to comply with the provisions of the Indenture described in Clause (iii) of the preceding paragraph:

          (i) if the Net Available Proceeds ("Reinvested Amounts") are invested or committed to be invested within one year from the later of the date of the related Asset Disposition or the receipt of such Net Available Proceeds in assets that will be used in the business of Allied NA or any of its Restricted Subsidiaries as such business is conducted prior to such Asset Disposition (determined by the Board of Directors in good faith) or

          (ii) to the extent Allied NA elects to redeem the notes with the Net Available Proceeds pursuant to any of the provisions described under "-- Optional Redemption."

     Notwithstanding the foregoing, Allied NA will not be required to comply with the requirements described in Clause (ii) of the second preceding paragraph if the Asset Disposition is an Excepted Disposition.

     Any offer to purchase required by the provisions described above will be effected by the sending of the written terms and conditions thereof (the "Offer Document"), by first class mail, to Holders of the notes within 30 days after the date which is one year after the later of the date of such Asset Disposition or the receipt of the related Net Available Proceeds. The form of the offer to purchase and the requirements that a Holder must satisfy to tender any senior note pursuant to such offer to purchase are substantially the same as those described below under "-- Change of Control."

  CHANGE OF CONTROL

     Within 30 days following the date Allied NA becomes aware of the consummation of a transaction that results in a Change of Control (as defined below), Allied NA will commence an offer to purchase all outstanding notes, at a purchase price equal to 101% of their aggregate principal amount plus accrued interest, if any, to the date of purchase (subject to the rights of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the date of purchase). Such obligation will not continue after a discharge of Allied NA or defeasance from its obligations with respect to the exchange notes. See "-- Defeasance."

     A "Change of Control" will be deemed to have occurred in the event that, after the date of the Indenture,

     (1) so long as Allied NA is a Subsidiary of Allied:

          (a) any Person, or any Persons (other than a Permitted Allied Successor, as defined below), acting together that would constitute a "Group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan), beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied,

          (b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having a sufficient number of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied such that such nominees, when added to any existing director remaining on the Board of Directors of Allied after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Allied, or

          (c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied immediately prior to such transaction (or series) receive:

             (i) solely Voting Stock of Allied (or its successor or parent, as the case may be),

             (ii) cash, securities and other property in an amount which could be paid by Allied NA as a Restricted Payment under the Indenture after giving pro forma effect to such transaction, or

             (iii) a combination thereof,

and the beneficial owners of the Voting Stock of Allied immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied (or in the case of a transaction (or series) in which another entity becomes a successor to, or parent of, Allied, of the successor or parent entity),

     (2) if Allied NA is not a Subsidiary of Allied:

          (a) any Person, or any Persons (other than a Permitted Allied Successor, as defined below), acting together that would constitute a "Group" (a "Group") for purposes of Section 13(d) of the Exchange Act, together with any Affiliates or Related Persons thereof (other than any employee stock ownership plan) beneficially own 50% or more of the total voting power of all classes of Voting Stock of Allied NA,

          (b) any Person or Group, together with any Affiliates or Related Persons thereof, succeeds in having sufficient of its nominees who have not been approved by the Continuing Directors elected to the Board of Directors of Allied NA such that such nominees, when added to any existing director remaining on the Board of Directors of Allied NA after such election who is an Affiliate or Related Person of such Person or Group, will constitute a majority of the Board of Directors of Allied NA, or

          (c) there occurs any transaction or series of related transactions other than a merger, consolidation or other transaction with a Related Business in which the shareholders of Allied NA immediately prior to such transaction (or series) receive:

             (i) solely Voting Stock of Allied NA (or its successor or parent, as the case may be),

             (ii) cash, securities and other property in an amount which could be paid by Allied NA as a Restricted Payment under the Indenture after giving pro forma effect to such transaction, or

             (iii) a combination thereof,

and the beneficial owners of the Voting Stock of Allied NA immediately prior to such transaction (or series) do not, immediately after such transaction (or series), beneficially own Voting Stock representing more than 50% of the total voting power of all classes of Voting Stock of Allied NA (or in the case of a transaction (or series) in which another entity becomes a successor to Allied NA, of the successor entity).

     Allied NA will comply with the requirements of Rule l4e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the exchange notes resulting from a Change of Control.

     The terms of the Credit Facility prohibit any repurchase of notes by Allied NA in the event of a Change of Control, unless all indebtedness then outstanding under the Credit Facility is first repaid. In order to repay such indebtedness and repurchase the notes, it may be necessary for Allied NA to recapitalize and/or refinance some or all of its outstanding indebtedness. There can be no assurance that such recapitalization or refinancing, if required, would be accomplished on favorable terms, in a timely manner or at all. Were any obligation of Allied NA to repurchase notes upon a Change of Control to result in a default under the Credit Facility, Allied NA may not have sufficient assets to satisfy its obligations under the Credit Facility and the Indenture. See "Risk Factors -- To service our indebtedness, we will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control."

     Within 30 days of a Change of Control, an Offer Document will be sent, by first class mail, to Holders of the notes, accompanied by such information regarding Allied NA and its Subsidiaries as Allied NA in good faith believes will enable such Holders to make an informed decision with respect to the offer to purchase, which at a minimum will include or incorporate by reference:

          (1) the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and contained in the documents required to be filed with the Trustee pursuant to the provisions described under "-- Certain
     Covenants -- Provision of Financial Information" below (which requirements may be satisfied by delivery of such documents together with the offer to purchase); and

          (2) any other information required by applicable law to be included therein.

     Each Offer Document will contain all instructions and materials necessary to enable Holders of the notes to tender such notes pursuant to the offer to purchase. Each Offer Document will also state:

          (1) that a Change of Control has occurred (or, if the offer to purchase is delivered in connection with an Asset Disposition, that an Asset Disposition has occurred) and that Allied NA will offer to purchase the Holder's notes;

          (2) the expiration date of the offer to purchase, which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer Document;

          (3) the Purchase Date for the purchase of notes which will be within five Business Days after the expiration date;

          (4) the aggregate principal amount of notes to be purchased (including, if less than 100%, the manner by which such purchase has been determined pursuant to the Indenture);

          (5) the purchase price; and

          (6) a description of the procedure which a Holder must follow to tender all or any portion of the notes.

     To tender any note, a Holder must surrender such note at the place or places specified in the Offer Document prior to the close of business on the expiration date (such note being, if Allied NA or the Trustee so requires, duly endorsed by, or accompanied by a written instrument or transfer in form satisfactory to Allied NA and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing). Holders will be entitled to withdraw all or any portion of notes tendered if Allied NA (or its Paying Agent) receives, not later than the close of business on the expiration date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the note and Holder tendered, the certificate number of the note the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender. Any portion of a note tendered must be tendered in an integral multiple of $1,000 principal amount.

SECURITY

     The notes will be secured by a first priority lien on:

          (1) all of the Capital Stock of BFI's domestic Restricted Subsidiaries (the "Domestic Pledged Stock");

          (2) 65% of the Capital Stock of BFI's foreign Restricted Subsidiaries(the "Foreign Pledged Stock"); and

          (3) all tangible and intangible assets (other than real property) currently owned by BFI and substantially all of its domestic Restricted Subsidiaries (collectively, the "Assets").

     The Domestic Pledged Stock, the Foreign Pledged Stock and the Assets are referred to collectively as the "Collateral."

     On January 25, 2001, BFI and its Subsidiaries that own the Collateral entered into an amendment to the Shared Collateral Pledge Agreement, dated July 30, 1999, among Allied NA, BFI and certain of its Subsidiaries and Chase Manhattan Bank, as collateral trustee thereunder (the "collateral trustee") (the "Pledge Agreement"), an amendment to the Shared Collateral Security Agreement, dated July 30, 1999, among Allied NA, BFI and certain of its Subsidiaries and the collateral trustee (the "Security Agreement"), and an amendment to the Collateral Trust Agreement, dated July 30, 1999, among Allied NA, BFI and certain of its Subsidiaries and the collateral trustee (together with the Pledge Agreement and the Security Agreement, the "Security Agreements") providing for the grant by BFI and its Subsidiaries to the collateral trustee for the ratable benefit of the Holders of the notes of a pledge of, or a security interest in, as the case may be, the Collateral.

     The Security Agreements will secure the payment and performance when due of all of the obligations of Allied NA under the Indenture, the notes and the Subsidiary Guarantees. The Collateral securing the notes will be held and controlled by the collateral trustee for the equal and ratable benefit of all the holders of the Company's senior secured debt and the Trustee for the Indenture will not control the Collateral.

     The security interests in the Collateral in favor of the notes will be released:

          (1) upon the full and final payment and performance of all obligations of Allied NA under the Indenture and the notes;

          (2) upon the release of the Lien on the Collateral securing the BFI Notes, the Allied NA Senior Notes and all other indebtedness of Allied and its Restricted Subsidiaries (other than under the Credit Facility); or

          (3) upon the sale of any such Collateral in accordance with the applicable provisions of the Indenture.


     At June 30, 2001, the Collateral securing the notes would have also secured $1.7 billion of notes issued by Allied NA which mature between 2004 and 2009, approximately $850 million of notes issued by BFI which mature between 2003 and 2035 and approximately $3.9 billion of debt under the Credit Facility.


     For a discussion of the risks relating to the Collateral securing the notes, see "Risk Factors -- The indenture trustee will not control the collateral and the exchange notes may become unsecured or the collateral securing the exchange notes may be released or diluted under certain circumstances."

GUARANTEES

     The Guarantors will, jointly and severally, on a senior basis, unconditionally guarantee the due and punctual payment of principal of (and premium, if any) and interest on the notes, when and as the same shall become due and payable, whether at the maturity date, by declaration of acceleration, call of redemption or otherwise.

     The Senior Guarantees of each Guarantor will remain in effect until the entire principal of, premium, if any, and interest on the notes shall have been paid in full or otherwise discharged in accordance with the provisions of the Indenture; provided, however, that if:

          (i) with respect to each Guarantor, the notes are defeased and discharged as described under Clause (A) under "-- Defeasance," or

          (ii) with respect to each Subsidiary Guarantor, such Subsidiary
     Guarantor:

             (x) ceases to be a Restricted Subsidiary, or

             (y) all or substantially all of the assets of such Subsidiary Guarantor or all of the Capital Stock of such Subsidiary Guarantor is sold (including by issuance, merger, consolidation or otherwise) by Allied NA or any of its Subsidiaries in a transaction constituting an Asset Disposition and the Net Available Proceeds from such Asset Disposition are used in accordance with the provisions described under "-- Repurchase at the Option of Holders -- Asset Dispositions," or

             (z) ceases to be a guarantor under, or to pledge any of its assets to secure obligations under, the Credit Facility,

then in each case of (i) and (ii) above, such Guarantor or the corporation acquiring such assets (in the event of a sale or other disposition of all or substantially all of the assets of such Subsidiary Guarantor) shall be released and discharged of its Senior Guarantee obligations.

CERTAIN COVENANTS

  CHANGES IN COVENANTS WHEN NOTES RATED INVESTMENT GRADE

     Following the first date upon which the notes are rated the following: (i) Baa3 or better by Moody's Investors Service, Inc. ("Moody's") and BB+ or better by Standard & Poor's Ratings Group ("S&P"); or (ii) BBB -- or better by S&P and Ba1 or better by Moody's (a "Rating Event") (or, in any case, if such person ceases to rate the notes for reasons outside of the control of Allied NA, the equivalent investment grade credit rating from any other "nationally recognized statistical rating organization" (within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act) selected by Allied NA as a replacement agency) (the "Rating Event Date") (and provided no Event of Default or event that with notice or the passage of time would constitute an Event of Default shall exist on the Rating Event Date), the covenants specifically listed under "-- Repurchase at the Option of Holders -- Asset Dispositions," "-- Certain
Covenants -- Limitation

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

on Consolidated Debt," "-- Limitation on Restricted Payments," "-- Limitations Concerning Distributions by Subsidiaries, Etc.," "-- Limitation on Transactions with Affiliates and Related Persons" and "-- Unrestricted Subsidiaries" in this prospectus will no longer be applicable to the notes.

     There can be no assurance that a Rating Event Date will occur or, if one occurs, that the notes will continue to maintain an investment grade rating. In addition, at no time after a Rating Event Date will the provisions and covenants contained in the Indenture at the time of the issuance of the notes that cease to be applicable after the Rating Event Date be reinstated.

     The Indenture contains, among others, the following covenants:

  LIMITATION ON CONSOLIDATED DEBT

     Allied NA may not incur any Debt and may not permit Restricted Subsidiaries to Incur any Debt or issue Preferred Stock unless, immediately after giving effect to the Incurrence of such Debt or issuance of such Preferred Stock and the receipt and application of the proceeds thereof, the Consolidated EBITDA Coverage Ratio of Allied NA for the four full fiscal quarters next preceding the Incurrence of such Debt or issuance of such Preferred Stock, calculated on a pro forma basis if such Debt had been Incurred or such Preferred Stock had been issued and the proceeds thereof had been received and so applied at the beginning of the four full fiscal quarters, would be greater than 2.0 to 1.0.

     Without regard to the foregoing limitations, Allied NA or any restricted Subsidiary of Allied NA may Incur the following Debt:

          (i) Debt under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the amount permitted to be borrowed thereunder,

          (ii) Debt evidenced by the notes and the Guarantees;

          (iii) Debt owed by Allied NA to any Restricted Subsidiary or Debt owed by a Restricted Subsidiary to Allied NA or to a Restricted Subsidiary; provided, however, that in the event that either:

             (x) Allied NA or the Restricted Subsidiary to which such Debt is owed transfers or otherwise disposes of such Debt to a Person other than Allied NA or another Restricted Subsidiary, or

             (y) such Restricted Subsidiary ceases to be a Restricted Subsidiary, the provisions of this Clause (iii) shall no longer be applicable to such Debt and such Debt shall be deemed to have been incurred at the time of such transfer or other disposition or at the time such Restricted Subsidiary ceases to be a Restricted Subsidiary,

          (iv) Debt outstanding on the date of the Indenture;

          (v) Debt incurred in connection with an acquisition, merger or consolidation transaction permitted under the provisions of the Indenture described under "-- Mergers, Consolidations and Certain Sales of Assets," which Debt:

             (A) was issued by a Person prior to the time such Person becomes a Restricted Subsidiary in such transaction (including by way of merger or consolidation with Allied NA or another Restricted Subsidiary) and was not issued in contemplation of such transaction, or

             (B) is issued by Allied NA or a Restricted Subsidiary to a seller in connection with such transaction, in an aggregate amount for all such Debt issued pursuant to the provisions of the Indenture described under this Clause (v) and then outstanding does not exceed 7.5% of the Consolidated Total Assets of Allied NA at the time of such Incurrence;

          (vi) Debt consisting of Permitted Interest Rate or Currency Protection Agreements;

          (vii) Debt Incurred to renew, extend, refinance or refund any outstanding Debt permitted in the preceding paragraph or in Clauses (i) through (v) above or Incurred pursuant to this clause (vii); provided, however, that such Debt does not exceed the principal amount of Debt so renewed, extended, refinanced or refunded (plus the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs relating to the Debt so renewed, extended, refinanced or refunded); and

          (viii) Debt not otherwise permitted to be Incurred pursuant to clauses
     (i) through (vii) above, which, in aggregate amount, together with the aggregate amount of all other Debt previously Incurred pursuant to the provisions of the Indenture described under this Clause (viii) and then outstanding, does not exceed 7.5% of the Consolidated Total Assets of Allied NA at the time of such Incurrence.

  LIMITATION ON RESTRICTED PAYMENTS

     Allied NA may not, and may not permit any Restricted Subsidiary to, directly or indirectly:

          (i) declare or pay any dividend, or make any distribution, of any kind or character (whether in cash, property or securities) in respect of the Capital Stock of Allied NA or any Restricted Subsidiary or to the Holders thereof in their capacity as such, excluding:

             (x) any dividends or distributions to the extent payable in shares of the Capital Stock of Allied NA (other than Redeemable Interests) or in options, warrants or other rights to acquire the Capital Stock of Allied NA (other than Redeemable Interests),

             (y) dividends or distributions by a Restricted Subsidiary to Allied NA or another Wholly-Owned Restricted Subsidiary, and

             (z) the payment of pro rata dividends by a Restricted Subsidiary to Holders of both minority and majority interests in such Restricted Subsidiary;

          (ii) purchase, redeem or otherwise acquire or retire for value:

             (a) any Capital Stock of Allied NA or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of Allied NA, or

             (b) any options, warrants or rights to purchase or acquire shares of Capital Stock of Allied NA or any Capital Stock of or other ownership interests in any Subsidiary or any Affiliate or Related Person of Allied NA,

     excluding, in each case of (a) and (b), the purchase, redemption, acquisition or retirement by any Restricted Subsidiary of any of its Capital Stock, other ownership interests or options, warrants or rights to purchase such Capital Stock or other ownership interests, in each case, owned by Allied NA or a Wholly-Owned Restricted Subsidiary;

          (iii) make any Investment that is not a Permitted Investment; or

          (iv) redeem, defease, repurchase, retire or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, Debt of Allied NA that is subordinate in right of payment to the notes, (each of the transactions described in Clauses (i) through (iv) being a "Restricted Payment"), if:

             (1) an Event of Default, or an event that with the lapse of time or the giving of notice, or both, would constitute an Event of Default, shall have occurred and be continuing; or

             (2) Allied NA would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such Restricted Payment, not have been permitted to Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under "-- Limitation on Consolidated Debt" above; or

             (3) upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments (excluding Restricted Payments permitted by Clauses (ii), (iii), (iv), and (vi) of the next succeeding paragraph) from the date of the Indenture (the amount so expended, if other than in cash, determined in good faith by the Board of Directors) exceeds the sum, without duplication, of:

                (a) 50% of the aggregate Consolidated Net Income (or, in case Consolidated Net Income shall be negative, less 100% of such deficit) for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the date of the Indenture to the end of Allied NA's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment;

                (b) 100% of the aggregate net cash proceeds from the issuance and sale to Allied of Capital Stock (other than Redeemable Interests) of Allied NA and options, warrants or other rights to acquire Capital Stock (other than Redeemable Interests and Debt convertible into Capital Stock) of Allied NA and the principal amount of Debt and Redeemable Interests of Allied NA that has been converted into Capital Stock (other than Redeemable Interests) of Allied NA after the date of the Indenture, provided that any such net proceeds received by Allied NA from an employee stock ownership plan financed by loans from Allied NA or a Subsidiary of Allied NA shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination;

                (c) 50% of any dividends received by Allied NA or a Wholly-Owned Restricted Subsidiary after the date of the Indenture from an Unrestricted Subsidiary of Allied NA; and

                (d) $300 million.

     The foregoing covenant will not be violated by reason of

          (i) the payment of any dividend within 60 days after declaration thereof if at the declaration date such payment would have complied with the foregoing covenant;

          (ii) any refinancing or refunding of Debt permitted if such refinancing or refunding is permitted pursuant to clause (vii) of the second paragraph under "-- Limitation on Consolidated Debt" above;

          (iii) the purchase, redemption or other acquisition or retirement for value of any Debt or Capital Stock of Allied NA or any options, warrants or rights to purchase or acquire shares of Capital Stock of Allied NA in exchange for, or out of the net cash proceeds of, the substantially concurrent issuance or sale (other than to a Restricted Subsidiary of Allied NA) of Capital Stock (other than Redeemable Interests) of Allied NA; provided that the amount of any such net cash proceeds that are utilized for any such purchase, redemption or other acquisition or retirement for value shall be excluded from Clause (3)(b) in the foregoing paragraph;

          (iv) the repurchase, redemption, defeasance, retirement, refinancing or acquisition for value or payment of principal of any subordinated Debt or Capital Stock through the issuance of new subordinated Debt or Capital Stock of Allied NA;

          (v) the repurchase of any subordinated Debt at a purchase price not greater than 101% of the principal amount of such subordinated Debt in the event of a Change of Control pursuant to a provision similar to the "-- Repurchase at the Option of Holders -- Change of Control" covenant; provided that prior to such repurchase Allied NA has made the Change of Control Offer as provided in such covenant with respect to the exchange notes and repurchased all exchange notes validly tendered for repayment in connection with such Change of Control Offer;

          (vi) the purchase or redemption of any Debt from Net Available Proceeds to the extent permitted under "-- Repurchase at the Option of Holders -- Asset Dispositions"; and

          (vii) payments pursuant to the Intercompany Agreements.

     Upon the designation of any Restricted Subsidiary as an Unrestricted Subsidiary, an amount equal to the greater of the book value and the fair market value of all assets of such Restricted Subsidiary at the end of Allied NA's most recently ended fiscal quarter for which internal financial statements are available prior to such designation will be deemed to be a Restricted Payment at the time of such designation for purposes of calculating the aggregate amount of Restricted Payments (including the Restricted Payment resulting from such designation) permitted under provisions described in the second preceding paragraph.

  LIMITATIONS CONCERNING DISTRIBUTIONS BY SUBSIDIARIES, ETC.

     Allied NA may not, and may not permit any Restricted Subsidiary to, suffer to exist any consensual encumbrance or restriction on the ability of such Restricted Subsidiary:

          (i) to pay, directly or indirectly, dividends or make any other distributions in respect to its Capital Stock or other ownership interests or pay any Debt or other obligation owed to Allied NA or any other Restricted Subsidiary;

          (ii) to make loans or advances to Allied NA or any other Restricted Subsidiary; or

          (iii) to sell, lease or transfer any of its property or assets to Allied NA or any Wholly-Owned Restricted Subsidiary.

     The preceding restrictions will not apply to any encumbrance or restriction existing pursuant to:

          (a) the notes, the Indenture, the Senior Guarantees or any other agreement in effect on the date of the Indenture;

          (b) the Credit Facility, including any Guarantees of or Liens securing the Debt Incurred thereunder;

          (c) an agreement relating to any Debt Incurred by such Subsidiary prior to the date on which such Subsidiary was acquired by Allied NA and outstanding on such date and not incurred in anticipation of becoming a Subsidiary;

          (d) an agreement which has been entered into for the pending sale or disposition of all or substantially all of the Capital Stock, other ownership interests or assets of such Subsidiary, provided that such restriction terminates upon consummation or abandonment of such disposition and upon termination of such agreement;

          (e) customary non-assignment provisions in leases and other agreements entered into in the ordinary course of business;

          (f) restrictions contained in any security agreement (including a capital lease) securing Debt permitted to be Incurred under the Indenture that impose restrictions of the nature described in Clause (iii) above on the property subject to the Lien of such security agreement;

          (g) an agreement effecting a renewal, extension, refinancing or refunding of Debt incurred pursuant to an agreement referred to in Clause
     (a), (b) or (f) above; provided, however, that the provisions relating to such encumbrance or restriction contained in such renewal, extension, refinancing or refunding agreement are no more restrictive in any material respect than the provisions contained in the agreement it replaces, as determined in good faith by the Board of Directors; or

          (h) resulting from applicable corporate law or regulation relating to the payment of dividends or distributions.

  LIMITATION ON LIENS

     Allied may not, and Allied NA may not, permit any of its Restricted Subsidiaries to, create, Incur, assume or otherwise cause or suffer to exist or become effective any Lien (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired to secure Debt of Allied, Allied NA or any of its Restricted Subsidiaries.

  LIMITATION ON TRANSACTIONS WITH AFFILIATES AND RELATED PERSONS

     The Indenture will provide that Allied NA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Allied NA (each of the foregoing, an "Affiliate Transaction"), unless:

          (a) such Affiliate Transaction is on terms that are no less favorable to Allied NA or such Restricted Subsidiary than those that would have been obtained in a comparable transaction by Allied NA or such Restricted Subsidiary with an unrelated Person and

          (b) Allied NA delivers to the Trustee, with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10,000,000, either:

             (i) a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (a) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; or

             (ii) an opinion as to the fairness to Allied NA or such Restricted Subsidiary, as the case may be, of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

     Notwithstanding the foregoing, the following items shall not be deemed to be Affiliate Transactions:

          (a) customary directors' fees, indemnification or similar arrangements or any employment agreement or other compensation plan or arrangement entered into by Allied NA or any of its Restricted Subsidiaries in the ordinary course of business including ordinary course loans to employees not to exceed:

             (i) $5,000,000 outstanding in the aggregate at any time, and

             (ii) $2,000,000 to any one employee and consistent with the past practice of Allied NA or such Restricted Subsidiary;

          (b) loans by Allied NA and its Restricted Subsidiaries to employees of Allied or any of its Subsidiaries in connection with management incentive plans not to exceed $25,000,000 at any time outstanding, provided that such limitation shall not apply to loans the proceeds of which are used to purchase common stock of:

           (i) Allied NA from Allied NA, or

             (ii) Allied from Allied if and to the extent that Allied utilizes the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of Allied NA;

          (c) transactions between or among Allied NA and/or its Restricted Subsidiaries;

          (d) payments of customary fees by Allied NA or any of its Restricted Subsidiaries to investment banking firms and financial advisors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which are approved by a majority of the Board of Directors in good faith;

          (e) any agreement as in effect on the date of the Indenture or any amendment thereto (so long as such amendment is not disadvantageous to the Holders of the notes in any material respect) or any transaction contemplated thereby; and

          (f) Restricted Payments that are permitted by the provisions of the Indenture described under the caption "-- Limitation on Restricted Payments."

  PROVISION OF FINANCIAL INFORMATION

     Whether or not Allied is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) will file with the SEC the annual reports, quarterly reports and other documents which Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which Allied NA would have been required so to file such documents if Allied NA were so required. Allied NA shall also in any event:

          (a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) filed with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) were required to comply with such Sections, and

          (b) if filing such documents by Allied NA (or Allied for so long as Allied NA is a Wholly-Owned Subsidiary of Allied) with the SEC is not permitted under the Exchange Act, promptly upon written request supply copies of such documents to any prospective Holder.

  UNRESTRICTED SUBSIDIARIES

     Allied NA at any time may designate any Person that is a Subsidiary, or after the date of the Indenture becomes a Subsidiary, of Allied NA as an "Unrestricted Subsidiary," whereupon (and until such Person ceases to be an Unrestricted Subsidiary) such Person and each other Person that is then or thereafter becomes a Subsidiary of such Person will be deemed to be an Unrestricted Subsidiary. In addition, Allied NA may at any time terminate the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary, whereupon such Subsidiary and each other Subsidiary of Allied NA (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary.

     Notwithstanding the foregoing, no change in the status of a Subsidiary of Allied NA from a Restricted Subsidiary to an Unrestricted Subsidiary or from an Unrestricted Subsidiary to a Restricted Subsidiary will be effective, and no Person may otherwise become a Restricted Subsidiary, if:

          (i) in the case of any change in status of a Restricted Subsidiary to an Unrestricted Subsidiary, the Restricted Payment resulting from such change, would violate the provisions of the Indenture described under Clause (3) of the first paragraph under "-- Limitation on Restricted Payments" above; or

          (ii) such change or other event would otherwise result (after the giving of notice or the lapse of time, or both) in an Event of Default.

     In addition and notwithstanding the foregoing, no Restricted Subsidiary of Allied NA may become an Unrestricted Subsidiary, and the status of any Unrestricted Subsidiary as an Unrestricted Subsidiary will be deemed to have been immediately terminated (whereupon such Subsidiary and each other Subsidiary of Allied NA (if any) of which such Subsidiary is a Subsidiary will be a Restricted Subsidiary) at any time when:

          (i) such Subsidiary:

             (A) has outstanding Debt that is Unpermitted Debt (as defined below), or

             (B) owns or holds any Capital Stock of or other ownership interests in, or a Lien on any property or other assets of, Allied NA or any of its Restricted Subsidiaries; or

          (ii) Allied NA or any other Restricted Subsidiary:

             (A) provides credit support for, or a Guaranty of, any Debt of such Subsidiary, including any undertaking, agreement or instrument evidencing such Debt, or

             (B) is directly or indirectly liable on any Debt of such Subsidiary. Any termination of the status of an Unrestricted Subsidiary as an Unrestricted Subsidiary pursuant to the preceding sentence will be deemed to result in a breach of this covenant in any circumstance in which Allied NA would not be permitted to change the status of such Unrestricted Subsidiary to the status of a Restricted Subsidiary pursuant to the provision of the Indenture described under the preceding paragraph.

     "Unpermitted Debt" means any Debt of a Subsidiary of Allied NA if:

          (x) a default thereunder (or under any instrument or agreement pursuant to or by which such Debt is issued, secured or evidenced) or any right that the Holders thereof may have to take enforcement action against such Subsidiary or its property or other assets, would permit (whether or not after the giving of notice or the lapse of time or both) the Holders of any Debt of Allied NA or any other Restricted Subsidiary to declare the same due and payable prior to the date on which it otherwise would have become due and payable or otherwise to take any enforcement action against Allied NA or any such other Restricted Subsidiary, or

          (y) such Debt is secured by a Lien on any property or other assets of Allied NA and any of its other Restricted Subsidiaries.

     Each Person that is or becomes a Subsidiary of Allied NA will be deemed to be a Restricted Subsidiary at all times when it is a Subsidiary of Allied NA that is not an Unrestricted Subsidiary. Each Person that is or becomes a Wholly-Owned Subsidiary of Allied NA shall be deemed to be a Wholly-Owned Restricted Subsidiary at all times when it is a Wholly-Owned Subsidiary of Allied NA that is not an Unrestricted Subsidiary.

MERGERS, CONSOLIDATIONS AND CERTAIN SALES OF ASSETS

     Allied NA (i) may not consolidate with or merge into any Person; (ii) may not permit any Person other than a Restricted Subsidiary to consolidate with or merge into Allied NA; and (iii) may not, directly or indirectly, in one or a series of transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of the properties and assets of Allied NA and its Subsidiaries on a consolidated basis; unless, in each case (i), (ii) and (iii) above:

          (1) immediately before and after giving effect to such transaction (or series) and treating any Debt Incurred by Allied NA or a Subsidiary of Allied NA as a result of such transaction (or series) as having been incurred by Allied NA of such Subsidiary at the time of the transaction (or series), no Event of Default, or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default, shall have occurred and be continuing;

          (2) in a transaction (or series) in which Allied NA does not survive or in which Allied NA transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its properties and assets, the successor entity is a corporation, partnership, limited liability company or trust and is organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly assumes, by a supplemental Indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all Allied NA's obligations under the Indenture;

          (3) if such transaction (or series) occurs prior to the occurrence of a Rating Event Date, either:

             (x) Allied NA or the successor entity would, at the time of such transaction (or series) and after giving pro forma effect thereto as if such transaction (or series) had occurred at the beginning of the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), have been permitted to

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

        Incur at least $1.00 of additional Debt pursuant to the Consolidated EBITDA Coverage Ratio test set forth in the first paragraph under "-- Certain Covenants -- Limitation on Consolidated Debt" above or

             (y) the Consolidated EBITDA Coverage Ratio of Allied NA or the successor entity for the most recently ended four full fiscal quarter period for which internal financial statements are available immediately preceding the date of such transaction (or series), calculated on a pro forma basis as if such transaction (or series) had occurred at the beginning of such four full fiscal quarter period, would be no less than such Consolidated EBITDA Coverage Ratio, calculated without giving effect to such transaction or series or any other transactions (or series) that is subject to the provisions of the Indenture described in this paragraph and that occurred after the date that is twelve months before the date of such transaction (or series);

          (4) if, as a result of any such transaction, property or assets of Allied NA or any Restricted Subsidiary of Allied NA would become subject to a Lien prohibited by the "-- Certain Covenants -- Limitation on Liens" covenant, Allied NA or the successor entity will have secured the exchange notes as required by such covenant; and

          (5) Allied NA has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in the Indenture.

EVENTS OF DEFAULT

     The following will be Events of Default under the Indenture:

          (a) failure to pay any interest on any note issued under the Indenture when due, continued for 30 days;

          (b) failure to pay principal of (or premium, if any, on) any note issued under the Indenture when due;

          (c) failure to perform or comply with the provisions described under "-- Mergers, Consolidations and Certain Sales of Assets" or the provisions described under "-- Repurchase at the Option of Holders -- Asset Dispositions" and "-- Change of Control";

          (d) failure to perform any other covenant or warranty of Allied NA or any Guarantor in such Indenture or the notes issued thereunder, continued for 60 days after written notice from Holders of at least 10% in principal amount of the outstanding notes issued under the Indenture as provided in the Indenture;

          (e) a default or defaults under any bonds, debentures, notes or other evidences of, or obligations constituting, Debt by Allied NA, any Guarantors or any Restricted Subsidiary or under any mortgages, indentures, instruments or agreements under which there may be issued or existing or by which there may be secured or evidenced any Debt of Allied NA, the Guarantor or any Restricted Subsidiary with a principal or similar amount then outstanding, individually or in the aggregate, in excess of $50 million, whether such Debt now exists or is hereafter created, which default or defaults constitute a failure to pay any portion of the principal or similar amount of such Debt when due and payable after the expiration of any applicable grace period with respect thereto or will have resulted in such Debt becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable;

          (f) the rendering of a final judgment or judgments (not subject to appeal) against Allied NA, the Parent Guarantor or any of its Restricted Subsidiaries in an aggregate amount in excess of $50 million which remains unstayed, undischarged or unbonded for a period of 60 days thereafter; and

          (g) certain events of bankruptcy, insolvency or reorganization affecting Allied NA, Allied or any Restricted Subsidiary of Allied NA.

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders of notes issued under the Indenture, unless such Holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee and certain other conditions provided in the Indenture, the Holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the notes or exercising any trust or power conferred on the Trustee with respect to the notes.

     If an Event of Default (other than an Event of Default of the type described in Clause (g) above) occurs and is continuing, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes, including the exchange notes, may accelerate the maturity of all of the notes, and if an Event of Default of the type described in Clause (g) above occurs, the principal of and any accrued interest on the notes then outstanding will become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of the outstanding notes, including the exchange notes, may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture. For information as to waiver of defaults, see "-- Modification and Waiver."

     No Holder of any note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder has previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding notes, including the exchange notes, have made a written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as Trustee, and the Trustee has not received from the Holders of a majority in aggregate principal amount of outstanding notes, including the exchange notes, a direction inconsistent with such request and has failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Holder of a note for enforcement of payment of the principal of (and premium, if any) or interest on such note on or after the respective due dates expressed in such note.

     In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of Allied NA with the intention of avoiding payment of the premium that Allied NA would have had to pay if Allied NA then had elected to redeem the notes issued thereunder pursuant to the provisions described above under "-- Optional Redemption," an equivalent premium will also become and be immediately due and payable upon the acceleration of such notes.

     Allied NA will be required to furnish to the Trustee annually a statement as to the performance by Allied NA of certain of its obligations under the Indenture and as to any default in such performance. Allied NA will be required to deliver to the Trustee, as soon as possible and in any event within 30 days after Allied NA becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default, and the action which Allied NA proposes to take with respect thereto.

DEFEASANCE

     The Indenture will provide that with respect to the notes (A) if applicable, Allied NA will be discharged from any and all obligations in respect of the outstanding notes, including the exchange notes, or (B) if applicable, Allied NA may omit to comply with certain restrictive covenants, and that such omission will not be deemed to be an Event of Default under the Indenture with respect to the notes, in either case (A) or (B) upon irrevocable deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent certified public accountants to pay the principal of and premium, if any, and each installment of interest, if any, of the outstanding notes, including the exchange notes. With respect to clause (B), the obligations under the Indenture with respect to the notes other than with respect to such covenants and the Events of Default other than the Event of Default relating to such covenants above will remain in full force and effect. Such trust may only be established if, among other things:

          (i) with respect to clause (A), Allied NA has received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the Opinion of Counsel provides that Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; or, with respect to clause (B), Allied NA has delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the notes will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

          (ii) no Event of Default (or event that with the passing of time or the giving of notice, or both, will constitute an Event of Default) shall have occurred or be continuing;

          (iii) Allied NA has delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940; and

          (iv) certain other customary conditions precedent are satisfied.

     In the event Allied NA omits to comply with its remaining obligations under the Indenture and the notes after a defeasance of the Indenture with respect to the notes as described under Clause (B) above and the notes are declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations on deposit with the Trustee may be insufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, Allied NA will remain liable in respect of such payments.

MODIFICATION AND WAIVER

     Modifications and amendments of the Indenture with respect to the notes may be made by Allied NA and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the outstanding notes, including the exchange notes, with respect to the notes; provided, however, that no such modification or amendment may, without the consent of the Holder of each such outstanding note, including each such exchange note, affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of interest on, any such note;

          (b) reduce the principal amount of (or the premium, if any), or interest on, any such note;

          (c) change the place or currency of payment of principal of, (or premium, if any) or interest on, any such note;

          (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such note;

          (e) reduce the above stated percentage of outstanding notes, including the exchange notes, necessary to modify or amend the Indenture;

          (f) reduce the percentage of aggregate principal amount of outstanding notes, including the exchange notes, necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults thereunder; or

          (g) modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants with respect to the notes, except as otherwise specified.

     The Holders of a majority in aggregate principal amount of the outstanding notes, including the exchange notes, may waive compliance by Allied NA with certain restrictive provisions of the Indenture with respect to the notes. The Holders of a majority in aggregate principal amount of the outstanding notes, including the exchange notes, may waive any past default under the Indenture with respect to the exchange notes, except a default in the payment of principal (or premium, if any) or interest.

CERTAIN DEFINITIONS

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     "Acquired Business" means (a) any Person at least a majority of the capital stock or other ownership interests of which is acquired after the date hereof by Allied NA or a Subsidiary of Allied NA and (b) any assets constituting a discrete business or operating unit acquired on or after the date hereof by Allied NA or a Subsidiary of Allied NA.

     "Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Allied NA Senior Notes" means the 7 3/8%, 7 5/8% and 7 7/8% Senior Notes issued December 23, 1998 by Allied NA.

     "Allied NA Waste Group" means, collectively, Allied, Allied NA and their respective Subsidiaries, and a member of the Allied NA Waste Group means Allied, Allied NA and each of their respective Subsidiaries.

     "Apollo" means Apollo Management IV, L.P. or its Permitted Transferees (exclusive of the Allied NA Waste Group).

     "Asset Disposition" by any Person that is Allied NA or any Restricted Subsidiary means any transfer, conveyance, sale, lease or other disposition by Allied NA or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any Restricted Subsidiary with, into or to another Person in a transaction in which such Subsidiary ceases to be a Restricted Subsidiary of such Person), of:

          (i) shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary; or

          (ii) the property or assets of such Person or any Restricted Subsidiary representing a division or line or business; or

          (iii) other assets or rights of such Person or any Restricted Subsidiary outside of the ordinary course of business;

but excluding in each case in Clauses (i), (ii) and (iii), (x) a disposition by a Subsidiary of such Person to such Person or a Restricted Subsidiary or by such Person to a Restricted Subsidiary, (y) the disposition of all or substantially all of the assets of Allied NA in a manner permitted pursuant to the provisions described above under "Mergers, Consolidations and Certain Sales and Purchases of Assets" of Allied NA and (z) any disposition that constitutes a Restricted Payment or Permitted Investment that is permitted pursuant to the provisions described under "Certain Covenants -- Limitation on Restricted Payments."

     "BFI Notes" means the 6.1% and 6.375% Senior Notes issued January 1996, the 7.875% Senior Notes issued March 1995, the 7.4% Debentures issued September 1995, and the 9.25% Debentures issued May 1991 by BFI.

     "Blackstone" means the collective reference to:

          (i) Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Capital Partners II Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Cayman Islands limited partnership, Blackstone Offshore Capital Partners II L.P., a Cayman Islands limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, and Blackstone Family Investment Partnership II L.P., a Cayman Islands limited partnership (each of the foregoing, a "Blackstone Fund"); and

          (ii) each Affiliate of any Blackstone Fund that is not an operating company or Controlled by an operating company and each general partner of any Blackstone Fund or any Blackstone Affiliate who is a partner or employee of The Blackstone Group L.P.

     "Capital Lease Obligation" of any Person means the obligation to pay rent to other payment amounts under a lease of (or other arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on a balance sheet of such Person in accordance with generally accepted accounting principles. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on a balance sheet of such Person in accordance with generally accepted accounting principles.

     "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior to the payment of dividends or as of the distribution of assets upon any voluntary liquidation dissolution or winding up of such Person, to shares of Capital Stock or any other class of such Person.

     "Comparable Treasury Issue" means, with respect to the notes, on any date the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of such senior notes on such date that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity comparable to the remaining term of such notes on such date. "Independent Investment Banker" means Credit Suisse First Boston Corporation or if such firm is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Trustee.

     "Comparable Treasury Price" means, with respect to any Redemption Date for the notes:

          (i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or

          (ii) if such release (or any successor release) is not published or does not contain such prices on such business day: (A) the average of the Reference Treasury Dealer Quotations for such Redemption Date after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.

     "Consolidated EBITDA" of any Person means for any period the Consolidated Net Income for such period increased by the sum of (without duplication):

          (i) Consolidated Interest Expense of such Person for such period, plus

          (ii) Consolidated Income Tax Expense of such Person for such period, plus

          (iii) the consolidated depreciation and amortization expense deducted in determining the Consolidated Net Income of such Person for such period plus

          (iv) the aggregate amount of letter of credit fees accrued during such period; plus

          (v) all non-cash or non-recurring charges during such period, including charges for costs related to acquisitions (it being understood that (x) non-cash non-recurring charges shall not include accruals for closure and post-closure liabilities and (y) charges shall be deemed non-cash charges until the period during which cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges; provided that, for purposes of this clause (y), Allied NA shall be required to monitor the actual cash disbursements only for those non-cash charges that exceed $1,000,000 individually or that exceed $10,000,000 in the aggregate in any fiscal year); plus

          (vi) all cash charges attributable to the execution, delivery and performance of the Indenture or the Credit Facility; plus

          (vii) all non-recurring cash charges related to acquisitions and financings (including amendments thereto); and minus all non-cash non-recurring gains during such period (to the extent included in determining net operating income from such period);

provided, however, that the Consolidated Interest Expense, Consolidated Income Tax Expense and consolidated depreciation and amortization expense of a Consolidated Subsidiary of such Person shall be added to the Consolidated Net Income pursuant to the foregoing only (x) to the extent and in the same proportion that the Consolidated Net Income of such Consolidated Subsidiary was included in calculating the Consolidated Net Income of such Person and (y) only to the extent that the amount specified in Clause (x) is not subject to restrictions that prevent the payment of dividends or the making of distributions of such Person.

     "Consolidated EBITDA Coverage Ratio" of any Person means for any period the ratio of:

          (i) Consolidated EBITDA of such Person for such period to

          (ii) the sum of (A) Consolidated Interest Expense of such Person for such period plus (B) the annual interest expense (including the amortization of debt discount) with respect to any Debt incurred or proposed to be Incurred by such Person or its Consolidated Subsidiaries since the beginning of such period to the extent not included in clause
     (ii)(A), minus (C) Consolidated Interest Expense of such Person which respect to any Debt that is no longer outstanding or that will no longer be outstanding as a result of the transaction with respect to which the Consolidated EBITDA Coverage Ratio is being calculated, to the extent included within Clause (ii)(A);

provided, however, that in making such computation, the Consolidated Interest Expense of such Person attributable to interest on any Debt bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, and provided further, that, in the event such Person or any of its Consolidated Subsidiaries has made acquisitions or dispositions of assets not in the ordinary course of business (including any other acquisitions of any other persons by merger, consolidation or purchase of Capital Stock) during or after such period, the computation of the Consolidated EBITDA Coverage Ratio (and for the purpose of such computation, the calculation of Consolidated Net Income, Consolidated Interest Expense, Consolidated Income Tax Expense and Consolidated EBITDA) shall be made on a pro forma basis as if the acquisitions or dispositions had taken place on the first day of such period. In determining the pro forma adjustments to Consolidated EBITDA to be made with respect to any Acquired Business for periods prior to the acquisition date thereof, actions taken by Allied NA and its Restricted Subsidiaries prior to the first anniversary of the related acquisition date that result in cost savings with respect to such Acquired Business will be deemed to have been taken on the first day of the period for which Consolidated EBITDA is being determined (with the intent that such cost savings be effectively annualized by extrapolation from the demonstrated cost savings since the related acquisition date).

     "Consolidated Income Tax Expense" of any Person means for any period the consolidated provision for income taxes of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting principles.

     "Consolidated Interest Expense" of any Person means for any period the consolidated interest expense included in a consolidated income statement (net of interest income) of such Person and its Consolidated

Subsidiaries for such period determined in accordance with generally accepted accounting principles, including without limitation or duplication (or, to the extent not so included, with the addition of):

          (i) the portion of any rental obligation in respect of any Capital Lease Obligation allocable to interest expense in accordance with generally accepted accounting principles;

          (ii) the amortization of Debt discounts;

          (iii) any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

          (iv) the net amount due and payable (or minus the net amount receivable), with respect to any interest rate swap or similar agreement or foreign currency hedge, exchange or similar agreement;

          (v) any Preferred Stock dividends declared and paid or payable in cash; and

          (vi) any interest capitalized in accordance with generally accepted accounting principles.

     "Consolidated Net Income" of any Person means for any period the consolidated net income (or loss) of such Person and its Consolidated Subsidiaries for such period determined in accordance with generally accepted accounting, principles; provided that there shall be excluded therefrom:

          (a) for purposes solely of calculating Consolidated Net Income for purposes of clause (3)(a) of the first paragraph under the caption
     "-- Certain Covenants -- Limitation on Restricted Payments" the net income (or loss) of any Person acquired by such Person or a Subsidiary of such Person in a pooling-of-interests transaction for any period Prior to the date of such transaction, to the extent such net income was distributed to shareholders of such Person or used to purchase equity securities of such Person prior to the date of such transaction;

          (b) the net income (but not net loss) of any Consolidated Subsidiary of such Person that is subject to restrictions that prevent the payment of dividends or the making of distributions to such Person to the extent of such restrictions;

          (c) the net income (or loss) of any Person that is not a Consolidated Subsidiary of such Person except to the extent of the amount of dividends or other distributions actually paid to such Person by such other Person during such period;

          (d) gains or losses on asset dispositions by such Person or its Consolidated Subsidiaries;

          (e) any net income (or loss) of a Consolidated Subsidiary that is attributable to a minority interest in such Consolidated Subsidiary;

          (f) all extraordinary gains and extraordinary losses that involve a present or future cash payment;

          (g) all non-cash non-recurring charges during such period, including charges for acquisition related costs (it being understood that (A) non-cash recurring charges shall not include accruals for closure and post closure liabilities and (B) charges, other than charges for the accruals referred to in (A) above, shall be deemed non-cash charges until the period that cash disbursements attributable to such charges are made, at which point such charges shall be deemed cash charges); and

          (h) the tax effect of any of the items described in Clauses (a) through (g) above.

     "Consolidated Subsidiaries" of any Person means all other Persons that would be accounted for as consolidated Persons in such Person's financial statements in accordance with generally accepted accounting principles; provided, however, that, for any particular period during which any Subsidiary of such person was an Unrestricted Subsidiary, "Consolidated Subsidiaries" will exclude such Subsidiary for such period (or portion thereof) during which it was an Unrestricted Subsidiary.

     "Consolidated Total Assets" of any Person at any date means the consolidated total assets of such Person and its Restricted Subsidiaries at such date as determined on a consolidated basis in accordance with generally accepted accounting principles.

     "Continuing Directors" means, as of any date of determination with respect to any person, any member of the Board of Directors of such person who:

     (1) was a member of such Board of Directors on the Issue Date; or

     (2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     "Credit Facility" means the credit agreement of Allied NA dated July 21, 1999, as amended, among Allied NA, Allied, certain lenders party thereto, and The Chase Manhattan Bank, DLJ Capital Funding, Inc. and Citicorp USA, Inc., as agents, or any bank credit agreement that replaces, amends, supplements, restates or renews such credit agreement.

     "Debt" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person:

          (i) every obligation of such Person for money borrowed;

          (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

          (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers' acceptances of similar facilities issued for the account of such Person;

          (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

          (v) every Capital Lease Obligation of such Person;

          (vi) the maximum fixed redemption or repurchase price of Redeemable Interests of such Person at the time of determination;

          (vii) every net payment obligation of such Person under interest rate swap or similar agreements or foreign currency hedge, exchange or similar agreements at the time of determination; and

          (viii) every obligation of the type referred to in Clauses (i) through
     (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, jointly or severally, as obligor, Guarantor or otherwise.

     "Designated Noncash Consideration" means the fair market value of non-cash consideration received by Allied NA or one of its Restricted Subsidiaries in connection with an Asset Disposition that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, executed by the principal executive officer and the principal financial officer of Allied NA, less the amount of cash or Cash Equivalents received in connection with a sale of such Designated Noncash Consideration.

     "Excepted Disposition" means a transfer, conveyance, sale, lease or other disposition by Allied NA or any Restricted Subsidiary of any asset of Allied NA or any Restricted Subsidiary the fair market value of which itself does not exceed 2.5% of Consolidated Total Assets of Allied NA and which in the aggregate with all other assets disposed of in Excepted Dispositions in any fiscal year does not exceed 5% of Consolidated Total Assets of Allied NA.

     "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt, or dividends or distributions on any equity security, of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person:

          (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt;

          (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt; or

          (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and "Guaranteed", "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person shall not include endorsements for such Person for collection or deposit, in either case, in the ordinary course of business.

     "Incur" means, with respect to any Debt of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt, or the taking of any other action which would cause such Debt, in accordance with generally accepted accounting principles to be recorded on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that, the Debt of any other Person becoming a Restricted Subsidiary of such Person will be deemed for this purpose to have been Incurred by such Person at the time the other Person becomes a Restricted Subsidiary of such Person, provided, however, that a change in generally accepted accounting principles that results in an obligation of such Person that exists at such time becoming Debt shall not be deemed an incurrence of such Debt.

     "Insurance Subsidiaries" means Global Indemnity Assurance, a Vermont corporation and a Subsidiary of BFI, and Commercial Reassurance Limited, a corporation organized under the laws of the Republic of Ireland and a Subsidiary of BFI.

     "Intercompany Agreements" means the Management Agreements between Allied and Allied NA dated November 15, 1996.

     "Interest Rate or Currency Protection Agreement" of any Person means any interest rate protection agreement (including, without limitation, interest rate swaps, caps, floors, collars, derivative instruments and similar agreements), and/or other types of interest hedging agreements and any currency protection agreement (including foreign exchange contracts, currency swap agreements or other currency hedging arrangements).

     "Investment" by any Person in any other Person means:

          (i) any direct or indirect loan, advance or other extension of credit or capital contribution to or for the account of such other Person (by means of any transfer of cash or other property to any Person or any payment for property or services for the account or use of any Person, or otherwise);

          (ii) any direct or indirect purchase or other acquisition of any Capital Stock, bond, note, debenture or other Debt or equity security or evidence of Debt, or any other ownership interest, issued by such other Person, whether or not such acquisition is from such or any other Person;

          (iii) any direct or indirect payment by such Person on a Guarantee of any obligation of or for the account of such other Person or any direct or indirect issuance by such Person of such a Guarantee; or

          (iv) any other investment of cash or other property by such Person in or for the account of such other Person.

     "Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, casement or title exception, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

     "Net Available Proceeds" from any Asset Disposition by any Person that is Allied NA or any Restricted Subsidiary means cash or readily marketable cash equivalent received (including by way of sale or discounting of a note, installment receivable, or other receivable, but excluding any other consideration received in the form of assumption by the acquiree of Debt or other obligations relating to such properties or assets or received in any other noncash form) therefrom by such Person, net of:

          (i) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition;

          (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt that is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or that must, by the terms of such Debt or such Lien, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

          (iii) amounts provided as a reserve by such Person or its Restricted Subsidiaries, in accordance with generally accepted accounting principles, against liabilities under any indemnification obligations to the buyer in such Asset Disposition (except to the extent and at the time any such amounts are released from any such reserve, such amounts shall constitute Net Available Proceeds);and

          (iv) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition.

     "pari passu" when used with respect to the ranking of any Debt of any Person in relation to other Debt of such Person means that each such Debt (a) either (i) is not subordinated in right of payment to any other Debt of such Person or (ii) is subordinate in right of payment to the same Debt of such Person as is the other Debt and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other Debt or to any Debt of such Person as to which the other Debt is not so subordinate.

     "Permitted Allied Successor" means (i) an issuer, other than Allied, of Voting Securities issued to the shareholders of Allied in a merger, consolidation or other transaction permitted by clause (1)(c) of the definition of Change of Control, (ii) Apollo and (iii) Blackstone.

     "Permitted Interest Rate or Currency Protection Agreement" of any Person means any Interest Rate or Currency Protection Agreement entered into with one or more financial institutions in the ordinary course of business that is designed to protect such Person against fluctuations in interest rates or currency exchange rates with respect to Debt incurred and which shall have a notional amount no greater than the payments due with respect to the Debt being hedged thereby.

     "Permitted Investment" means:

          (i) Investments in Allied NA or any Person that is, or as a consequence of such investment becomes, a Restricted Subsidiary;

          (ii) securities either issued directly or fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof having maturities of not more than one year;

          (iii) time deposits and certificates of deposit, demand deposits and banker's acceptances having maturities of not more than one year from the date of deposit, of any domestic commercial bank having capital and surplus in excess of $500 million;

          (iv) demand deposits made in the ordinary course of business and consistent with Allied NA's customary cash management policy in any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof;

          (v) insured deposits issued by commercial banks of the type described in Clause (iv) above;

          (vi) mutual funds whose investment guidelines restrict such funds' investment primarily to those satisfying the provisions of Clauses (i) through (iii) above;

          (vii) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in Clauses (ii) and (iii) above entered into with any bank meeting the qualifications specified in Clause (iii) above;

          (viii) commercial paper (other than commercial paper issued by an Affiliate or Related Person) rated A-1 or the equivalent thereof by Standard & Poor's Ratings Group or P-1 or the equivalent thereof by Moody's Investors Services, Inc., and in each case maturing within 360 days;

          (ix) receivables owing to Allied NA or a Restricted Subsidiary of Allied NA if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms and extensions of trade credit in the ordinary course of business;

          (x) any Investment consisting of loans and advances to employees of Allied NA or any Restricted Subsidiary for travel, entertainment, relocation or other expenses in the ordinary course of business;

          (xi) any Investment consisting of loans and advances by Allied NA or any Restricted Subsidiary to employees, officers and directors of Allied NA or Allied, in connection with management incentive plans not to exceed $25,000,000 at any time outstanding; provided, however, that to the extent the proceeds thereof are used to purchase Capital Stock (other than Redeemable Interests) of (i) Allied NA from Allied NA or (ii) Allied from Allied if Allied uses the proceeds thereof to acquire Capital Stock (other than Redeemable Interests) of Allied NA, such limitation on the amount of such Investments at any time outstanding shall not apply with respect to such Investments;

          (xii) any Investment consisting of a Permitted Interest Rate or Currency Protection Agreement;

          (xiii) any Investment acquired by Allied NA or any of its Restricted Subsidiaries (A) in exchange for any other Investment or accounts receivables held by Allied NA or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (B) as a result of a foreclosure by Allied NA or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured investment in default;

          (xiv) any Investment that constitutes part of the consideration from any Asset Disposition made pursuant to, and in compliance with, the covenant described above under "-- Repurchase at the Option of Holders -- Asset Dispositions;"

          (xv) Investments the payment for which consists exclusively of Capital Stock (exclusive of Redeemable Interests) of Allied NA; and

          (xvi) other Investments in an aggregate amount of not to exceed 15% of the Consolidated Total Assets of Allied NA outstanding at any time.

           "Permitted Liens" means:

          (i) Liens securing indebtedness under the Credit Facility that was permitted by the terms of the Indenture to be incurred or other Debt allowed to be incurred under clause (i) of the covenant described above under the caption "-- Certain Covenants -- Limitation on Consolidated Debt";

          (ii) Liens incurred after the date of the Indenture securing Debt of Allied NA that ranks pari passu in right of payment to the notes, so long as the notes are secured equally and ratably with such Debt for so long as such Debt is so secured;

          (iii) Liens in favor of Allied NA or any Restricted Subsidiary;

          (iv) Liens on property of, or shares of Stock or evidences of Debt of, a Person existing at the time such Person is merged into or consolidated with Allied NA or any Restricted Subsidiary of Allied NA, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Allied NA or any Restricted Subsidiary;

          (v) Liens on property existing at the time of acquisition thereof by Allied NA or any Restricted Subsidiary of Allied NA, provided that such Liens were not incurred in contemplation of such acquisition;

          (vi) Liens existing on the date of the Indenture;

          (vii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with generally accepted accounting principles shall have been made therefor;

          (viii) Liens securing Permitted Refinancing Debt where the Liens securing the Permitted Refinancing Debt were permitted under the Indenture;

          (ix) landlords', carriers', warehousemen's, mechanics', materialmen's, repairmen's or the like Liens arising by contract or statute in the ordinary course of business and with respect to amounts which are not yet delinquent or are being contested in good faith by appropriate proceedings;

          (x) pledges or deposits made in the ordinary course of business (A) in connection with leases, performance bonds and similar obligations, or (B) in connection with workers' compensation, unemployment insurance and other social security legislation;

          (xi) easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar encumbrances which, in the aggregate, do not materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of Allied NA or such Restricted Subsidiary;

          (xii) any attachment or judgment Lien that does not constitute an Event of Default;

          (xiii) Liens in favor of the Trustee for its own benefit and for the benefit of the Holders;

          (xiv) any interest or title of a lessor pursuant to a lease constituting a Capital Lease Obligation;

          (xv) pledges or deposits made in connection with acquisition agreements or letters of intent entered into in respect of a proposed acquisition;

          (xvi) Liens in favor of prior holders of leases on property acquired by Allied NA or of sublessors under leases on Allied NA property;

          (xvii) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, banker's acceptances, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (xviii) Liens (including extensions and renewals thereof) upon real or personal property acquired after the date of the Indenture; provided that
     (a) any such Lien is created solely for the purpose of securing Debt incurred, in accordance with the "Limitation on Consolidated Debt" covenant, (1) to finance the cost (including the cost of improvement or construction) of the item, property or assets subject thereto and such Lien is created prior to, at the time of or within three months after the later of the acquisition, the completion of construction or the commencement of full operation of such property or (2) to refinance any Debt previously so secured, (b) the principal amount of the Debt secured by such Lien does not exceed 100% of such cost and (c) any such Lien shall not extend to or cover any property or asset other than such item of property or assets and any improvements on such item;

          (xix) leases or subleases granted to others that do not materially interfere with the ordinary course of business of Allied NA and its Restricted Subsidiaries, taken as a whole;

          (xx) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (xxi) Liens on property of, or on shares of stock or Debt of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary, provided that such Liens do not extend to or cover any property or assets of Allied NA or any Restricted Subsidiary other than the property or assets acquired;

          (xxii) Liens encumbering deposits securing Debt under Permitted Interest Rate Currency or Commodity Price Agreements;

          (xxiii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by Allied NA or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of Allied NA and its Restricted Subsidiaries;

          (xxiv) any renewal of or substitution of any Liens permitted by any of the preceding clauses, provided that the Debt secured is not increased (other than by the amount of any premium and accrued interest, plus customary fees, consent payments, expenses and costs related to such renewal or substitution of Liens or the incurrence of any related refinancing of Debt) and the Liens are not extended to any additional assets (other than proceeds and accessions);

          (xxv) Liens incurred in the ordinary course of business of Allied NA or any Restricted Subsidiary of Allied NA with respect to obligations that do not exceed $50 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Allied NA or such Restricted Subsidiary; and

          (xxvi) Liens on assets of Unrestricted Subsidiaries that secure Non-Recourse Debt of Unrestricted Subsidiaries.

This covenant does not authorize the incurrence of any Debt not otherwise permitted by the "Certain Covenants -- Limitation on Consolidated Debt" covenant.

     "Permitted Transferee" means, with respect to any Person: (a) any Affiliate of such Person; (b) any investment manager, investment advisor, or constituent general partner of such Person; or (c) any investment fund, investment account, or investment entity that is organized by such Person or its Affiliates and whose investment manager, investment advisor, or constituent general partner is such Person or a Permitted Transferee of such Person.

     "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designed) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Public Offering" means any underwritten public offering of Common Stock pursuant to a registration statement filed under the Securities Act.

     "Redeemable Interest" of any Person means any equity security of or other ownership interest in such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) matures or is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or is convertible into or exchangeable for Debt or is redeemable at the option of the Holder thereof, in whole or in part, at any time prior to the final Stated Maturity of the exchange notes.

     "Reference Treasury Dealer" means Credit Suisse First Boston Corporation and its successors, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), Allied NA shall substitute therefor another Primary Treasury Dealer.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m. on the third Business Day preceding such Redemption Date.

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

     "Related Business" means a business substantially similar to the business engaged in by Allied NA and its Subsidiaries on the date of the Indenture.

     "Related Person" of any Person means, without limitation, any other Person owning (a) 5% or more of the outstanding Common Stock of such Person or (b) 5% or more of the Voting Stock of such Person.

     "Restricted Subsidiary" means (i) at any date, a Subsidiary of Allied NA that is not an Unrestricted Subsidiary as of such date and (ii) for any period, a Subsidiary of Allied NA that for any portion of such period is not an Unrestricted Subsidiary, provided that such terms shall mean such Subsidiary only for such portion of such period.

     "Subsidiary" of any Person means (i) a corporation more than 50% of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, (ii) a partnership of which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, is the general partner and has the power to direct the policies, management and affairs or (iii) any other Person (other than a corporation) in which such Person or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership interest and power to direct the policies, management and affair thereof.

     "Treasury Yield" means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

     "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depositary receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depositary receipt.

     "Unrestricted Subsidiary" means (i) at any date, a Subsidiary of Allied NA that is an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under the caption "Covenants -- Unrestricted Subsidiaries" and (ii) for any period, a Subsidiary of Allied NA that for any portion of such period is an Unrestricted Subsidiary in accordance with the provisions of the Indenture as described under the caption "-- Certain Covenants -- Unrestricted Subsidiaries", provided that such term shall mean such Subsidiary only for such portion of such period.

     "Voting Stock" of any Person means Capital Stock of such Person that ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

BOOK-ENTRY; DELIVERY AND FORM

     Exchange notes will be represented by a single, permanent global note in definitive, fully registered book-entry form (the "Global Securities") which will be registered in the name of a nominee of The Depository Trust Company ("DTC") and deposited on behalf of purchasers of the exchange notes represented thereby with a custodian for DTC for credit to the respective accounts of the purchasers (or to such other accounts as they may direct) at DTC or will remain in the custody of the trustee pursuant to the FAST Balance Certificate Agreement between DTC and the trustee.

  THE GLOBAL SECURITIES

     We expect that pursuant to procedures established by DTC:

          (1) upon deposit of the Global Securities, DTC or its custodian will credit on its internal system portions of the Global Securities which shall be comprised of the corresponding respective amount of the Global Securities to the respective accounts of persons who have accounts with such depositary, and

          (2) ownership of the exchange notes will be shown on, and the transfer of ownership of the exchange notes will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants (as defined below)) and the records of participants (with respect to interests of persons other than participants).

     Such accounts initially will be designated by or on behalf of the initial purchaser and ownership of beneficial interests in the Global Securities will be limited to persons who have accounts with DTC ("participants") or persons who hold interests through participants. Noteholders may hold their interests in a Global Security directly through DTC if they are participants in such system, or indirectly through organizations which are participants in such system.

     So long as DTC or its nominee is the registered owner or holder of any of the exchange notes, DTC or such nominee will be considered the sole owner or holder of such exchange notes represented by such Global Securities for all purposes under the Indenture and under the exchange notes represented thereby. No beneficial owner of an interest in the Global Securities will be able to transfer such interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Indenture.

     Payments of the principal, premium, interest and other amounts on the exchange notes represented by the Global Securities will be made to DTC or its nominee, as the case may be, as the registered owner of the exchange notes represented by the Global Securities. None of we, the Trustee or any paying agent under the Indenture will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Global Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interest.

     We expect that DTC or its nominee, upon receipt of any payment of the principal, premium, interest or other amounts on the exchange notes represented by the Global Securities, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the Global Securities as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the Global Securities held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payment will be the responsibility of such participants. Transfers between participants in DTC will be effected in accordance with DTC rules and procedures and will be settled in immediately available funds.

     DTC has advised us that it will take any action permitted to be taken by a holder of exchange notes (including the presentation of exchange notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in the Global Securities are credited and only in respect of the aggregate principal amount of as to which such participant or participants has or have given such direction.

     DTC has advised us that it is:

     - a limited purpose trust company organized under the laws of the State of New York;

     - a member of the Federal Reserve System;

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

     - a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

     - a "clearing agency" registered pursuant to the provisions of Section 17A of the U.S. Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ("indirect participants").

     Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Global Securities among participants of DTC, DTC is under no obligation to perform such procedures, and such procedures may be discontinued at any time. None of we, the Trustee or the paying agent will have any responsibility for the performance by DTC or its direct or indirect participants of their respective obligations under the rules and procedures governing their operations.

  CERTIFICATED SECURITIES

     Interests in the Global Securities will be exchanged for physical delivery of certificates ("certificated securities") only if:

          (1) DTC is at any time unwilling or unable to continue as depositary for the Global Securities, or DTC ceases to be a "Clearing Agency" registered under the U.S. Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed by us within 90 days, or

          (2) an event of default under the Indenture has occurred and is continuing with respect to the exchange notes.

     Upon the occurrence of either of the events described in the preceding sentence, we will cause the appropriate certificated securities to be delivered, which certificated securities will, if applicable, bear legends restricting the transfer of the securities.

REGISTRATION COVENANT; EXCHANGE OFFER

     We have filed a registration statement to comply with our obligation under the registration rights agreement to register the issuance of the exchange notes. See "The Exchange Offer".

NOTICES

     Notices to Holders of exchange notes will be given by mail to the addresses of such Holders as they may appear in the applicable Security Register.

TITLE

     Allied NA, the Trustee and any agent of Allied NA or the Trustee may treat the Person in whose name an exchange note is registered as the absolute owner thereof (whether or not such exchange note may be overdue) for the purpose of making payment and for all other purposes.

GOVERNING LAW

     The Indenture and the notes will be governed by, and construed in accordance with, the laws of the State of New York.

                               THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

     We sold the outstanding notes to Credit Suisse First Boston Corporation, Chase Securities Inc., Salomon Smith Barney Inc., Deutsche Banc Alex. Brown Inc., Lehman Brothers Inc., UBS Warburg LLC, ABN AMRO Incorporated, Banc One Capital Markets Inc., CIBC World Markets Corp., Credit Lyonnais Securities (USA) Inc., First Union Securities, Inc., Fleet Securities, Inc., and Scotia Capital
(USA) Inc., the initial purchasers, on January 30, 2001. The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. In connection with the issuance of the outstanding notes, we and the guarantors entered into a registration rights agreement with the initial purchasers of the outstanding notes. The registration rights agreement requires us to register the exchange notes under the federal securities laws and offer to exchange the exchange notes for the outstanding notes. The exchange notes will be issued without a restrictive legend and generally may be resold without registration under the federal securities laws. We are effecting the exchange offer to comply with the registration rights agreement.

     The registration rights agreement requires us to:

     - file a registration statement for the exchange offer and the exchange notes within 120 days after the issue date of the outstanding notes;

     - use our reasonable best efforts to cause the registration statement to become effective under the Securities Act within 210 days after the issue date of the outstanding notes;

     - use our reasonable best efforts to consummate the exchange offer within 45 days after the effective date of our registration statement; and

     - file a shelf registration statement for the resale of the outstanding notes if we cannot effect an exchange offer within the time periods listed above and in certain other circumstances and use our reasonable best efforts to cause such registration statement to become effective under the Securities Act.

     These requirements under the registration rights agreement will be satisfied when we complete the exchange offer. However, if we fail to meet any of these requirements, we must pay additional interest on the outstanding notes at the rate of 0.25% per year until the applicable requirement has been met. We must pay an additional 0.25% per year for each 90 days that a requirement has not been met. However, we will not be required to pay more than 1.0% per year in additional interest on the outstanding notes. Immediately following the completion of a requirement, any additional interest with respect to that particular requirement will cease to accrue. We have also agreed to keep the registration statement for the exchange offer effective for at least 30 days (or longer, if required by applicable law) after the date on which notice of the exchange offer is mailed to holders.

     Under the registration rights agreement, our obligations to register the exchange notes will terminate upon the completion of the exchange offer. However, we will be required to file a "shelf" registration statement for a continuous offering by the holders of the outstanding notes if:

     - the exchange offer as contemplated by the registration rights agreement is not permitted by applicable law;

     - any holder of the outstanding notes shall notify us within 20 business days following the consummation of the exchange offer that such holder was prohibited by law or Securities and Exchange Commission policy from participating in the exchange offer; or

     - any holder of the outstanding notes shall notify us within 20 business days following the consummation of the exchange offer that such holder may not resell the exchange notes acquired by means of this exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for resales by the holder.

     If we are required to file a shelf registration statement, we will be required to use our best efforts to keep the registration statement effective for two years, subject to some exceptions. Other than as described above, no holder will have the right to require us to file a shelf registration statement or otherwise register such holder's notes under the federal securities laws.

     The registration rights agreement also provides that we:

     - shall make available for a period of 90 days after the completion of the exchange offer a prospectus meeting the requirements of the Securities Act to any broker-dealer for use in connection with any resale of any exchange notes; and

     - shall pay all expenses incident to the exchange offer and will indemnify holders of the notes (including any broker-dealer) against specified liabilities, including liabilities under the Securities Act. A broker-dealer that delivers a prospectus to purchasers in connection with such resales will be subject to some of the civil liability provisions under the Securities Act, and will be bound by the provisions of the registration rights agreement (including certain indemnification rights).

     A holder who sells notes pursuant to a shelf registration statement generally will be required to provide us with specific information, be named as a selling security holder in the related prospectus and deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement which are applicable to such a holder (including certain indemnification obligations).

     This summary includes only the material terms of the registration rights agreement. For a full description, you should refer to the complete copy of the registration rights agreement, which has been filed as an exhibit to the registration statement for the exchange offer and the exchange notes. See "Where You Can Find More Information."

TRANSFERABILITY OF THE EXCHANGE NOTES

     Based on an interpretation of the Securities Act by the staff of the Securities and Exchange Commission in several no-action letters issued to third parties, we believe that you, or any other person receiving exchange notes, may offer for resale, resell or otherwise transfer such notes without complying with the registration and prospectus delivery requirements of the federal securities laws, if:

     - you, or the person or entity receiving such exchange notes, is acquiring such notes in the ordinary course of business;

     - neither you nor any such person or entity is engaging in or intends to engage in a distribution of the exchange notes within the meaning of the federal securities laws;

     - neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the exchange notes;

     - neither you nor any such person or entity is an "affiliate" of Allied NA or the guarantors, as such term is defined under Rule 405 under the Securities Act; and

     - you are not acting on behalf of any person or entity who could not truthfully make these statements.

     To participate in the exchange offer, you must represent as the holder of outstanding notes that each of these statements is true.

     Any holder of outstanding notes who is our affiliate or who intends to participate in the exchange offer for the purpose of distributing the exchange notes:

     - will not be able to rely on the interpretation of the staff of the Securities and Exchange Commission set forth in the no-action letters described above; and

     - must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the notes, unless the sale or transfer is made pursuant to an exemption from those requirements.

     Broker-dealers receiving exchange notes in exchange for outstanding notes acquired for their own account through market-making or other trading activities may not rely on this interpretation by the Securities and Exchange Commission. Such broker-dealers may be deemed to be "underwriters" within the meaning of the Securities Act and must therefore acknowledge, by signing the letter of transmittal, that they will deliver a prospectus meeting the requirements of the Securities Act in connection with resale of the exchange notes. The letter of transmittal states that by acknowledging that it will deliver, and by delivering, a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. The Securities and Exchange Commission has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the exchange notes, other than a resale of an unsold allotment from the original sale of the outstanding notes, with the prospectus contained in the exchange offer registration statement. As described above, under the registration rights agreement, we have agreed to allow participating broker-dealers and other persons, if any, subject to similar prospectus delivery requirements to use the prospectus contained in the exchange offer registration statement in connection with the resale of the exchange notes. See "Plan of Distribution."

TERMS OF THE EXCHANGE OFFER; ACCEPTANCE OF TENDERED NOTES

     Upon the terms and subject to the conditions in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on
            , 2001. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Holders may tender some or all of their notes pursuant to the exchange offer. However, notes may be tendered only in integral multiples of $1,000.

     The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that

     - the exchange notes have been registered under the federal securities laws and will not bear any legend restricting their transfer;

     - the exchange notes bear a Series B designation and a different CUSIP number from the outstanding notes; and

     - the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions for an increase in the interest rate on the outstanding notes in some circumstances relating to the timing of the exchange offer.

     The exchange notes will evidence the same debt as the outstanding notes. Holders of exchange notes will be entitled to the benefits of the indenture.

     As of the date of this prospectus, $600.0 million aggregate principal amount of notes was outstanding. We have fixed the close of business on
            , 2001 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934.

     We shall be deemed to have accepted validly tendered outstanding notes when and if we have given oral or written notice to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us. If any tendered notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted notes, at our expense, to the tendering holder as promptly as practicable after the expiration of the exchange offer.

     Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees with respect to the exchange of notes. Tendering holders will also not be required to pay transfer taxes in the exchange offer. We will pay all charges and expenses in connection with the exchange offer as described under the subheading "-- Solicitation of Tenders; Fees and Expenses." However, we will not pay any taxes incurred in connection with a holder's request to have exchange notes or non-exchanged notes issued in the name of a person other than the registered holder. See "-- Transfer Taxes" in this section below.

EXPIRATION DATE; EXTENSIONS; AMENDMENT

     The exchange offer will expire at 5:00 p.m., New York City time, on
            , 2001, unless we extend the exchange offer. To extend the exchange offer, we will notify the exchange agent and each registered holder of any extension before 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offer, delay accepting any tendered notes or, if any of the conditions described below under the heading "-- Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer. We also reserve the right to amend the terms of the exchange offer in any manner. We will give oral or written notice of such delay, extension, termination or amendment to the exchange agent.

INTEREST ON THE EXCHANGE NOTES

     The exchange notes will bear interest from the most recent interest payment date to which interest has been paid on the notes or, if no interest has been paid, from January 30, 2001. Interest on the outstanding notes accepted for exchange will cease to accrue upon the issuance of the exchange notes.

     Interest on the notes is payable semi-annually on each April 1 and October 1 of each year, commencing on October 1, 2001.

PROCEDURES FOR TENDERING OUTSTANDING NOTES

     Only a holder of outstanding notes may tender notes in the exchange offer. To tender in the exchange offer, you must:

     - complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

     - have the signatures guaranteed if required by the letter of transmittal; and

     - mail or otherwise deliver the letter of transmittal or such facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

     To tender outstanding notes effectively, you must complete the letter of transmittal and other required documents and the exchange agent must receive all the documents prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. The exchange agent must receive confirmation of book-entry transfer prior to the expiration date.

     By executing the letter of transmittal you will make to us the representations set forth in the first paragraph under the heading "-- Transferability of the Exchange Notes."

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

     All tenders not withdrawn before the expiration date and the acceptance of the tender by us will constitute agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.

     THE METHOD OF DELIVERY OF OUTSTANDING NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, YOU SHOULD USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW FOR SUFFICIENT TIME TO ENSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION OF THE EXCHANGE OFFER. YOU MAY REQUEST YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR NOMINEE TO EFFECT THESE TRANSACTIONS FOR YOU. YOU SHOULD NOT SEND ANY NOTE, LETTER OF TRANSMITTAL OR OTHER REQUIRED DOCUMENT TO US.

     If your notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you desire to tender, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf. See "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

     The exchange of notes will be made only after timely receipt by the exchange agent of certificates for outstanding notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if outstanding notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offer. In the case of outstanding notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with The Depository Trust Company.

GUARANTEE OF SIGNATURES

     Holders must obtain a guarantee of all signatures on a letter of transmittal or a notice of withdrawal unless the outstanding notes are tendered:

     - by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

     - for the account of an "eligible guarantor institution."

     Signature guarantees must be made by a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program, the Stock Exchange Medallion Program, or by an "eligible guarantor institution" within the meaning of Rule l7Ad-15 promulgated under the Securities Exchange Act (namely, banks; brokers and dealers; credit unions; national securities exchanges; registered securities associations; learning agencies; and savings associations).

SIGNATURE ON THE LETTER OF TRANSMITTAL; BOND POWERS AND ENDORSEMENTS

     If the letter of transmittal is signed by a person other than the registered holder of the outstanding notes, the registered holder must endorse the outstanding notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder's name appears on the outstanding notes. Signatures on such outstanding notes and bond powers must be guaranteed by an "eligible guarantor institution."

     If you sign the letter of transmittal or any outstanding notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.

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

BOOK-ENTRY TRANSFER

     We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at the book-entry transfer facility, The Depository Trust Company, for the purpose of facilitating the exchange offer. Subject to the establishment of the accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the notes into the exchange agent's account in accordance with DTC's procedures for such transfer. However, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, the letter of transmittal (or a manually signed facsimile of the letter of transmittal) with any required signature guarantees, or an "agent's message" in connection with a book-entry transfer, and any other required documents, must, in any case, be transmitted to and received by the exchange agent, or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent.

     The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. Accordingly, the DTC participants may electronically transmit their acceptance of the exchange offer by causing the DTC to transfer outstanding notes to the exchange agent in accordance with DTC's Automated Tender Offer Program procedures for transfer. Upon receipt of such holder's acceptance through the Automated Tender Offer Program, DTC will edit and verify the acceptance and send an "agent's message" to the exchange agent for its acceptance. Delivery of tendered notes must be made to the exchange agent pursuant to the book-entry delivery procedures set forth above, or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

     The term "agent's message" means a message transmitted by DTC, and received by the exchange agent and forming part of the confirmation of a book-entry transfer, which states that:

     - DTC has received an express acknowledgment from the participant in DTC tendering notes subject to the book-entry confirmation;

     - the participant has received and agrees to be bound by the terms of the letter of transmittal; and

     - we may enforce such agreement against such participant.

     In the case of an agent's message relating to guaranteed delivery, the term means a message transmitted by DTC and received by the exchange agent, which states that DTC has received an express acknowledgment from the participant in DTC tendering notes that such participant has received and agrees to be bound by the notice of guaranteed delivery.

DETERMINATION OF VALID TENDERS; ALLIED NA'S RIGHTS UNDER THE EXCHANGE OFFER

     All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all outstanding notes not properly tendered or any outstanding notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offer or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offer will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured by the tendering holder within such time as we determine.

     Although we intend to notify holders of defects or irregularities in tenders of outstanding notes, neither we, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered outstanding notes only when such defects or irregularities have been cured or

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

waived. The exchange agent will return to the tendering holder, after the expiration of the exchange offer, any outstanding notes that are not properly tendered and as to which the defects have not been cured or waived.

GUARANTEED DELIVERY PROCEDURES

     If you desire to tender outstanding notes pursuant to the exchange offer and (1) certificates representing such outstanding notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such outstanding notes and all other required documents to reach the exchange agent on or prior to the expiration date, or (3) the procedures for book-entry transfer (including delivery of an agent's message) cannot be completed on or prior to the expiration date, you may nevertheless tender such notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:

     - you must effect your tender through an "eligible guarantor institution," which is defined above under the heading "-- Guarantee of Signatures;"

     - a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent's message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

     - the certificates for the tendered notes, in proper form for transfer (or a book-entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent's message, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery.

     The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.

WITHDRAWAL RIGHTS

     Except as otherwise provided in this prospectus, you may withdraw tendered
notes at any time before 5:00 p.m., New York City time, on             , 2001.
For a withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offer. For DTC participants, a written notice of withdrawal may be made by electronic transmission through DTC's Automated Tender Offer Program. Any notice of withdrawal must:

     - specify the name of the person having tendered the notes to be withdrawn;

     - identify the notes to be withdrawn, including the certificate number(s) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;

     - be signed by the holder in the same manner as the original signature on the letter of transmittal by which such notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the notes register the transfer of such notes into the name of the person withdrawing the tender and a properly completed irrevocable proxy authorizing such person to effect such withdrawal on behalf of such holder; and

     - specify the name in which any such notes are to be registered, if different from that of the registered holder.

     Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offer. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender

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

properly withdrawn notes at any time before the expiration of the exchange offer by following one of the procedures described above under the heading
"-- Procedures for Tendering Outstanding Notes."

CONDITIONS TO THE EXCHANGE OFFER

     Notwithstanding any other term of the exchange offer, we shall not be required to accept for exchange, or exchange any exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

     - any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us, or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

     - any law, statute, rule, regulation or interpretation by the staff of the Securities and Exchange Commission is proposed, adopted or enacted, which, in our sole judgment, might impair our ability to proceed with the exchange offer or impair the contemplated benefits of the exchange offer to us; or

     - any governmental approval has not been obtained, which we believe, in our sole discretion, is necessary for the completion of the exchange offer as outlined in this prospectus.

     If we determine in our sole discretion that any of the conditions are not satisfied, we may:

     - refuse to accept any notes and return all tendered notes to the tendering holders;

     - extend the exchange offer and retain all notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw their notes; or

     - waive such unsatisfied conditions of the exchange offer and accept all properly tendered notes which have not been withdrawn.

     These conditions are for the sole benefit of us and the guarantors and may be asserted or waived by us at any time in our sole discretion. Our failure to exercise any of these rights at any time will not be deemed a waiver of such rights. These rights will be ongoing and may be asserted by us at any time.

     In addition, we will not complete the exchange offer if any stop order is threatened or issued with respect to the registration statement for the exchange offer and the exchange notes. In any such event, we must make every reasonable effort to obtain the withdrawal of any stop order at the earliest possible moment.

EFFECT OF NOT TENDERING

     To the extent outstanding notes are tendered and accepted in the exchange offer, the principal amount of outstanding notes will be reduced by the amount so tendered and a holder's ability to sell untendered outstanding notes could be adversely affected. In addition, after the completion of the exchange offer, the outstanding notes will remain subject to restrictions on transfer. Since the outstanding notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of outstanding notes not tendered will have no further registration rights, except for the limited registration rights described above under the heading
"-- Purpose of the Exchange Offer."

     Accordingly, the notes not tendered may be resold only:

     - to us or our subsidiaries;

     - pursuant to a registration statement which has been declared effective under the Securities Act;

     - for so long as the notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

     - pursuant to any other available exemption from the registration requirements of the Securities Act (in which case Allied NA and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to Allied NA and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller's property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

     Upon completion of the exchange offer, due to the restrictions on transfer of the outstanding notes and the absence of such restrictions applicable to the exchange notes, it is likely that the market, if any, for outstanding notes will be relatively less liquid than the market for exchange notes. Consequently, holders of outstanding notes who do not participate in the exchange offer could experience significant diminution in the value of their outstanding notes, compared to the value of the exchange notes.

REGULATORY APPROVALS

     Other than the federal securities laws, there are no federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offer.

SOLICITATION OF TENDERS; FEES AND EXPENSES

     We will bear the expenses of soliciting tenders. We are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.

     We have not retained any dealer-manager in connection with the exchange offer. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.

     We will pay the cash expenses incurred in connection with the exchange offer. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

     The exchange notes will be recorded at the same carrying value as the outstanding notes. The carrying value is face value, less the original issue discount (net of amortization) as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes. The expenses of the exchange offer will be expensed over the term of the exchange notes.

TRANSFER TAXES

     We will pay all transfer taxes, if any, required to be paid by Allied NA in connection with the exchange of the outstanding notes for the exchange notes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted for exchange be returned to, a person other than the registered holder will be responsible for the payment of any transfer tax arising from such transfer.

THE EXCHANGE AGENT

     U.S. Bank Trust National Association is serving as the exchange agent for the exchange offer. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.

By Registered or Certified Mail:                     U.S. Bank Trust Center
                                                     180 East Fifth Street
                                                     St. Paul, Minnesota 55101
By Overnight Courier or By Hand:                     U.S. Bank Trust Center
                                                     180 East Fifth Street
                                                     St. Paul, Minnesota 55101
Confirm by Telephone:                                (800) 934-6802

     Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.

     DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

                 CERTAIN UNITED STATES FEDERAL TAX CONSEQUENCES

     The following summary describes, in the case of U.S. holders, the material U.S. federal income tax consequences and, in the case of non-U.S. holders, the material U.S. federal income and estate tax consequences, of the acquisition, ownership and disposition of the exchange notes. This summary does not discuss all of the aspects of U.S. federal income and estate taxation which may be relevant to investors in light of their particular investment or other circumstances. In addition, this summary does not discuss any U.S. state or local income or foreign income or other tax consequences. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended, U.S. Treasury regulations, rulings and judicial decisions, all as in effect as of the date of this prospectus and all of which are subject to change or differing interpretation, possibly with retroactive effect. The discussion below deals only with exchange notes held as capital assets within the meaning of the Internal Revenue Code, and does not address holders of the exchange notes that may be subject to special rules. Holders that may be subject to special rules include

     - certain U.S. expatriates

     - financial institutions

     - insurance companies

     - tax-exempt entities

     - dealers in securities or currencies

     - traders in securities

     - holders whose functional currency is not the U.S. dollar, and

     - persons that hold the exchange notes as part of a straddle, hedge, conversion or other integrated transaction.

     You should consult your own tax advisor regarding the particular U.S. federal, state and local and foreign income and other tax consequences of acquiring, owning and disposing of the exchange notes that may be applicable to you.

U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The exchange of the outstanding notes for the exchange notes in the exchange offer will not be a taxable exchange for U.S. federal income tax purposes and, accordingly, for such purposes a holder will not recognize any taxable gain or loss as a result of such exchange and will have the same tax basis and holding period in the exchange notes as it had in the outstanding notes immediately before the exchange.

U.S. FEDERAL INCOME TAX CONSEQUENCES TO U.S. HOLDERS

     For purposes of this discussion, a U.S. holder is a beneficial owner of an exchange note that is, for U.S. federal income tax purposes

     - a citizen or individual resident of the United States

     - a corporation or partnership created or organized in or under the laws of the United States or any of its political subdivisions

     - an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

     - a trust if, in general, the trust is subject to the supervision of a court within the United States and the control of one or more United States persons as described in Section 7701(a)(30) of the Internal Revenue Code.

     Taxation of Stated Interest. In general, stated interest paid on an exchange note will be included in the gross income of a U.S. holder as ordinary interest income at the time it is received or accrued in accordance with the U.S. holder's regular method of accounting for U.S. federal income tax purposes.

     Market Discount and Bond Premium. If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) at a price that is less than its principal amount, the excess of the principal amount over the U.S. holder's purchase price will be treated as "market discount." However, the market discount will be considered to be zero if it is less than 1/4 of 1% of the principal amount multiplied by the number of complete years to maturity from the date the U.S. holder purchased the exchange note or outstanding note, as the case may be.

     Under the market discount rules of the Internal Revenue Code, a U.S. holder generally will be required to treat any principal payment on, or any gain realized on the sale, exchange, retirement or other disposition of, an exchange note as ordinary income (generally treated as interest income) to the extent of the market discount which accrued but was not previously included in income. In addition, the U.S. holder may be required to defer, until the maturity of the exchange note or its earlier disposition in a taxable transaction, the deduction of all or a portion of the interest expense on any indebtedness incurred or continued to purchase or carry the exchange note (or the outstanding note for which the exchange note was exchanged, as the case may be). In general, market discount will be considered to accrue ratably during the period from the date of the purchase of the exchange note (or outstanding note for which the exchange note was exchanged, as the case may be) to the maturity date of the exchange note, unless the U.S. holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method. A U.S. holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described above regarding the treatment as ordinary income of gain upon the disposition of the exchange note and upon the receipt of certain payments and the deferral of interest deductions will not apply. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the Internal Revenue Service.

     If a U.S. holder purchases an exchange note (or purchased the outstanding note for which the exchange note was exchanged, as the case may be) for an amount in excess of the amount payable at maturity of the exchange note, the U.S. holder will be considered to have purchased the exchange note (or outstanding note) with "bond premium" equal to the excess of the U.S. holder's purchase price over the amount payable at maturity (or on an earlier call date if it results in a smaller amortizable bond premium). A U.S. holder may elect to amortize the premium using a constant yield method over the remaining term of the exchange note (or until an earlier call date, as applicable). The amortized amount of the premium for a taxable year generally will be treated first as a reduction of interest on the exchange note included in such taxable year to the extent thereof, then as a deduction allowed in that taxable year to the extent of the U.S. holder's prior interest inclusions on the exchange note, and finally as a carryforward allowable against the U.S. holder's future interest inclusions on the exchange note. The election, once made, is irrevocable without the consent of the Internal Revenue Service and applies to all taxable bonds held during the taxable year for which the election is made or subsequently acquired.

     Dispositions. Upon the sale, exchange, retirement, redemption or other taxable disposition of an exchange note, a U.S. holder generally will recognize taxable gain or loss in an amount equal to the difference, if any, between the amount realized on the disposition and the U.S. holder's adjusted tax basis in the exchange note. A U.S. holder's adjusted tax basis in an exchange note will generally equal the cost of the exchange note (or, in the case of an exchange note acquired in exchange for an outstanding note in the exchange offer, the tax basis of the outstanding note, as discussed above under "U.S. Federal Income Tax Consequences of the Exchange Offer"), increased by the amount of any market discount previously included in the U.S. holder's gross income, and reduced by the amount of any amortizable bond premium applied to reduce, or allowed as a deduction against, interest with respect to the exchange note.

     Gain or loss recognized by a U.S. holder on the taxable disposition of an exchange note generally will be capital gain or loss (except with respect to any amount received that is attributable to accrued but unpaid interest, which will be taxable in the manner described above under "Taxation of Stated Interest"). Such capital gain or loss will be long-term capital gain or loss if the exchange note has been held for more than one year at the time of the disposition (taking into account for this purpose, in the case of an exchange note received in exchange for an outstanding note in the exchange offer, the period of time that the outstanding note was held). Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum tax rate of 20%. Subject to limited exceptions, capital losses cannot be used to offset ordinary income.

     Backup Withholding. In general, "backup withholding" at a rate of 31% may apply

     - to payments of principal and interest made on an exchange note, and

     - to payment of the proceeds of a sale or exchange of an exchange note before maturity that are made to a non-corporate U.S. holder if the holder fails to provide a correct taxpayer identification number or otherwise fails to comply with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a U.S. holder's U.S. federal income tax liability, provided that correct information is provided to the Internal Revenue Service. Corporate U.S. holders are not subject to backup withholding. To avoid backup withholding, corporate holders may also be required to provide a correct taxpayer identification number.

U.S. FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO NON-U.S. HOLDERS

     For the purposes of the following discussion, a non-U.S. holder is a beneficial owner of an exchange note that is not, for U.S. federal income tax purposes, a U.S. holder. An individual may, subject to exceptions, be deemed to be a resident alien, as opposed to a non-resident alien, by virtue of being present in the United States:

     - on at least 31 days in the calendar year, and

     - for an aggregate of at least 183 days during a three-year period ending in the current calendar year, counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year.

     See "U.S. Federal Income Tax Consequences to U.S. holders" for a discussion of the U.S. federal income tax consequences applicable to a resident alien.

     Under present U.S. federal income and estate tax law and subject to the discussion of backup withholding below:

     (a) payments of principal, premium, if any, and interest on an exchange note by us or any of our paying agents to a non-U.S. holder will not be subject to withholding of U.S. federal income tax, provided that in the case of interest

     - the non-U.S. holder does not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder

     - the non-U.S. holder is not (x) a controlled foreign corporation that is related, directly or indirectly, to us through sufficient stock ownership, or (y) a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code

     - such interest is not effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, and

     - either (A) the beneficial owner of the exchange note certifies to us or our paying agent, under penalties of perjury, that it is not a "United States person" within the meaning of the Internal Revenue Code and provides its name and address, or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business and holds the exchange note on behalf of the beneficial owner certifies to us or our paying agent under penalties of perjury that it, or the financial institution between it and the beneficial owner, has received from the beneficial owner a statement, under penalties of perjury, that it is not a "United States person" and provides the payor with a copy of this statement.

     Non-U.S. holders may also be eligible for exemption or reduction from applicable U.S. withholding taxes if the non-U.S. holder is eligible for the benefits of an income tax treaty with the U.S. and satisfies applicable documentation requirements.

     Treasury regulations provide alternative methods for satisfying the certification requirement described in this paragraph (a). These regulations may require a non-U.S. holder that provides an IRS form (as discussed in paragraph
(c) below), or that claims the benefit of an income tax treaty, to also provide its U.S. taxpayer identification number. These regulations generally also will require, in the case of an exchange note held by a foreign partnership, that

     - the certification described in paragraph (a) above be provided by the partners, and

     - the partnership provide certain information, including a U.S. taxpayer identification number.

Further, a look-through rule will apply in the case of tiered partnerships.

     If a non-U.S. holder is engaged in a trade or business in the United States and interest on the exchange note is effectively connected with the conduct of that trade or business or, if an income tax treaty applies, and the non-U.S. holder maintains a U.S. "permanent establishment" to which the interest is generally attributable, interest on the exchange note will be exempt from the withholding tax discussed in the preceding paragraph (a), provided that the holder furnishes a properly executed IRS form on or before any payment date to claim the exemption, but may be taxable income for U.S. federal income tax purposes, and, accordingly, may be taxable in the manner described above under "U.S. Federal Income Tax Consequences to U.S. holders -- Taxation of Stated Interest."

     (b) a non-U.S. holder will not be subject to U.S. federal income tax on any gain or income realized on the sale, exchange, redemption, retirement at maturity or other disposition of an exchange note (provided that, in the case of proceeds representing accrued interest, the conditions described in paragraph
(a) above are met) unless

     - in the case of gain, the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year and specific other conditions are met, or

     - the gain is effectively connected with the conduct of a U.S. trade or business by the non-U.S. holder, and if an income tax treaty applies, is generally attributable to a U.S. "permanent establishment" maintained by the non-U.S. holder; and

     (c) an exchange note held by an individual who at the time of death is not a citizen or resident of the United States will not be subject to U.S. federal estate tax as a result of death if, at the time of death

     - the individual did not directly or indirectly, actually or constructively, own ten percent or more of the total combined voting power of all classes of our stock entitled to vote within the meaning of
       Section 871(h)(3) of the Internal Revenue Code and the Treasury regulations thereunder, and

     - the income on the exchange note would not have been effectively connected with the conduct of a trade or business by the individual in the United States.

     A foreign corporation that is a holder of an exchange note may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on an exchange note or gain recognized on the disposition of an exchange note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the foreign corporation of a trade or business in the United States.

     Backup Withholding and Information Reporting. Interest paid to non-U.S. holders may be subject to information reporting and U.S. backup withholding tax at a rate of 31%. If you are a non-U.S. holder, you will be exempt from such backup withholding tax if you provide a Form W-8BEN or otherwise meet documentary evidence requirements for establishing that you are a non-U.S. holder or otherwise establish an exemption.

     The gross proceeds from the disposition of the exchange notes may be subject to information reporting and backup withholding tax at a rate of 31%. If you sell the exchange notes outside the U.S. through a non-U.S. office of a non-U.S. broker and the sales proceeds are paid to you outside the U.S., then the U.S. backup withholding and information reporting requirements generally will not apply to that payment. However, U.S. information reporting will apply to a payment of sales proceeds, even if that payment is made outside the U.S., if you sell the exchange notes through a non-U.S. office of a broker that:

     - is a U.S. person

     - derives 50% or more of its gross income in specific periods from the conduct of a trade or business in the U.S.

     - is a "controlled foreign corporation" for U.S. tax purposes, or

     - is a foreign partnership, if at any time during its tax year:

        - one or more of its partners are U.S. persons who in the aggregate hold more than 50% of the income or capital interests in the partnership, or

        - the foreign partnership is engaged in a U.S. trade or business,

unless the broker has documentary evidence in its files that you are a non-U.S. person and certain other conditions are met or you otherwise establish an exemption. Even if U.S. information reporting applies as described immediately above, backup withholding will not apply to such a payment of sales proceeds.

     If you receive payments of the proceeds of a sale of our common stock to or through a U.S. office of a broker, the payment is subject to both U.S. backup withholding and information reporting unless you provide a Form W-8BEN certifying that you are a non-U.S. person or you otherwise establish an exemption.

     You should consult your own tax advisor regarding application of backup withholding in your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current Treasury regulations. Any amounts withheld under backup withholding rules from a payment to a non-U.S. holder will be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided the required information is furnished to the U.S. Internal Revenue Service.

                              PLAN OF DISTRIBUTION

     Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that we will, for a period of 90 days after the consummation of the exchange offer, make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

     We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

     For a period of 90 days after the consummation of the exchange offer, we will promptly send additional copies of the prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such document in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

     Following consummation of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of outstanding notes who did not exchange their outstanding notes for exchange notes in the exchange offer on terms which may differ from those contained in the Registration Agreement. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any such additional exchange offers. Such additional exchange offers will take place from time to time until all outstanding notes have been exchanged for exchange notes pursuant to the terms and conditions contained herein.

                         VALIDITY OF THE EXCHANGE NOTES

     The validity of the exchange notes will be passed upon for us by Fried, Frank, Harris, Shriver & Jacobson (a partnership including professional corporations), New York, New York.

                                    EXPERTS


     The consolidated financial statements included in Allied's annual report on Form 10-K for the fiscal year ended December 31, 2000 and the consolidated financial statements of BFI included in Allied's current reports on Form 8-K filed July 19, 1999 and August 23, 2001, incorporated by reference in this prospectus, have been audited by Arthur Andersen LLP, independent public accountants as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

[ALLIED WASTE LOGO]

                        ALLIED WASTE NORTH AMERICA, INC.

                                   Offer for

                                All Outstanding

                 8 7/8% Series A Senior Secured Notes Due 2008

                                       of

                        ALLIED WASTE NORTH AMERICA, INC.
                            ------------------------
                                   PROSPECTUS
                            ------------------------


                                August   , 2001


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     We are incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits and proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

     The DGCL further authorizes a Delaware corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     The Company's Certificate of Incorporation and Bylaws provide for the indemnification of the Company's directors to the fullest extent permitted under Delaware law. Pursuant to employment agreements entered into by the Company with its executive officers and certain other key employees, the Company must indemnify such officers and employees in the same manner and to the same extent that the Company is required to indemnify its directors under the Company's Bylaws. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws. The Company has entered into indemnification agreements to indemnify its directors to the extent permitted under Delaware law.

ITEM 21.  EXHIBITS AND FINANCIAL DATA SCHEDULES.

     (A) Exhibits

     The following is a list of all the exhibits filed as part of the Registration Statement.

NUMBER                           DESCRIPTION
------                           -----------
  2.1    Amended and Restated Agreement and Plan of Reorganization
         between Allied Waste Industries, Inc. and Rabanco
         Acquisition Company, Rabanco Acquisition Company Two,
         Rabanco Acquisition Company Three, Rabanco Acquisition
         Company Four, Rabanco Acquisition Company Five, Rabanco
         Acquisition Company Six, Rabanco Acquisition Company Seven,
         Rabanco Acquisition Company Eight, Rabanco Acquisition
         Company Nine, Rabanco Acquisition Company Ten, Rabanco
         Acquisition Company Eleven, and Rabanco Acquisition Company
         Twelve. Exhibit 2.4 to Allied's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998 is incorporated
         herein by reference.
  2.2    Agreement and Plan of Merger dated as of August 10, 1998 by and among Allied Waste Industries, Inc., AWIN II Acquisition
         Corporation and American Disposal Services, Inc. Exhibit 2
         to Allied's Current Report on Form 8-K filed August 21, 1998 is incorporated herein by reference.
  2.3    Agreement and Plan of Merger dated as of March 7, 1999 by
         and among Allied Waste Industries, Inc., AWIN I Acquisition
         Corporation and Browning-Ferris Industries, Inc. Exhibit 2
         to Allied's Current Report on Form 8-K filed March 16, 1999 is incorporated herein by reference.
  3.1    Amended Certificate of Incorporation of the Company. Exhibit
         3.1 to the Company's Report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated herein by reference.
  3.2    Amended and Restated Bylaws of the Company as of May 13,
         1997. Exhibit 3.2 to the Company's Report on Form 10-Q for
         the quarter ended June 30, 1997 is incorporated herein by
         reference.
3.2(i)   Amendment to the Bylaws of the Company, effective July 30,
         1999. Exhibit 3.2 to Allied's Report on Form 10-K for the
         year ended December 31, 1999 is incorporated herein by
         reference.
  3.3    Amendment to Amended Certificate of Incorporation of the
         Company dated October 15, 1998. Exhibit 3.4 to the Company's
         Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
  4.1    Sixth Supplemental Indenture relating to the 8 7/8% Senior
         Notes due 2008, dated January 30, 2001, among Allied NA,
         certain guarantors signatory thereto, and U.S. Bank Trust
         National Association, as Trustee. Exhibit 4.1 to Allied's
         Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
 *4.2    Amendment No. 1 to Sixth Supplemental Indenture relating to the 8 7/8% Senior Notes due 2008, dated as of June 29, 2001, among Allied NA, certain guarantors signatory thereto, and
         U.S. Bank Trust National Association, as Trustee.
  4.3    Form of 8 7/8% Senior Notes due 2008 (included in Exhibit
         4.2).
  4.4    Registration Rights Agreement, dated as of January 30, 2001, by and among the Company, the Guarantors and the initial
         purchasers, relating to the $600 million 8 7/8% Senior
         Secured Notes due 2008. Exhibit 4.3 to Allied's Report on
         Form 10-Q for the quarter ended March 31, 2001 is
         incorporated herein by reference.
  4.5    1991 Incentive Stock Plan of Allied. Exhibit 10.T to
         Allied's Form 10 dated May 14, 1991 is incorporated herein by reference.
  4.6    1991 Non-Employee Director Stock Plan of Allied. Exhibit
         10.U to Allied's Form 10 dated May 14, 1991 is incorporated herein by reference.
  4.7    1993 Incentive Stock Plan of Allied. Exhibit 10.3 to
         Allied's Registration Statement on Form S-l (No. 33-73110)
         is incorporated herein by reference.

NUMBER                           DESCRIPTION
------                           -----------
  4.8    1994 Amended and Restated Non-Employee Director Stock Option
         Plan of Allied. Exhibit B to Allied's Definitive Proxy
         Statement in accordance with Schedule 14A dated April 28,
         1994 is incorporated herein by reference.
  4.9    Amendment to the 1994 Amended and Restated Non-Employee
         Director Stock Option Plan. Exhibit 10.2 to Allied's
         Quarterly Report on Form 10-Q dated August 10, 1995 is
         incorporated herein by reference.
  4.10   Amended and Restated 1994 Incentive Stock Plan. Exhibit 10.1
         to Allied's Quarterly Report on Form 10-Q dated May 31, 1996 is incorporated herein by reference.
  4.11   Amendment No. 1 to the 1991 Incentive Stock Plan dated
         November 1, 1996. Exhibit 4.20 to Allied's Annual Report on
         Form 10-K dated March 31, 1998 is incorporated herein by
         reference.
  4.12   Senior Indenture relating to the 1998 Senior Notes dated as of December 23, 1998, by and among Allied NA and U.S. Bank
         Trust National Association, as Trustee, with respect to the
         1998 Senior Notes and Exchange Notes. Exhibit 4.1 to
         Allied's Registration Statement on Form S-4 (No. 333-70709)
         is incorporated herein by reference.
  4.13   Five Year Series Supplemental Indenture relating to the 1998
         Five Year Notes, dated December 23, 1998, among Allied NA, the Guarantors and the Trustee. Exhibit 4.2 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.14   Form of Series B Five Year Notes (included in Exhibit 4.21).
         Exhibit 4.3 to Allied's Registration Statement on Form S-4
         (No. 333-70709) is incorporated herein by reference.
  4.15   Seven Year Series Supplemental Indenture relating to the
         1998 Seven Year Notes, dated December 23, 1998, among Allied
         NA, the Guarantors and the Trustee. Exhibit 4.4 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.16   Form of Series B Seven Year Notes (included in Exhibit
         4.25). Exhibit 4.5 to Allied's Registration Statement on
         Form S-4 (No. 333-70709) is incorporated herein by
         reference.
  4.17   Ten Year Series Supplemental Indenture relating to the 1998
         Ten Year Notes, dated December 23, 1998, among Allied NA,
         the Guarantors and the Trustee. Exhibit 4.6 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.18   Form of Series B Ten Year Notes. Exhibit 4.7 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.19   Fourth Supplemental Indenture relating to the 1998 Senior
         Notes, dated as of July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National
         Association, as Trustee. Exhibit 4.26 to Allied's Report on
         Form 10-Q for the quarter ended June 30, 2000 is
         incorporated herein by reference.
  4.20   Fifth Supplemental Indenture relating to the 1998 Senior
         Notes, dated as of December 29, 1999, among Allied NA,
         certain guarantors signatory thereto, and U.S. Bank Trust
         National Association, as Trustee. Exhibit 4.27 to Allied's
         Report on Form 10-Q for the quarter ended June 30, 2000 is incorporated herein by reference.
 *4.21   Seventh Supplemental Indenture relating to the 1998 Senior
         Notes and the 8 7/8% Senior Notes due 2008, dated as of June
         29, 2001, among Allied NA, certain guarantors signatory
         thereto, and U.S. Bank Trust National Association, as
         Trustee.
 *4.22   Restated Indenture relating to debt issued by
         Browning-Ferris Industries, Inc., dated September 1, 1991, among BFI and First City, Texas-Houston, National
         Association, as Trustee.
 *4.23   First Supplemental Indenture relating to the debt issued by
         Browning-Ferris Industries, Inc., dated July 30, 1999, among
         Allied, Allied NA, Browning-Ferris Industries, Inc. and
         Chase Bank of Texas, National Association, as Trustee.

NUMBER                           DESCRIPTION
------                           -----------
  4.24   Collateral Trust Agreement, dated July 30, 1999, among
         Allied NA, certain of its subsidiaries, and The Chase
         Manhattan Bank, as Collateral Trustee. Exhibit 4.4 to
         Allied's Report on Form 10-Q for the quarter ended March 31,
         2001 is incorporated herein by reference.
  4.25   Amendment to the Collateral Trust Agreement, dated January
         25, 2001, among Allied NA, certain of its subsidiaries, and
         The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.5
         to Allied's Report on Form 10-Q for the quarter ended March
         31, 2001 is incorporated herein by reference.
  4.26   Shared Collateral Pledge Agreement, dated July 30, 1999,
         among Allied NA, certain of its subsidiaries, and The Chase
         Manhattan Bank, as Collateral Trustee. Exhibit 4.6 to
         Allied's Report on Form 10-Q for the quarter ended March 31,
         2001 is incorporated herein by reference.
  4.27   Amendment to the Shared Collateral Pledge Agreement, dated
         January 25, 2001, among Allied NA, certain of its
         subsidiaries, and The Chase Manhattan Bank, as Collateral
         Trustee. Exhibit 4.7 to Allied's Report on Form 10-Q for the
         quarter ended March 31, 2001 is incorporated herein by
         reference.
  4.28   Shared Collateral Security Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase
         Manhattan Bank, as Collateral Trustee. Exhibit 4.8 to
         Allied's Report on Form 10-Q for the quarter ended March 31,
         2001 is incorporated herein by reference.
  4.29   Amendment to the Shared Collateral Security Agreement, dated
         January 25, 2001, among Allied NA, certain of its
         subsidiaries, and The Chase Manhattan Bank, as Collateral
         Trustee. Exhibit 4.9 to Allied's Report on Form 10-Q for the
         quarter ended March 31, 2001 is incorporated herein by
         reference.
  4.30   Certificate of Designation for Series A Senior Convertible
         Preferred Stock. Exhibit 4.1 to Allied's current report on
         Form 8-K dated August 10, 1999 is incorporated herein by
         reference.
  4.31   Certificate of Designation for Series B Junior Preferred
         Stock. Exhibit 4.2 to Allied's current report on Form 8-K
         dated August 10, 1999 is incorporated herein by reference.
  4.32   Subordinated Indenture, dated July 30, 1999, among Allied
         NA, certain guarantors signatory thereto, and U.S. Bank
         Trust National Association, as Trustee, regarding the 10%
         Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.1
         to Allied's Registration Statement on Form S-4 (No.
         333-91539) is incorporated herein by reference.
  4.33   First Supplemental Indenture, dated July 30, 1999 among
         Allied NA, certain subsidiaries of Allied NA and U.S. Bank
         Trust, National Association, as Trustee, regarding 10%
         Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.3
         to Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
  4.34   Second Supplemental Subordinated Indenture relating to the
         10% Senior Subordinated Notes due 2009 of Allied NA, dated
         December 29, 1999, among Allied NA, certain guarantors
         signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.2 to Allied's Registration Statement
         on Form S-4 (No. 333-91539) is incorporated herein by
         reference.
  4.35   Form of 10% Series B Senior Subordinated Notes due 2009
         (included in Exhibit 4.25) is incorporated herein by
         reference.
  4.36   Rights Agreement, dated as of May 25, 2000, between Allied and American Stock Transfer & Trust Company, as Rights
         Agent. Exhibit 1 to Allied's Registration Statement on Form
         8-A filed May 31, 2000 is incorporated herein by reference.
 *5.1    Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to
         the legality of the securities, dated June 29, 2001.
 10.1    Purchase Agreement dated January 25, 2001, by and among the
         Company, the Guarantors and the initial purchasers, with
         respect to the $600 million 8 7/8% Senior Secured Notes due
         2008. Exhibit 10.1 to Allied's Report on Form 10-Q for the
         quarter ended March 31, 2001 is incorporated herein by
         reference.

NUMBER                           DESCRIPTION
------                           -----------
 10.2    Securities Purchase Agreement dated April 21, 1997 between
         Apollo Investment Fund III, L.P., Apollo Overseas Partners
         III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone
         Capital Partners II Merchant Banking Fund L.P., Blackstone
         Offshore Capital Partners II L.P. and Blackstone Family
         Investment Partnership II L.P.; Laidlaw Inc. and Laidlaw
         Transportation, Inc.; and Allied Waste Industries, Inc.
         Exhibit 10.1 to Allied's Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated herein by reference.
 10.3    Executive Employment Agreement between Allied and Thomas H.
         Van Weelden dated January 1, 1999. Exhibit 10.9 to Allied's
         Report on Form 10-Q for the quarter ended March 31, 1999 is incorporated herein by reference.
 10.4    Executive Employment Agreement between Allied and Larry D.
         Henk dated June 6, 1997. Exhibit 10.4 to Allied's Report on
         Form 10-Q for the quarter ended June 30, 1997 is
         incorporated herein by reference.
 10.5    Executive Employment Agreement between Allied and Steven M.
         Helm dated June 6, 1997. Exhibit 10.5 to Allied's Report on
         Form 10-Q for the quarter ended June 30, 1997 is
         incorporated herein by reference.
 10.6    Executive Employment Agreement between Allied and Donald W.
         Slager dated January 1, 1999. Exhibit 10.12 to Allied's
         Report on Form 10-Q for the quarter ended March 31, 1999 is incorporated herein by reference.
 10.7    Executive Employment Agreement between Allied and Peter S.
         Hathaway dated June 6, 1997. Exhibit 10.14 to Allied's
         Report on Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.
 10.8    Executive Employment Agreement between Allied and Michael G.
         Hannon dated June 6, 1997. Exhibit 10.15 to Allied's Report on Form 10-K for the year ended December 31, 1997 is
         incorporated herein by reference.
 10.9    Registration Rights Agreement, dated as of July 30, 1999, by and among Allied, the Guarantors and the initial purchasers, relating to the $2,000,000,000 10% Senior Subordinated Notes due 2009. Exhibit 10.3 to Allied's Current Report on Form
         8-K dated August 10, 1999 is incorporated herein by
         reference.
 10.10   Purchase Agreement dated July 27, 1999, by and among Allied, the Guarantors and the initial purchasers, with respect to the $2,000,000,000 10% Senior Subordinated Notes due 2009.
         Exhibit 10.4 to Allied's Current Report on Form 8-K dated
         August 10, 1999 is incorporated herein by reference.
 10.11   Credit Facility dated as of July 21, 1999. Exhibit 10.1 to
         Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
 10.12   Non-Shared Collateral Security Agreement, dated July 30,
         1999, among Allied, Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Agent. Exhibit
         10.2 to Allied's Report on Form 10-Q for the quarter ended
         March 31, 2001 is incorporated herein by reference.
 10.13   Non-Shared Collateral Pledge Agreement, dated July 30, 1999, among Allied, Allied NA, certain of its subsidiaries, and
         The Chase Manhattan Bank, as Collateral Agent. Exhibit 10.3
         to Allied's Report on Form 10-Q for the quarter ended March
         31, 2001 is incorporated herein by reference.
 10.14   Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999, between Allied and the purchasers of the
         Series A Senior Convertible Preferred Stock and related
         parties. Exhibit 10.2 to Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
 10.15   Amended and Restated Registration Rights Agreement dated as of July 30, 1999, between Allied and the purchasers of the
         Series A Senior Convertible Preferred Stock and related
         parties. Exhibit 10.3 to Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.

NUMBER                           DESCRIPTION
------                           -----------
 12.1    Ratio of earnings to fixed charges and preferred stock
         dividends. Exhibit 12 to Allied's Report on Form 10-K for
         the fiscal year ended December 31, 2000 is incorporated
         herein by reference.
*23.1    Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in Exhibit 5.1)
+23.2    Consent of Arthur Andersen LLP.
 24.1    Powers of Attorney (included in the signature pages to this
         Registration Statement).
*25.1    Statement of Eligibility and Qualification of Trustee on
         Form T-1 of U.S. Bank Trust National Association under the
         Trust Indenture Act of 1939.
*99.1    Form of Letter of Transmittal, with respect to outstanding notes and exchange notes.
*99.2    Form of Notice of Guaranteed Delivery, with respect to
         outstanding notes and exchange notes.
*99.3    Form of Instructions to Registered Holder and/or Book-Entry
         Transfer Facility Participant From Beneficial Owners.
*99.4    Letter to Our Clients.
  *      Previously filed.
  +      Filed herewith.


     (B) Financial Statement Schedules

     Schedules are omitted since the information required to be submitted has been included in the Supplemental Consolidated Financial Statements of the Company or the notes thereto, or the required information is not applicable.

ITEM 22.  UNDERTAKINGS

     The Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

          (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

          (6) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Allied Waste Industries, Inc. has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          Allied Waste Industries, Inc.

                                          By: /s/    THOMAS W. RYAN
                                            ------------------------------------
                                                       Thomas W. Ryan
                                             Executive Vice President and Chief
                                                     Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
               /s/ THOMAS H. VAN WEELDEN*                 Chairman of the Board of Directors and Chief
--------------------------------------------------------    Executive Officer (Principal Executive
                 Thomas H. Van Weelden                      Officer)

                   /s/ THOMAS W. RYAN                     Executive Vice President and Chief Financial
--------------------------------------------------------    Officer (Principal Financial Officer)
                     Thomas W. Ryan

                   /s/ JAMES E. GRAY*                     Vice President, Controller and Chief
--------------------------------------------------------    Accounting Officer (Principal Accounting
                     James E. Gray                          Officer)

                   /s/ NOLAN LEHMANN*                     Director
--------------------------------------------------------
                     Nolan Lehmann

                                                          Director
--------------------------------------------------------
                     Michael Gross

                 /s/ ANTONY P. RESSLER*                   Director
--------------------------------------------------------
                   Antony P. Ressler

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                                                          Director
--------------------------------------------------------
                    Howard A. Lipson

                  /s/ DENNIS HENDRIX*                     Director
--------------------------------------------------------
                     Dennis Hendrix

                  /s/ ROGER A. RAMSEY*                    Director
--------------------------------------------------------
                    Roger A. Ramsey

                                                          Director
--------------------------------------------------------
                    Warren B. Rudman

                   /s/ VINCENT TESE*                      Director
--------------------------------------------------------
                      Vincent Tese

                   /s/ DAVID BLITZER*                     Director
--------------------------------------------------------
                     David Blitzer

                   /s/ LEON D. BLACK*                     Director
--------------------------------------------------------
                     Leon D. Black

                   /s/ ROBERT AGATE*                      Director
--------------------------------------------------------
                      Robert Agate

                *By: /s/ THOMAS W. RYAN
  ---------------------------------------------------
                     Thomas W. Ryan
                    Attorney-in-fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Allied Waste North America, Inc. has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          Allied Waste North America, Inc.

                                          By: /s/   PETER S. HATHAWAY
                                            ------------------------------------
                                                     Peter S. Hathaway
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
               /s/ THOMAS H. VAN WEELDEN*                 Director, President and Chief Executive
--------------------------------------------------------    Officer (Principal Executive Officer)
                 Thomas H. Van Weelden

                 /s/ PETER S. HATHAWAY                    Director, Vice President and Chief
--------------------------------------------------------    Accounting Officer (Principal Accounting
                   Peter S. Hathaway                        Officer)

                 /s/ THOMAS P. MARTIN*                    Vice President and Treasurer (Principal
--------------------------------------------------------    Financial Officer)
                    Thomas P. Martin

                  /s/ STEVEN M. HELM*                     Director, Vice President -- Legal and
--------------------------------------------------------    Corporate Secretary
                     Steven M. Helm

               *By: /s/ PETER S. HATHAWAY
  ----------------------------------------------------
                   Peter S. Hathaway
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule A hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule A hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                      Attorney-in-Fact


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President
--------------------------------------------------------    (Principal Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------    Officer and Principal Accounting Officer)
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ----------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule B hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule B hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and President (Principal Executive
--------------------------------------------------------    Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------    Officer and Principal Accounting Officer)
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule C hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule C hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ PETER S. HATHAWAY*                   Director and President (Principal Executive
--------------------------------------------------------    Officer)
                   Peter S. Hathaway

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                  /s/ STEVEN M. HELM*                     Director and Secretary
--------------------------------------------------------
                     Steven M. Helm

                 /s/ MICHAEL G. HANNON*                   Director
--------------------------------------------------------
                   Michael G. Hannon

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule D hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule D hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ DONALD W. SLAGER*                    President (Principal Executive Officer)
--------------------------------------------------------
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                    Director and President of Browning-Ferris
--------------------------------------------------------    Industries, Inc., Member
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Browning-Ferris
--------------------------------------------------------    Industries, Inc., Member
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director of Browning-Ferris Industries,
--------------------------------------------------------    Inc., Member
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule E hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule E hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ PETER S. HATHAWAY*                   Director and President (Principal Executive
--------------------------------------------------------    Officer)
                   Peter S. Hathaway

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule F hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule F hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------    Officer and Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                    Director and Vice President (Acting
--------------------------------------------------------    Principal Executive Officer)
                    Donald W. Slager

                   /s/ JAMES E. GRAY*                     Director
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule G hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule G hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ DONALD W. SLAGER*                    Executive Vice President (Principal
--------------------------------------------------------    Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

               /s/ THOMAS H. VAN WEELDEN*                 Director, President and Chief Executive
--------------------------------------------------------    Officer of Allied Waste North America,
                 Thomas H. Van Weelden                      Inc. as Managing Member

                  /s/ STEVEN M. HELM*                     Director, Vice President -- Legal and
--------------------------------------------------------    Corporate Secretary of Allied Waste North
                     Steven M. Helm                         America, Inc. as Managing Member

                 /s/ PETER S. HATHAWAY*                   Director, Vice President and Chief
--------------------------------------------------------    Accounting Officer of Allied Waste North
                   Peter S. Hathaway                        America, Inc. as Managing Member

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule H hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule H hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and President
--------------------------------------------------------  (Principal Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------  Officer and Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DOUGLAS W. BORRO*                    Director
--------------------------------------------------------
                    Douglas W. Borro

                                                          Director
--------------------------------------------------------
                       Ward Herst

                   /s/ JO LYNN WHITE*                     Director
--------------------------------------------------------
                     Jo Lynn White

                    /s/ STEVE DOSS*                       Director
--------------------------------------------------------
                       Steve Doss

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule I hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule I hereto.


                                          By: Allied Waste Landfill Holdings,
                                          Inc.


                                          General Partner


                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and President of Allied Waste
--------------------------------------------------------    Landfill Landfill Holdings, Inc.
                    Donald W. Slager                        (Principal Executive Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Allied Waste
--------------------------------------------------------    Landfill Holdings, Inc. (Principal
                    Thomas P. Martin                        Financial Officer and Principal Accounting
                                                            Officer)

                   /s/ JAMES E. GRAY*                     Director of Allied Waste Landfill Holdings,
--------------------------------------------------------    Inc.
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule J hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule J hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    President (Principal Executive Officer)
--------------------------------------------------------
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                    Director and President of BFI Waste Systems
--------------------------------------------------------    of North America, Inc., Member
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of BFI Waste Systems
--------------------------------------------------------    of North America, Inc., Member
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director of BFI Waste Systems of North
--------------------------------------------------------    America, Inc., Member
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule K hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule K hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    President and Director (Principal Executive
--------------------------------------------------------    Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------    Officer and Principal Accounting Officer)
                    Thomas P. Martin

                   /s/ DOUGLAS BORRO*                     Director
--------------------------------------------------------
                     Douglas Borro

                   /s/ JO LYNN WHITE*                     Director
--------------------------------------------------------
                     Jo Lynn White

                                                          Director
--------------------------------------------------------
                     Ronald Poland

                                                          Director of BFI Energy Systems of Boston,
--------------------------------------------------------    Inc.
                    Victoria Warren

                   /s/ DOUGLAS JUNK*                      Director of BFI Energy Systems of Plymouth,
--------------------------------------------------------    Inc.
                      Douglas Junk

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                    /s/ STEVEN DOSS*                      Director of BFI TransRiver (LP), Inc.
--------------------------------------------------------
                      Steven Doss

                   /s/ RANDY BODNAR*                      Director of Browning-Ferris Industries Asia
--------------------------------------------------------    Pacific, Inc.
                      Randy Bodnar

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule L hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule L hereto.

                                          By: Allied Waste Landfill Holdings,
                                          Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: Allied Waste North America, Inc.
                                          General Partner

                                          By: /s/   PETER S. HATHAWAY
                                            ------------------------------------
                                                     Peter S. Hathaway
                                                       Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and President of Allied Waste
--------------------------------------------------------    Landfill Holdings, Inc. (Principal
                    Donald W. Slager                        Executive Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Allied Waste
--------------------------------------------------------    Landfill Holdings, Inc. (Principal
                    Thomas P. Martin                        Financial Officer and Principal Accounting
                                                            Officer)

                   /s/ JAMES E. GRAY*                     Director of Allied Waste Landfill Holdings,
--------------------------------------------------------    Inc.
                     James E. Gray

               /s/ THOMAS H. VAN WEELDEN*                 Director, President and Chief Executive
--------------------------------------------------------    Officer of Allied Waste North America Inc.
                 Thomas H. Van Weelden                      (Principal Executive Officer)

                  /s/ STEVEN M. HELM*                     Director, Vice President -- Legal and
--------------------------------------------------------    Corporate Secretary of Allied Waste North
                     Steven M. Helm                         America Inc.

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ PETER S. HATHAWAY*                   Director, Vice President and Chief
--------------------------------------------------------    Accounting Officer of Allied Waste North
                   Peter S. Hathaway                        America, Inc. (Principal Accounting
                                                            Officer)

                  /s/ THOMAS P. MARTIN                    Vice President and Treasurer of Allied Waste
--------------------------------------------------------    North America, Inc. (Principal Financial
                    Thomas P. Martin                        Officer)

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule M hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule M hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                              TITLE
                       ---------                                              -----

                 /s/ DONALD W. SLAGER*                      President (Principal Executive Officer)
--------------------------------------------------------
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Treasurer (Principal Financial Officer and
--------------------------------------------------------      Principal Accounting Officer)
                    Thomas P. Martin

               /s/ THOMAS H. VAN WEELDEN*                   Director, President and Chief Executive
--------------------------------------------------------      Officer of Allied Waste North America,
                 Thomas H. Van Weelden                        Inc., Member

                 /s/ PETER S. HATHAWAY*                     Director, Vice President -- Chief
--------------------------------------------------------      Accounting Officer of Allied Waste North
                   Peter S. Hathaway                          America, Inc., Member

                  /s/ STEVEN M. HELM*                       Director, Vice President -- Legal and
--------------------------------------------------------      Corporate Secretary of Allied Waste
                     Steven M. Helm                           North America, Inc., Member

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule N hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule N hereto.

                                          By: Liberty Waste Services of
                                          Illinois, L.L.C.
                                          Managing Member

                                          By: Liberty Waste Services Limited,
                                          L.L.C.
                                          Managing Member of Liberty Waste
                                          Services of Illinois, L.L.C.

                                          By: American Disposal Services of
                                          Illinois, Inc.
                                          Managing Member of Liberty Waste
                                          Services Limited, L.L.C.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                              TITLE
                       ---------                                              -----
                 /s/ DONALD W. SLAGER*                      Executive Vice President (Principal
--------------------------------------------------------      Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Treasurer (Principal Financial Officer and
--------------------------------------------------------      Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                      Director and Executive Vice President of
--------------------------------------------------------      American Disposal Services Illinois,
                    Donald W. Slager                          Inc.

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of American
--------------------------------------------------------      Disposal Services of Illinois, Inc.
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                       Director of American Disposal Services of
--------------------------------------------------------      Illinois, Inc.
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule O hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule O hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                              TITLE
                       ---------                                              -----

                 /s/ DONALD W. SLAGER*                      President (Principal Executive Officer)
--------------------------------------------------------
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Treasurer (Principal Financial Officer and
--------------------------------------------------------      Principal Accounting Officer)
                    Thomas P. Martin

               /s/ THOMAS H. VAN WEELDEN*                   Director, President and Chief Executive
--------------------------------------------------------      Officer of Allied Waste North America,
                 Thomas H. Van Weelden                        Inc. as Managing Member

                  /s/ STEVEN M. HELM*                       Director, Vice President -- Legal and
--------------------------------------------------------      Corporate Secretary of Allied Waste
                     Steven M. Helm                           North America, Inc. as Managing Member

                 /s/ PETER S. HATHAWAY*                     Director, Vice President and Chief
--------------------------------------------------------      Accounting Officer of Allied Waste North
                   Peter S. Hathaway                          America, Inc. as Managing Member

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule P hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule P hereto.

                                          By: Liberty Waste Services Limited,
                                          L.L.C.
                                          Managing Member

                                          By: American Disposal Services of
                                          Illinois, Inc.
                                          Managing Member of Liberty Waste
                                          Services Limited, L.L.C.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ DONALD W. SLAGER*                    Executive Vice President (Principal
--------------------------------------------------------    Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    American Disposal Services of Illinois,
                    Donald W. Slager                        Inc.

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of American Disposal
--------------------------------------------------------    Services of Illinois, Inc.
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director of American Disposal Services of
--------------------------------------------------------    Illinois, Inc.
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Q hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule Q hereto.

                                          By: American Disposal Services of
                                          Illinois, Inc.
                                          Managing Member

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Executive Vice President (Principal
--------------------------------------------------------    Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    American Disposal Services of Illinois,
                    Donald W. Slager                        Inc.

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of American Disposal
--------------------------------------------------------    Services of Illinois Inc.
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director of American Disposal Services of
--------------------------------------------------------    Illinois, Inc.
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule R hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule R hereto.

                                          By: Rabanco Recycling, Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: Paper Fibers, Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    Rabanco Recycling, Inc. (Principal
                    Donald W. Slager                        Executive Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Rabanco Recycling,
--------------------------------------------------------    Inc. (Principal Financial Officer and
                    Thomas P. Martin                        Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                     Director of Rabanco Recycling, Inc.
--------------------------------------------------------
                     James E. Gray

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    Paper Fibers, Inc. (Principal Executive
                    Donald W. Slager                        Officer)

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Paper Fibers, Inc.
--------------------------------------------------------    (Principal Financial Officer and Principal
                    Thomas P. Martin                        Accounting Officer)

                   /s/ JAMES E. GRAY*                     Director of Paper Fibers, Inc.
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule S hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule S hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    President and Director (Principal Executive
--------------------------------------------------------    Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------    Officer and Principal Accounting Officer)
                    Thomas P. Martin

                   /s/ DOUGLAS BORRO*                     Director
--------------------------------------------------------
                     Douglas Borro

                   /s/ JO LYNN WHITE*                     Director
--------------------------------------------------------
                     Jo Lynn White

                   /s/ RANDY BODNAR*                      Director
--------------------------------------------------------
                      Randy Bodnar

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule T hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule T hereto.

                                          By: ECDC Holdings, Inc.
                                          Member

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                         SIGNATURE                                            TITLE
                         ---------                                            -----
                   /s/ DONALD W. SLAGER*                    Executive Vice President
  --------------------------------------------------------    (Principal Executive Officer)
                      Donald W. Slager

                    /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer
  --------------------------------------------------------    and Principal Accounting Officer)
                      Thomas P. Martin

                   /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
  --------------------------------------------------------    ECDC Holdings, Inc., Member
                      Donald W. Slager

                    /s/ THOMAS P. MARTIN                    Director and Treasurer of ECDC Holdings,
  --------------------------------------------------------    Inc., Member
                      Thomas P. Martin

                     /s/ JAMES E. GRAY*                     Director of ECDC Holdings, Inc., Member
  --------------------------------------------------------
                       James E. Gray

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule U hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule U hereto.

                                          By: Allied Waste Systems, Inc.,
                                          Member

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Executive Vice President (Principal
--------------------------------------------------------    Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                    Director and President of Allied Waste
--------------------------------------------------------    Systems, Inc., Member
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Allied Waste
--------------------------------------------------------    Systems, Inc., Member
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                     Director of Allied Waste Systems, Inc.,
--------------------------------------------------------    Member
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule V hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule V hereto.

                                          By: Rabanco Recycling, Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: Rabanco, Ltd.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    Rabanco Recycling, Inc. (Principal
                    Donald W. Slager                        Executive Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Rabanco Recycling
--------------------------------------------------------    Inc. (Principal Financial Officer and
                    Thomas P. Martin                        Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                     Director of Rabanco Recycling Inc.
--------------------------------------------------------
                     James E. Gray

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    Rabanco, Ltd. (Principal Executive
                    Donald W. Slager                        Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Rabanco, Ltd.
--------------------------------------------------------    (Principal Financial Officer and Principal
                    Thomas P. Martin                        Accounting Officer)

                       SIGNATURE                                             TITLE
                       ---------                                             -----

                   /s/ JAMES E. GRAY*                     Director of Rabanco, Ltd.
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule W hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule W hereto.

                                          By: United Waste Control Corp.
                                          Managing General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------    United Waste Control Corp. (Principal
                    Donald W. Slager                        Executive Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of United Waste
--------------------------------------------------------    Control Corp. (Principal Financial Officer
                    Thomas P. Martin                        and Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                     Director of United Waste Control Corp.
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule X hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule X hereto.

                                          By: Paper Fibres Company
                                          General Partner

                                          By: Rabanco Recycling, Inc.
                                          General Partner of Paper Fibres
                                          Company

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: Paper Fibers, Inc.
                                          General Partner of Paper Fibres
                                          Company

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: CCAI, Inc.
                                          General Partner of Paper Fibres
                                          Company

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: SSWI, Inc.
                                          General Partner of Paper Fibres
                                          Company

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                       SIGNATURE                                              TITLE
                       ---------                                              -----
                 /s/ DONALD W. SLAGER*                      Director and Executive Vice President
--------------------------------------------------------      of Rabanco Recycling, Inc.
                    Donald W. Slager                          (Principal Executive Officer)

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of Rabanco
--------------------------------------------------------      Recycling, Inc. (Principal Financial
                    Thomas P. Martin                          Officer and Principal Accounting
                                                              Officer)

                   /s/ JAMES E. GRAY*                       Director of Rabanco Recycling, Inc.
--------------------------------------------------------
                     James E. Gray

                 /s/ DONALD W. SLAGER*                      Director and Executive Vice President of
--------------------------------------------------------      Paper Fibers, Inc. (Principal Executive
                    Donald W. Slager                          Officer)

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of Paper Fibers,
--------------------------------------------------------      Inc.
                    Thomas P. Martin                          (Principal Financial Officer and
                                                              Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                       Director of Paper Fibers, Inc.
--------------------------------------------------------
                     James E. Gray

                 /s/ DONALD W. SLAGER*                      Director and Executive Vice President of
--------------------------------------------------------      CCAI, Inc. (Principal Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of CCAI, Inc.
--------------------------------------------------------      (Principal Financial Officer and
                    Thomas P. Martin                          Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                       Director of CCAI, Inc.
--------------------------------------------------------
                     James E. Gray

                 /s/ DONALD W. SLAGER*                      Director and Executive Vice President of
--------------------------------------------------------      SSWI, Inc. (Principal Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of SSWI, Inc.
--------------------------------------------------------      (Principal Financial Officer and
                    Thomas P. Martin                          Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                       Director of SSWI Inc.
--------------------------------------------------------
                     James E. Gray


               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Y hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule Y hereto.

                                          By: WJR Environmental, Inc.
                                          Managing General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of WJR
--------------------------------------------------------    Environmental, Inc. (Principal Executive
                    Donald W. Slager                        Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of WJR Environmental,
--------------------------------------------------------    Inc. (Principal Financial Officer and
                    Thomas P. Martin                        Principal Accounting Officer)

                   /s/ JAMES E. GRAY*                     Director of WJR Environmental, Inc.
--------------------------------------------------------
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule Z hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule Z hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ DONALD W. SLAGER*                    Director and President (Principal Executive
--------------------------------------------------------    Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Treasurer (Principal Financial Officer and
--------------------------------------------------------    Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ PETER S. HATHAWAY*                   Director
--------------------------------------------------------
                   Peter S. Hathaway

                                                          Director
--------------------------------------------------------
                     David M. Call

                    /s/ JOHN JACOBS                       Director
--------------------------------------------------------
                      John Jacobs

                    /s/ LARA BAUGH*                       Director
--------------------------------------------------------
                       Lara Baugh

                                                          Director
--------------------------------------------------------
                      Donald Haufe

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule AA hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule AA hereto.

                                          By: /s/      CRAIG SEIM
                                            ------------------------------------
                                                         Craig Seim
                                                         President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                     /s/ CRAIG SEIM                       President
--------------------------------------------------------    (Principal Executive Officer, Principal
                       Craig Seim                           Financial Officer and Principal Accounting
                                                            Officer)

                    /s/ PAUL ROSLAND                      Sole Director
--------------------------------------------------------
                      Paul Rosland

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule BB hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule BB hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President
--------------------------------------------------------    (Principal Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                    Director and Treasurer (Principal Financial
--------------------------------------------------------    Officer and Principal Accounting Officer)
                    Thomas P. Martin

                                                          Director
--------------------------------------------------------
                     Steven Forney

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule CC hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule CC hereto.

                                          By: /s/     JO LYNN WHITE
                                            ------------------------------------
                                                       Jo Lynn White
                                                         Secretary


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

                  /s/ ROGER A. RAMSEY*                    Director and President
--------------------------------------------------------    (Principal Executive Officer)
                    Roger A. Ramsey

                 /s/ PETER S. HATHAWAY                    Director and Vice President (Principal
--------------------------------------------------------    Financial
                   Peter S. Hathaway                        Officer and Principal Accounting Officer)

               /s/ THOMAS H. VAN WEELDEN*                 Director
--------------------------------------------------------
                 Thomas H. Van Weelden

               *By: /s/ PETER S. HATHAWAY
  ---------------------------------------------------
                   Peter S. Hathaway
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule DD hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule DD hereto.

                                          By: Allied Waste North America, Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer

                                          By: Browning-Ferris Industries of
                                              Tennessee, Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                             TITLE
                       ---------                                             -----

               /s/ THOMAS H. VAN WEELDEN*                 Director, President and Chief Executive
--------------------------------------------------------  Officer of Allied Waste North America, Inc.
                 Thomas H. Van Weelden                    (Principal Executive Officer)

                 /s/ PETER S. HATHAWAY*                   Director, Vice President and Chief
--------------------------------------------------------  Accounting Officer of Allied Waste North
                   Peter S. Hathaway                      America, Inc. (Principal Accounting Officer)

                  /s/ THOMAS P. MARTIN                    Vice President and Treasurer (Principal
--------------------------------------------------------  Financial Officer) of Allied Waste North
                    Thomas P. Martin                      America, Inc.

                  /s/ STEVEN M. HELM*                     Director, Vice President -- Legal and
--------------------------------------------------------  Corporate Secretary of Allied Waste North
                     Steven M. Helm                       America, Inc.

                 /s/ DONALD W. SLAGER*                    Director and Executive Vice President of
--------------------------------------------------------  Browning Ferris Industries of Tennessee,
                    Donald W. Slager                      Inc. (Principal Executive Officer)

                       SIGNATURE                                             TITLE
                       ---------                                             -----
                  /s/ THOMAS P. MARTIN                    Director and Treasurer of Browning-Ferris
--------------------------------------------------------  Industries of Tennessee, Inc. (Principal
                    Thomas P. Martin                      Financial Officer and Principal Accounting
                                                          Officer)

                   /s/ JAMES E. GRAY*                     Director of Browning-Ferris Industries of
--------------------------------------------------------  Tennessee, Inc.
                     James E. Gray


               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule EE hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule EE hereto.

                                          By: BFI Waste Systems of North
                                          America, Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.



                       SIGNATURE                                             TITLE
                       ---------                                             -----
                 /s/ DONALD W. SLAGER*                    Director and President of BFI Waste Systems
--------------------------------------------------------    of North America, Inc. (Principal
                    Donald W. Slager                        Executive Officer)

                  /s/ THOMAS P. MARTIN                    Director and Treasurer of BFI Waste Systems
--------------------------------------------------------    of North America, Inc. (Principal
                    Thomas P. Martin                        Financial Officer and Principal Accounting
                                                            Officer)

                   /s/ JAMES E. GRAY*                     Director of BFI Waste Systems of North
--------------------------------------------------------    America, Inc.
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule FF hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule FF hereto.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                              TITLE
                       ---------                                              -----

                 /s/ DONALD W. SLAGER*                      Executive Vice President
--------------------------------------------------------    (Principal Executive Officer)
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Treasurer (Principal Financial Officer and
--------------------------------------------------------      Principal Accounting Officer)
                    Thomas P. Martin

                 /s/ DONALD W. SLAGER*                      Director and President of BFI Waste
--------------------------------------------------------    Systems of   North America, Inc., Member
                    Donald W. Slager

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of BFI Waste
--------------------------------------------------------    Systems   of North America, Inc., Member
                    Thomas P. Martin

                   /s/ JAMES E. GRAY*                       Director of BFI Waste Systems of North
--------------------------------------------------------      America, Inc., Member
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule GG hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule GG hereto.

                                          By: Allied Waste Industries (Texas)
                                          Inc.
                                          General Partner

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                              TITLE
                       ---------                                              -----

                 /s/ DONALD W. SLAGER*                      Director and Executive Vice President of
--------------------------------------------------------      Allied Waste Industries (Texas) Inc.
                    Donald W. Slager                          (Principal Executive Officer)

                  /s/ THOMAS P. MARTIN                      Director and Treasurer of Allied Waste
--------------------------------------------------------      Industries (Texas) Inc. (Principal
                    Thomas P. Martin                          Financial Officer and Principal
                                                              Accounting Officer)

                   /s/ JAMES E. GRAY*                       Director of Allied Waste Industries
--------------------------------------------------------      (Texas) Inc.
                     James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, each of the Subsidiary Guarantors listed on Schedule HH hereto has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on August 24, 2001.


                                          On behalf of each Subsidiary Guarantor
                                          listed on Schedule HH hereto.

                                          By: Frontier Waste Services, L.P.
                                          Member

                                          By: Allied Waste Landfill Holdings,
                                          Inc.
                                          General Partner of Frontier Waste
                                          Services, L.P.

                                          By: /s/   THOMAS P. MARTIN
                                            ------------------------------------
                                                      Thomas P. Martin
                                                         Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities indicated on August 24, 2001.


                       SIGNATURE                                              TITLE
                       ---------                                              -----

/s/ DONALD W. SLAGER*                                       Executive Vice President
--------------------------------------------------------      (Principal Executive Officer)
Donald W. Slager

/s/ THOMAS P. MARTIN                                        Treasurer (Principal Financial Officer
--------------------------------------------------------      and Principal Accounting Officer)
Thomas P. Martin

/s/ DONALD W. SLAGER*                                       Director and President of Allied Waste
--------------------------------------------------------      Landfill Holdings, Inc.
Donald W. Slager

/s/ THOMAS P. MARTIN                                        Director and Treasurer of Allied Waste
--------------------------------------------------------      Landfill Holdings, Inc.
Thomas P. Martin

/s/ JAMES E. GRAY*                                          Director of Allied Waste Landfill
--------------------------------------------------------      Holdings, Inc.
James E. Gray

               *By: /s/ THOMAS P. MARTIN
  ---------------------------------------------------
                    Thomas P. Martin
                    Attorney-in-Fact

                                 EXHIBIT INDEX

NUMBER                           DESCRIPTION
------                           -----------
  2.1    Amended and Restated Agreement and Plan of Reorganization
         between Allied Waste Industries, Inc. and Rabanco
         Acquisition Company, Rabanco Acquisition Company Two,
         Rabanco Acquisition Company Three, Rabanco Acquisition
         Company Four, Rabanco Acquisition Company Five, Rabanco
         Acquisition Company Six, Rabanco Acquisition Company Seven,
         Rabanco Acquisition Company Eight, Rabanco Acquisition
         Company Nine, Rabanco Acquisition Company Ten, Rabanco
         Acquisition Company Eleven, and Rabanco Acquisition Company
         Twelve. Exhibit 2.4 to Allied's Quarterly Report on Form
         10-Q for the quarter ended June 30, 1998 is incorporated
         herein by reference.
  2.2    Agreement and Plan of Merger dated as of August 10, 1998 by and among Allied Waste Industries, Inc., AWIN II Acquisition
         Corporation and American Disposal Services, Inc. Exhibit 2
         to Allied's Current Report on Form 8-K filed August 21, 1998 is incorporated herein by reference.
  2.3    Agreement and Plan of Merger dated as of March 7, 1999 by
         and among Allied Waste Industries, Inc., AWIN I Acquisition
         Corporation and Browning-Ferris Industries, Inc. Exhibit 2
         to Allied's Current Report on Form 8-K filed March 16, 1999 is incorporated herein by reference.
  3.1    Amended Certificate of Incorporation of the Company. Exhibit
         3.1 to the Company's Report on Form 10-K for the fiscal year ended December 31, 1996 is incorporated herein by reference.
  3.2    Amended and Restated Bylaws of the Company as of May 13,
         1997. Exhibit 3.2 to the Company's Report on Form 10-Q for
         the quarter ended June 30, 1997 is incorporated herein by
         reference.
3.2(i)   Amendment to the Bylaws of the Company, effective July 30,
         1999. Exhibit 3.2 to Allied's Report on Form 10-K for the
         year ended December 31, 1999 is incorporated herein by
         reference.
  3.3    Amendment to Amended Certificate of Incorporation of the
         Company dated October 15, 1998. Exhibit 3.4 to the Company's
         Report on Form 10-Q for the quarter ended September 30, 1998 is incorporated herein by reference.
  4.1    Sixth Supplemental Indenture relating to the 8 7/8% Senior
         Notes due 2008, dated January 30, 2001, among Allied NA,
         certain guarantors signatory thereto, and U.S. Bank Trust
         National Association, as Trustee. Exhibit 4.1 to Allied's
         Report on Form 10-Q for the quarter ended March 31, 2001 is incorporated herein by reference.
 *4.2    Amendment No. 1 to Sixth Supplemental Indenture relating to the 8 7/8% Senior Notes due 2008, dated as of June 29, 2001, among Allied NA, certain guarantors signatory thereto, and
         U.S. Bank Trust National Association, as Trustee.
  4.3    Form of 8 7/8% Senior Notes due 2008 (included in Exhibit
         4.2).
  4.4    Registration Rights Agreement, dated as of January 30, 2001, by and among the Company, the Guarantors and the initial
         purchasers, relating to the $600 million 8 7/8% Senior
         Secured Notes due 2008. Exhibit 4.3 to Allied's Report on
         Form 10-Q for the quarter ended March 31, 2001 is
         incorporated herein by reference.
  4.5    1991 Incentive Stock Plan of Allied. Exhibit 10.T to
         Allied's Form 10 dated May 14, 1991 is incorporated herein by reference.
  4.6    1991 Non-Employee Director Stock Plan of Allied. Exhibit
         10.U to Allied's Form 10 dated May 14, 1991 is incorporated herein by reference.
  4.7    1993 Incentive Stock Plan of Allied. Exhibit 10.3 to
         Allied's Registration Statement on Form S-l (No. 33-73110)
         is incorporated herein by reference.
  4.8    1994 Amended and Restated Non-Employee Director Stock Option
         Plan of Allied. Exhibit B to Allied's Definitive Proxy
         Statement in accordance with Schedule 14A dated April 28,
         1994 is incorporated herein by reference.

NUMBER                           DESCRIPTION
------                           -----------
  4.9    Amendment to the 1994 Amended and Restated Non-Employee
         Director Stock Option Plan. Exhibit 10.2 to Allied's
         Quarterly Report on Form 10-Q dated August 10, 1995 is
         incorporated herein by reference.
  4.10   Amended and Restated 1994 Incentive Stock Plan. Exhibit 10.1
         to Allied's Quarterly Report on Form 10-Q dated May 31, 1996 is incorporated herein by reference.
  4.11   Amendment No. 1 to the 1991 Incentive Stock Plan dated
         November 1, 1996. Exhibit 4.20 to Allied's Annual Report on
         Form 10-K dated March 31, 1998 is incorporated herein by
         reference.
  4.12   Senior Indenture relating to the 1998 Senior Notes dated as of December 23, 1998, by and among Allied NA and U.S. Bank
         Trust National Association, as Trustee, with respect to the
         1998 Senior Notes and Exchange Notes. Exhibit 4.1 to
         Allied's Registration Statement on Form S-4 (No. 333-70709)
         is incorporated herein by reference.
  4.13   Five Year Series Supplemental Indenture relating to the 1998
         Five Year Notes, dated December 23, 1998, among Allied NA, the Guarantors and the Trustee. Exhibit 4.2 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.14   Form of Series B Five Year Notes (included in Exhibit 4.21).
         Exhibit 4.3 to Allied's Registration Statement on Form S-4
         (No. 333-70709) is incorporated herein by reference.
  4.15   Seven Year Series Supplemental Indenture relating to the
         1998 Seven Year Notes, dated December 23, 1998, among Allied
         NA, the Guarantors and the Trustee. Exhibit 4.4 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.16   Form of Series B Seven Year Notes (included in Exhibit
         4.25). Exhibit 4.5 to Allied's Registration Statement on
         Form S-4 (No. 333-70709) is incorporated herein by
         reference.
  4.17   Ten Year Series Supplemental Indenture relating to the 1998
         Ten Year Notes, dated December 23, 1998, among Allied NA,
         the Guarantors and the Trustee. Exhibit 4.6 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.18   Form of Series B Ten Year Notes. Exhibit 4.7 to Allied's
         Registration Statement on Form S-4 (No. 333-70709) is
         incorporated herein by reference.
  4.19   Fourth Supplemental Indenture relating to the 1998 Senior
         Notes, dated as of July 30, 1999, among Allied NA, certain guarantors signatory thereto, and U.S. Bank Trust National
         Association, as Trustee. Exhibit 4.26 to Allied's Report on
         Form 10-Q for the quarter ended June 30, 2000 is
         incorporated herein by reference.
  4.20   Fifth Supplemental Indenture relating to the 1998 Senior
         Notes, dated as of December 29, 1999, among Allied NA,
         certain guarantors signatory thereto, and U.S. Bank Trust
         National Association, as Trustee. Exhibit 4.27 to Allied's
         Report on Form 10-Q for the quarter ended June 30, 2000 is incorporated herein by reference.
 *4.21   Seventh Supplemental Indenture relating to the 1998 Senior
         Notes and the 8 7/8% Senior Notes due 2008, dated as of June
         29, 2001, among Allied NA, certain guarantors signatory
         thereto, and U.S. Bank Trust National Association, as
         Trustee.
 *4.22   Restated Indenture relating to debt issued by
         Browning-Ferris Industries, Inc., dated September 1, 1991, among BFI and First City, Texas-Houston, National
         Association, as Trustee.
 *4.23   First Supplemental Indenture relating to the debt issued by
         Browning-Ferris Industries, Inc., dated July 30, 1999, among
         Allied, Allied NA, Browning-Ferris Industries, Inc. and
         Chase Bank of Texas, National Association, as Trustee.
  4.24   Collateral Trust Agreement, dated July 30, 1999, among
         Allied NA, certain of its subsidiaries, and The Chase
         Manhattan Bank, as Collateral Trustee. Exhibit 4.4 to
         Allied's Report on Form 10-Q for the quarter ended March 31,
         2001 is incorporated herein by reference.

NUMBER                           DESCRIPTION
------                           -----------
  4.25   Amendment to the Collateral Trust Agreement, dated January
         25, 2001, among Allied NA, certain of its subsidiaries, and
         The Chase Manhattan Bank, as Collateral Trustee. Exhibit 4.5
         to Allied's Report on Form 10-Q for the quarter ended March
         31, 2001 is incorporated herein by reference.
  4.26   Shared Collateral Pledge Agreement, dated July 30, 1999,
         among Allied NA, certain of its subsidiaries, and The Chase
         Manhattan Bank, as Collateral Trustee. Exhibit 4.6 to
         Allied's Report on Form 10-Q for the quarter ended March 31,
         2001 is incorporated herein by reference.
  4.27   Amendment to the Shared Collateral Pledge Agreement, dated
         January 25, 2001, among Allied NA, certain of its
         subsidiaries, and The Chase Manhattan Bank, as Collateral
         Trustee. Exhibit 4.7 to Allied's Report on Form 10-Q for the
         quarter ended March 31, 2001 is incorporated herein by
         reference.
  4.28   Shared Collateral Security Agreement, dated July 30, 1999, among Allied NA, certain of its subsidiaries, and The Chase
         Manhattan Bank, as Collateral Trustee. Exhibit 4.8 to
         Allied's Report on Form 10-Q for the quarter ended March 31,
         2001 is incorporated herein by reference.
  4.29   Amendment to the Shared Collateral Security Agreement, dated
         January 25, 2001, among Allied NA, certain of its
         subsidiaries, and The Chase Manhattan Bank, as Collateral
         Trustee. Exhibit 4.9 to Allied's Report on Form 10-Q for the
         quarter ended March 31, 2001 is incorporated herein by
         reference.
  4.30   Certificate of Designation for Series A Senior Convertible
         Preferred Stock. Exhibit 4.1 to Allied's current report on
         Form 8-K dated August 10, 1999 is incorporated herein by
         reference.
  4.31   Certificate of Designation for Series B Junior Preferred
         Stock. Exhibit 4.2 to Allied's current report on Form 8-K
         dated August 10, 1999 is incorporated herein by reference.
  4.32   Subordinated Indenture, dated July 30, 1999, among Allied
         NA, certain guarantors signatory thereto, and U.S. Bank
         Trust National Association, as Trustee, regarding the 10%
         Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.1
         to Allied's Registration Statement on Form S-4 (No.
         333-91539) is incorporated herein by reference.
  4.33   First Supplemental Indenture, dated July 30, 1999 among
         Allied NA, certain subsidiaries of Allied NA and U.S. Bank
         Trust, National Association, as Trustee, regarding 10%
         Senior Subordinated Notes due 2009 of Allied NA. Exhibit 4.3
         to Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
  4.34   Second Supplemental Subordinated Indenture relating to the
         10% Senior Subordinated Notes due 2009 of Allied NA, dated
         December 29, 1999, among Allied NA, certain guarantors
         signatory thereto, and U.S. Bank Trust National Association, as Trustee. Exhibit 4.2 to Allied's Registration Statement
         on Form S-4 (No. 333-91539) is incorporated herein by
         reference.
  4.35   Form of 10% Series B Senior Subordinated Notes due 2009
         (included in Exhibit 4.25) is incorporated herein by
         reference.
  4.36   Rights Agreement, dated as of May 25, 2000, between Allied and American Stock Transfer & Trust Company, as Rights
         Agent. Exhibit 1 to Allied's Registration Statement on Form
         8-A filed May 31, 2000 is incorporated herein by reference.
 *5.1    Opinion of Fried, Frank, Harris, Shriver & Jacobson, as to
         the legality of the securities, dated June 29, 2001.
 10.1    Purchase Agreement dated January 25, 2001, by and among the
         Company, the Guarantors and the initial purchasers, with
         respect to the $600 million 8 7/8% Senior Secured Notes due
         2008. Exhibit 10.1 to Allied's Report on Form 10-Q for the
         quarter ended March 31, 2001 is incorporated herein by
         reference.

NUMBER                           DESCRIPTION
------                           -----------
 10.2    Securities Purchase Agreement dated April 21, 1997 between
         Apollo Investment Fund III, L.P., Apollo Overseas Partners
         III, L.P., and Apollo (U.K.) Partners III, L.P.; Blackstone
         Capital Partners II Merchant Banking Fund L.P., Blackstone
         Offshore Capital Partners II L.P. and Blackstone Family
         Investment Partnership II L.P.; Laidlaw Inc. and Laidlaw
         Transportation, Inc.; and Allied Waste Industries, Inc.
         Exhibit 10.1 to Allied's Report on Form 10-Q for the quarter ended March 31, 1997 is incorporated herein by reference.
 10.3    Executive Employment Agreement between Allied and Thomas H.
         Van Weelden dated January 1, 1999. Exhibit 10.9 to Allied's
         Report on Form 10-Q for the quarter ended March 31, 1999 is incorporated herein by reference.
 10.4    Executive Employment Agreement between Allied and Larry D.
         Henk dated June 6, 1997. Exhibit 10.4 to Allied's Report on
         Form 10-Q for the quarter ended June 30, 1997 is
         incorporated herein by reference.
 10.5    Executive Employment Agreement between Allied and Steven M.
         Helm dated June 6, 1997. Exhibit 10.5 to Allied's Report on
         Form 10-Q for the quarter ended June 30, 1997 is
         incorporated herein by reference.
 10.6    Executive Employment Agreement between Allied and Donald W.
         Slager dated January 1, 1999. Exhibit 10.12 to Allied's
         Report on Form 10-Q for the quarter ended March 31, 1999 is incorporated herein by reference.
 10.7    Executive Employment Agreement between Allied and Peter S.
         Hathaway dated June 6, 1997. Exhibit 10.14 to Allied's
         Report on Form 10-K for the year ended December 31, 1997 is incorporated herein by reference.
 10.8    Executive Employment Agreement between Allied and Michael G.
         Hannon dated June 6, 1997. Exhibit 10.15 to Allied's Report on Form 10-K for the year ended December 31, 1997 is
         incorporated herein by reference.
 10.9    Registration Rights Agreement, dated as of July 30, 1999, by and among Allied, the Guarantors and the initial purchasers, relating to the $2,000,000,000 10% Senior Subordinated Notes due 2009. Exhibit 10.3 to Allied's Current Report on Form
         8-K dated August 10, 1999 is incorporated herein by
         reference.
 10.10   Purchase Agreement dated July 27, 1999, by and among Allied, the Guarantors and the initial purchasers, with respect to the $2,000,000,000 10% Senior Subordinated Notes due 2009.
         Exhibit 10.4 to Allied's Current Report on Form 8-K dated
         August 10, 1999 is incorporated herein by reference.
 10.11   Credit Facility dated as of July 21, 1999. Exhibit 10.1 to
         Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
 10.12   Non-Shared Collateral Security Agreement, dated July 30,
         1999, among Allied, Allied NA, certain of its subsidiaries, and The Chase Manhattan Bank, as Collateral Agent. Exhibit
         10.2 to Allied's Report on Form 10-Q for the quarter ended
         March 31, 2001 is incorporated herein by reference.
 10.13   Non-Shared Collateral Pledge Agreement, dated July 30, 1999, among Allied, Allied NA, certain of its subsidiaries, and
         The Chase Manhattan Bank, as Collateral Agent. Exhibit 10.3
         to Allied's Report on Form 10-Q for the quarter ended March
         31, 2001 is incorporated herein by reference.
 10.14   Second Amended and Restated Shareholders Agreement, dated as of July 30, 1999, between Allied and the purchasers of the
         Series A Senior Convertible Preferred Stock and related
         parties. Exhibit 10.2 to Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.
 10.15   Amended and Restated Registration Rights Agreement dated as of July 30, 1999, between Allied and the purchasers of the
         Series A Senior Convertible Preferred Stock and related
         parties. Exhibit 10.3 to Allied's current report on Form 8-K dated August 10, 1999 is incorporated herein by reference.

NUMBER                           DESCRIPTION
------                           -----------
 12.1    Ratio of earnings to fixed charges and preferred stock
         dividends. Exhibit 12 to Allied's Report on Form 10-K for
         the fiscal year ended December 31, 2000 is incorporated
         herein by reference.
*23.1    Consent of Fried, Frank, Harris, Shriver & Jacobson
         (included in Exhibit 5.1)
+23.2    Consent of Arthur Andersen LLP.
 24.1    Powers of Attorney (included in the signature pages to this
         Registration Statement).
*25.1    Statement of Eligibility and Qualification of Trustee on
         Form T-1 of U.S. Bank Trust National Association under the
         Trust Indenture Act of 1939.
*99.1    Form of Letter of Transmittal, with respect to outstanding notes and exchange notes.
*99.2    Form of Notice of Guaranteed Delivery, with respect to
         outstanding notes and exchange notes.
*99.3    Form of Instructions to Registered Holder and/or Book-Entry
         Transfer Facility Participant From Beneficial Owners.
*99.4    Letter to Our Clients.
  *      Previously filed.
  +      Filed herewith.